================================================================================

                                  $245,000,000

                           THIRD AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                           Dated as of March 19, 2004

                                      Among

                        AMERICAN TIRE DISTRIBUTORS, INC.
                            THE SPEED MERCHANT, INC.
                             T.O. HAAS HOLDING CO., INC.
                             T.O. HAAS TIRE COMPANY, INC.
                                 (the Borrowers)

                                       and

                        THE FINANCIAL INSTITUTIONS PARTY
                            HERETO FROM TIME TO TIME
                                  (the Lenders)

                                       and

                            FLEET CAPITAL CORPORATION
                           (the Administrative Agent)

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                             (the Syndication Agent)

                                       and

                       THE CIT GROUP/BUSINESS CREDIT, INC.
                            (the Documentation Agent)

                             FLEET SECURITIES, INC.

                                 (the Arranger)

================================================================================

                               TABLE OF CONTENTS(1)

                                                                                                               Page
ARTICLE 1 DEFINITIONS.....................................................................................       2

   SECTION 1.1     Definitions............................................................................       2
   SECTION 1.2     General Interpretive Rules.............................................................      32
   SECTION 1.3     Exhibits and Schedules.................................................................      34

ARTICLE 2 REVOLVING CREDIT FACILITY.......................................................................      35

   SECTION 2.1     Revolving Credit Loans.................................................................      35
   SECTION 2.2     Manner of Borrowing....................................................................      35
   SECTION 2.3     Repayment..............................................................................      37
   SECTION 2.4     Notes..................................................................................      37
   SECTION 2.5     Notice of Adjustments to Eligibility Criteria, Imposition of Additional Reserves
                   Against Borrowing Base, Etc....................................                              37

   SECTION 2.6     Valuation of Inventory.................................................................      38

ARTICLE 2A SWINGLINE FACILITY.............................................................................      39

   SECTION 2A.1    Swingline Loans........................................................................      39
   SECTION 2A.2    Making Swingline Loans.................................................................      39
   SECTION 2A.3    Repayment of Swingline Loans...........................................................      39
   SECTION 2A.4    Prepayment.............................................................................      39
   SECTION 2A.5    Swingline Note.........................................................................      39
   SECTION 2A.6    Settlement with Other Lenders..........................................................      40

ARTICLE 3 LETTER OF CREDIT GUARANTEES.....................................................................      41

   SECTION 3.1     Agreement to Issue.....................................................................      41
   SECTION 3.2     Amounts................................................................................      41
   SECTION 3.3     Conditions.............................................................................      41
   SECTION 3.4     Issuance of Letter of Credit Guarantees................................................      41
   SECTION 3.5     Duties of FCC..........................................................................      42
   SECTION 3.6     Payment of Reimbursement Obligations...................................................      42
   SECTION 3.7     Participations.........................................................................      43
   SECTION 3.8     Indemnification, Exoneration...........................................................      44
   SECTION 3.9     Supporting Letter of Credit; Cash Collateral Account...................................      45

ARTICLE 4 GENERAL LOAN PROVISIONS.........................................................................      47

   SECTION 4.1     Interest...............................................................................      47
   SECTION 4.2     Certain Fees...........................................................................      48

-----------------------

(1) This Table of Contents is included for reference purposes only and does not constitute part of the Third Amended and Restated Loan and Security Agreement.

   SECTION 4.3     Manner of Payment......................................................................      49
   SECTION 4.4     General................................................................................      49
   SECTION 4.5     Loan Accounts; Statements of Account...................................................      49
   SECTION 4.6     Reduction of Commitments; Termination of Agreement.....................................      50
   SECTION 4.7     Making of Loans........................................................................      51
   SECTION 4.8     Settlement Among Lenders...............................................................      52
   SECTION 4.9     Mandatory Prepayments..................................................................      55
   SECTION 4.10    Payments Not at End of Interest Period; Failure to Borrow..............................      55
   SECTION 4.11    Notice of Conversion or Continuation...................................................      55
   SECTION 4.12    Conversion or Continuation.............................................................      55
   SECTION 4.13    Duration of Interest Periods; Maximum Number of Eurodollar Rate Loans; Minimum
                   Increments.............................................................................      56
   SECTION 4.14    Changed Circumstances..................................................................      56
   SECTION 4.15    Cash Collateral Account; Investment Accounts...........................................      57
   SECTION 4.16    Allocation of Payments from Borrowers..................................................      58
   SECTION 4.17    Borrowers' Representative..............................................................      59
   SECTION 4.18    Joint and Several Liability............................................................      59
   SECTION 4.19    Obligations Absolute...................................................................      59
   SECTION 4.20    Waiver of Suretyship Defenses..........................................................      60

ARTICLE 5 CONDITIONS PRECEDENT............................................................................      61

   SECTION 5.1     Conditions Precedent to Effectiveness of Agreement.....................................      61
   SECTION 5.2     All Loans; Letters of Credit...........................................................      63
   SECTION 5.3     Conditions as Covenants................................................................      64

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BORROWERS.....................................................      65

   SECTION 6.1     Representations and Warranties.........................................................      65
   SECTION 6.2     Survival of Representations and Warranties, Etc........................................      72

ARTICLE 7 SECURITY INTEREST...............................................................................      73

   SECTION 7.1     Security Interest......................................................................      73
   SECTION 7.2     Continued Priority of Security Interest................................................      74

ARTICLE 8 COLLATERAL COVENANTS............................................................................      75

   SECTION 8.1     Collection of Receivables..............................................................      75
   SECTION 8.2     Verification and Notification..........................................................      76
   SECTION 8.3     Disputes, Returns and Adjustments......................................................      76
   SECTION 8.4     Invoices...............................................................................      77
   SECTION 8.5     Delivery of Instruments................................................................      77
   SECTION 8.6     Sales of Inventory.....................................................................      77
   SECTION 8.7     Ownership and Defense of Title.........................................................      77
   SECTION 8.8     Insurance..............................................................................      78
   SECTION 8.9     Location of Offices and Collateral.....................................................      78
   SECTION 8.10    Records Relating to Collateral.........................................................      79
   SECTION 8.11    Inspection.............................................................................      79
   SECTION 8.12    Information and Reports................................................................      80

   SECTION 8.13    Power of Attorney......................................................................      80

ARTICLE 9 AFFIRMATIVE COVENANTS...........................................................................      82

   SECTION 9.1     Preservation of Corporate Existence and Similar Matters................................      82
   SECTION 9.2     Compliance with Applicable Law.........................................................      82
   SECTION 9.3     Maintenance of Property................................................................      82
   SECTION 9.4     Conduct of Business....................................................................      82
   SECTION 9.5     Insurance..............................................................................      82
   SECTION 9.6     Payment of Taxes and Claims............................................................      82
   SECTION 9.7     Accounting Methods and Financial Records...............................................      83
   SECTION 9.8     Use of Proceeds........................................................................      83
   SECTION 9.9     Hazardous Waste and Substances; Environmental Requirements.............................      83
   SECTION 9.10    Additional Borrowers...................................................................      83
   SECTION 9.11    Compliance with Senior Note Indenture..................................................      84

ARTICLE 10 INFORMATION....................................................................................      85

   SECTION 10.1    Financial Statements...................................................................      85
   SECTION 10.2    Accountants' Certificate...............................................................      85
   SECTION 10.3    Officers' Certificates.................................................................      86
   SECTION 10.4    Copies of Other Reports................................................................      86
   SECTION 10.5    Notice of Litigation and Other Matters.................................................      87
   SECTION 10.6    ERISA..................................................................................      87

ARTICLE 11 NEGATIVE COVENANTS.............................................................................      88

   SECTION 11.1    Minimum Fixed Charge Coverage..........................................................      88
   SECTION 11.2    Debt...................................................................................      88
   SECTION 11.3    Guarantees.............................................................................      89
   SECTION 11.4    Investments and Acquisitions...........................................................      89
   SECTION 11.5    Capital Expenditures...................................................................      90
   SECTION 11.6    Restricted Distributions and Payments, Etc.............................................      90
   SECTION 11.7    Merger, Consolidation and Sale of Assets...............................................      92
   SECTION 11.8    Transactions with Affiliates...........................................................      92
   SECTION 11.9    Liens..................................................................................      92
   SECTION 11.10   Amendments of Other Agreements.........................................................      93
   SECTION 11.11   Commingling............................................................................      93
   SECTION 11.12   Anti-Terrorism Laws....................................................................      93

ARTICLE 12 DEFAULT........................................................................................      94

   SECTION 12.1    Events of Default......................................................................      94
   SECTION 12.2    Remedies...............................................................................      96
   SECTION 12.3    Application of Proceeds................................................................      98
   SECTION 12.4    Power of Attorney......................................................................      99
   SECTION 12.5    Miscellaneous Provisions Concerning Remedies...........................................      99
   SECTION 12.6    Trademark License......................................................................     100

ARTICLE 13 ASSIGNMENTS....................................................................................     101

   SECTION 13.1    Successors and Assigns; Participations.................................................     101
   SECTION 13.2    Representation of Lenders..............................................................     103

ARTICLE 14 AGENT..........................................................................................     104

   SECTION 14.1    Appointment of Administrative Agent....................................................     104
   SECTION 14.2    Delegation of Duties...................................................................     104
   SECTION 14.3    Exculpatory Provisions.................................................................     104
   SECTION 14.4    Reliance by Administrative Agent.......................................................     104
   SECTION 14.5    Notice of Default......................................................................     105
   SECTION 14.6    Non-Reliance on Administrative Agent and Other Lenders.................................     105
   SECTION 14.7    Indemnification........................................................................     106
   SECTION 14.8    Administrative Agent in Its Individual Capacity........................................     107
   SECTION 14.9    Successor Administrative Agent.........................................................     107
   SECTION 14.10   Notices from Administrative Agent to Lenders...........................................     108
   SECTION 14.11   Declaring Events of Default............................................................     108
   SECTION 14.12   Syndication Agent and Documentation Agent..............................................     108
   SECTION 14.13   No Reliance on Administrative Agent's Customer Identification Program..................     108
   SECTION 14.14   USA Patriot Act........................................................................     109

ARTICLE 15 MISCELLANEOUS..................................................................................     110

   SECTION 15.1    Notices................................................................................     110
   SECTION 15.2    Expenses...............................................................................     111
   SECTION 15.3    Stamp and Other Taxes..................................................................     112
   SECTION 15.4    Setoff.................................................................................     112
   SECTION 15.5    Consent to Advertising and Publicity...................................................     113
   SECTION 15.6    Reversal of Payments...................................................................     113
   SECTION 15.7    Injunctive Relief......................................................................     113
   SECTION 15.8    Accounting Matters.....................................................................     113
   SECTION 15.9    Amendments.............................................................................     113
   SECTION 15.10   Assignment.............................................................................     115
   SECTION 15.11   Performance of Borrowers' Duties.......................................................     115
   SECTION 15.12   Indemnification........................................................................     116
   SECTION 15.13   All Powers Coupled with Interest.......................................................     116
   SECTION 15.14   Survival...............................................................................     116
   SECTION 15.15   Titles and Captions....................................................................     116
   SECTION 15.16   Severability of Provisions.............................................................     116
   SECTION 15.17   Governing Law; Waiver of Jury Trial....................................................     117
   SECTION 15.18   Counterparts...........................................................................     117
   SECTION 15.19   Reproduction of Documents..............................................................     117
   SECTION 15.20   Term of Agreement......................................................................     118
   SECTION 15.21   Increased Capital......................................................................     118
   SECTION 15.22   Pro-Rata Participation.................................................................     118
   SECTION 15.23   Net Payments...........................................................................     119
   SECTION 15.24   Effect of Effectiveness of this Agreement..............................................     121
   SECTION 15.25   Confidentiality........................................................................     121

ANNEX A           COMMITMENTS
ANNEX B           PRICING MATRIX

EXHIBIT A-1       FORM OF THIRD AMENDED AND RESTATED PROMISSORY NOTE
EXHIBIT A-2       FORM OF SWINGLINE NOTE
EXHIBIT B         FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C         FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT D         FORM OF COMPLIANCE CERTIFICATE
EXHIBIT E         FORM OF JOINDER AGREEMENT
EXHIBIT F         FORM OF VENDOR LIEN SUBORDINATION AGREEMENT

Schedule 1.1A     Permitted Investments
Schedule 1.1B     Clearing Banks
Schedule 1.1C     Excluded Property
Schedule 6.1(a) Jurisdictions in Which Borrowers are Qualified as Foreign Corporations
Schedule 6.1(b)   Capitalization
Schedule 6.1(c)   Subsidiaries; Ownership of Stock
Schedule 6.1(f)   Business of Borrowers
Schedule 6.1(g)   Governmental Approvals
Schedule 6.1(h)   Title to Properties
Schedule 6.1(i)   Liens
Schedule 6.1(j)   Debt and Guarantees
Schedule 6.1(k)   Litigation
Schedule 6.1(l)   Tax Matters
Schedule 6.1(m)   Burdensome Provisions
Schedule 6.1(p)   ERISA
Schedule 6.1(t)   Location of Offices and Receivables
Schedule 6.1(u)   Location of Inventory
Schedule 6.1(v)   Corporate and Fictitious Names
Schedule 6.1(y)   Employee Relations
Schedule 6.1(aa)  Trade Names
Schedule 6.1(bb)  Bank Accounts
Schedule 6.1(dd)  Real Property
Schedule 11.8     Affiliate Transactions

                                      -V-

                           THIRD AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

         THIS THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made as of March 19, 2004, by and among AMERICAN TIRE DISTRIBUTORS, INC., a Delaware corporation ("American Tire"), THE SPEED MERCHANT, INC., a California corporation ("Speed Merchant"), T.O. HAAS HOLDING CO., INC., a Nebraska corporation ("Haas Holding"), T.O. HAAS TIRE COMPANY, INC., a Nebraska corporation ("Haas Tire"; American Tire, Speed Merchant, Haas Holding and Haas Tire are collectively referred to herein as "Borrowers" and individually as a "Borrower"), the financial institutions party to this Agreement from time to time as the Lenders ("Lenders"), WACHOVIA BANK, NATIONAL ASSOCIATION, as syndication agent (together with its successors in such capacity, "Syndication Agent"), The CIT Group/Business Credit, Inc., as documentation agent (together with its successors in such capacity, "Documentation Agent"), and FLEET CAPITAL CORPORATION, as administrative and collateral agent for the Lenders (together with its successors and assigns in such capacity, "Administrative Agent").

                              PRELIMINARY STATEMENT

         Fleet Capital Corporation, Wachovia Bank, National Association, Transamerica Business Capital Corporation, Standard Federal Bank National Association (formerly known as Michigan National Bank, as successor in interest to Mellon Bank, N.A.), and The CIT Group/Business Credit, Inc. (the "Existing Lenders"), American Tire and Speed Merchant are parties to a certain Second Amended and Restated Loan and Security Agreement dated as of March 6, 2000 (as amended to date, the "Existing Loan Agreement").

         At the request of American Tire and Speed Merchant, the parties to the Existing Loan Agreement have agreed to increase the amount available to be borrowed on a revolving credit basis, add Haas Holding and Haas Tire as co-Borrowers hereunder, modify certain covenants and make certain other changes to the Existing Loan Agreement or under any of the other Loan Documents.

         For the convenience of the parties and in order to effect such increase, additions, modifications and other changes, the parties hereto have agreed to amend and restate the Existing Loan Agreement in its entirety as hereinafter set forth, upon and subject to all of the terms, conditions and provisions hereof. This amendment and restatement is not intended to be, and shall not be deemed or construed as, a repayment or novation of the Debt outstanding under the Existing Loan Agreement.

         Accordingly, in consideration of the Existing Loan Agreement, the financial accommodations outstanding thereunder, the mutual promises hereinafter set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1 Definitions. For the purposes of this Agreement:

                  "ACH Transfer" means and refers to the transfer of funds within or between financial institutions using electronic credits and debits in accordance with banking procedures promulgated by the National Automated Clearing House Association or any related regional association.

                  "Account" shall have the meaning ascribed to such term in the UCC.

                  "Account Debtor" means a Person who is obligated on a Receivable.

                  "Acquire" or "Acquisition", as applied to any Business Unit or Investment, means the acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

                  "Acquired Debt" means Debt of a Person that becomes a Consolidated Subsidiary after the Effective Date or is otherwise Acquired by a Borrower after the Effective Date and Debt secured by property included in a Business Unit Acquired by a Borrower after the Effective Date, which Debt is not revolving credit Debt and which was outstanding immediately prior to such Acquisition but was not incurred or created in contemplation of such Acquisition.

                  "Additional Reserves" means reserves (other than the Letter of Credit Reserve, the Rent Reserve or the Dilution Reserve) against the Borrowing Base established by the Administrative Agent from time to time in the exercise of its reasonable credit judgment.

                  "Administrative Agent" means FCC and any successor agent appointed pursuant to SECTION 14.9 hereof.

                  "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of SECTION 15.1.

                  "Affiliate" (and with corollary meaning, "Affiliated") means, with respect to a Person, (a) any partner, officer, shareholder (if holding more than ten percent (10%) of the outstanding shares of capital stock of such Person), member, director, manager or managing agent of such Person, (b) any spouse, parents, siblings, children or grandchildren of such Person, and (c) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or partnership or other voting interest of such Person or any Subsidiary of such Person, or
(iii) ten percent (10%) or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other voting interest, by contract or otherwise. So long as it is not a holder, beneficially or of record, of issued and outstanding shares of common stock of American Tire or otherwise in control of American Tire, The 1818 Mezzanine Fund, L.P. will not be deemed to be an Affiliate of American Tire by reason of its holding the Warrant.

                  "Agency Account" means an account of a Borrower maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

                  "Agency Account Agreement" means an agreement among a Borrower, the Administrative Agent and a Clearing Bank, in form and substance satisfactory to the Administrative Agent, concerning the collection and transfer of payments which represent the proceeds of Receivables or of any other Collateral.

                  "Agents" means each of the Administrative Agent, the Syndication Agent and the Documentation Agent.

                  "Agreement" means and includes this Third Amended and Restated Loan and Security Agreement, including all Schedules, Exhibits and other attachments hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

                  "Agreement Date" means the date as of which this Agreement is dated.

                  "American Tire" has the meaning specified in the introductory paragraph of this Agreement.

                  "American Tire Pledge Agreement" means the Stock Pledge Agreement dated on or about the Effective Date between American Tire and the Administrative Agent, pursuant to which American Tire pledges to the Administrative Agent all of the issued and outstanding capital stock of Speed Merchant and Haas Holding as security for its obligations under this Agreement and the other Loan Documents.

                  "Anti-Terrorism Laws" means any laws relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

                  "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including Environmental Laws.

                  "Applicable Margin" means as to each Type of Loan, the Tier III percentage rate per annum set forth under the appropriate caption on the pricing matrix attached hereto as ANNEX B, subject to quarterly adjustment as follows: On each Margin Adjustment Date occurring after the end of the third Fiscal Quarter of Fiscal Year 2004, such percentages will be adjusted to the percentages that correspond to the Leverage Ratio reflected in the financial statements and related compliance certificate most recently delivered, PROVIDED that no Default or Event of Default has occurred and is continuing. For purposes hereof, "Margin Adjustment Date" means the first day of a calendar month that is at least 10 days after the date on which (i) monthly financial statements for American Tire and its Consolidated Subsidiaries and the related compliance certificate are delivered for each of the first three Fiscal Quarters of each Fiscal Year in accordance with the provisions of SECTIONS 10.1(B) and 10.3, and
(ii) annual financial statements for American Tire and its Consolidated Subsidiaries and the related compliance certificate are delivered for each Fiscal Year in accordance with the provisions of SECTIONS 10.1(A) and 10.3.

                  "Assignment and Acceptance" means an assignment and acceptance agreement in the form attached hereto as EXHIBIT C assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to
SECTION 13.1.

                  "B/F Subordination Agreement" means the Amended and Restated Subordination Agreement dated November 6, 2002, among Bridgestone/Firestone, the Administrative Agent and the Borrowers, which amended and restated in its entirety that certain Subordination Agreement dated August 14, 2001.

                  "B/F Transaction Documents" means, collectively, the Note Issuance and Security Agreement dated as of March 1, 2002, between Bridgestone/Firestone and American Tire, and the Note, Security Agreement, and Warrant referred to therein, the B/F Subordination Agreement and any certificates, instruments, opinions and other documents delivered in connection with the consummation of the transactions contemplated by said Note Issuance and Security Agreement, in each case as amended, supplemented or modified in accordance with SECTION 11.10 of this Agreement.

                  "Bank" means Fleet National Bank, a national banking association, and its successors and assigns.

                  "Banking Relationship Debt" means Debt or other obligations of a Borrower to Bank or and any Lender (or any Affiliate of Bank or any Lender) arising out of or relating to (i) demand deposit and operating account relationships between such Borrower and Bank or any Lender (or any Affiliate of Bank or any Lender) or any cash management services provided to such Borrower or any of its Subsidiaries, including any obligations under Cash Management Agreements (but excluding any assets or investment property of American Tire Distributors, Inc. Deferred Compensation Program), and (ii) Interest Rate Protection Agreements or other Hedging Agreements with Bank or any Lender (or any Affiliate of Bank or any Lender).

                  "Base Rate" means at any time a fluctuating interest rate per annum equal to the greater of (i) the rate of interest announced or quoted from time to time by the Bank as its prime rate for commercial loans, which rate might not be the lowest rate charged by the Bank, and, if such prime rate for commercial loans is discontinued by the Bank as a standard, a comparable reference rate designated by the Bank as a substitute therefor shall be the Base Rate, and (ii) the Federal Funds Rate plus 1/2 of 1% per annum.

                  "Base Rate Loan" means each Borrowing of Loans bearing interest determined with reference to the Base Rate on the same day and a specified principal amount of such Loans outstanding and any Non-Ratable Loan.

                  "Base Rate Revolving Credit Loan" means each Base Rate Loan outstanding under the Revolving Credit Facility.

                  "Benefit Plan" means an "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which a Borrower or any Related Company is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

                  "Blocked Person" has the meaning set forth in SECTION 6.1(EE).

                  "Borrower" and "Borrowers" have the meanings specified in the introductory paragraph of this Agreement.

                  "Borrowing" means Loans of the same Type hereunder made (or continued or converted) by the Lenders Ratably on the same date, and, in the case of Eurodollar Rate Loans, for the same Interest Period.

                  "Borrowing Base" means at any time an amount equal to the lesser of:

                  (a)      the aggregate Commitments, MINUS the sum of

                           (i)      the Letter of Credit Reserve, PLUS

                           (ii)     the Rent Reserve, PLUS

                           (iii)    any Additional Reserves, and

                  (b)      an amount equal to

                           (i)      85% of the face value of Eligible
                  Receivables due and owing at such time, PLUS

                           (ii)     the lesser of:

                                    (A)      the sum of (1) the lesser of (x)
                           65% of the Value of Eligible Inventory (other than Eligible Subordinated Vendor Inventory) consisting of tires at such time, and (y) the NOLV Percentage of the Value of Eligible Inventory (other than Eligible Subordinated Vendor Inventory) consisting of tires at such time, PLUS (2) the least of (x) 65% of the Value of Eligible Subordinated Vendor Inventory consisting of tires at such time, (y) the NOLV Percentage of the Value of Eligible Subordinated Vendor Inventory consisting of tires at such time, and (z) $25,000,000, and

                                    (B)      $120,000,000, PLUS

                           (iii)    the lesser of:

                                    (A)      the lesser of (1) 50% of the Value
                           of Eligible Inventory other than tires at such time, and (2) the NOLV Percentage of the Value of Eligible Inventory other than tires at such time, and

                                    (B)      $25,000,000, MINUS

                           (iv)     the sum of

                                    (A)      the Letter of Credit Reserve, PLUS

                                    (B)      the Rent Reserve, PLUS

                                    (C)      the Dilution Reserve, PLUS

                                    (D)      any Additional Reserves.

                  "Borrowing Base Certificate" means a certificate in the form attached hereto as EXHIBIT B or in such other form as the Borrowers and the Administrative Agent may agree.

                  "Bridgestone/Firestone" means Bridgestone/Firestone North American Tire, LLC, a Delaware limited liability company and successor by merger to Bridgestone/Firestone, Inc., an Ohio corporation.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia, Charlotte, North Carolina, Boston, Massachusetts or Glastonbury, Connecticut are authorized to close and, when used with respect to Eurodollar Rate Loans, means any such day on which dealings in Dollar deposits are carried on in the London interbank market.

                  "Business Unit" means assets constituting a business, whether all of the assets of any Person or the assets of a division or operating unit of any Person.

                  "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than Inventory or assets that constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

                  "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Cash Collateral" means collateral consisting of cash or, if acceptable to the Administrative Agent, Cash Equivalents, in each case on which the Administrative Agent, for the benefit of itself as Administrative Agent and the other Secured Parties, has a first priority Lien.

                  "Cash Collateral Account" means a special interest-bearing deposit account consisting of cash maintained by the Administrative Agent in the name of American Tire but under the sole dominion and control of the Administrative Agent, for the benefit of itself as Administrative Agent and for the benefit of the other Secured Parties, established pursuant to the provisions of SECTION 4.15(A) for purposes set forth therein.

                  "Cash Equivalents" means

                  (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                  (b) commercial paper maturing no more than one year from the date issued and, at the time of acquisition thereof, rated at least A-1 by S&P or at least P-1 by Moody's;

                  (c) certificates of deposit or bankers' acceptances issued in Dollar denominations and maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000 and, unless issued by a Lender, not subject to set-off or offset rights in favor of such bank arising from any banking relationship with such bank;

                  (d) units or other interests in funds invested solely in instruments described in CLAUSES (A), (B) and (C); and

                  (e) repurchase agreements in form and substance and for amounts satisfactory to the Administrative Agent.

                  "Cash Management Agreement" means any agreement entered into from time to time between any Borrower or any of its Subsidiaries, on the one hand, and Bank or any Lender or any of their Affiliates on the other, in connection with cash management services for collections and for operating, payroll and trust accounts of such Borrower or its Subsidiaries provided by Bank or any Lender or any of their Affiliates, including ACH Transfer services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

                  "Change of Control" means the first to occur of any of the following:

                  (A) American Tire shall cease to own, directly or indirectly, 100% of the issued and outstanding stock of each other Borrower (except to the extent permitted by Section 11.7(c));

                  (B) the sale (including by merger, consolidation or sale of stock of subsidiaries or any other method) of all or substantially all of the assets of American Tire and its Consolidated Subsidiaries (taken as a whole) to any Person not directly or indirectly controlled by the holders of at least 50% of the Combined Voting Power of the then outstanding shares of capital stock of American Tire(excluding shares owned by employees of American Tire as of the date of determination);

                  (C) at any time prior to the consummation of an initial public offering of Class A Common Stock of American Tire or other common stock of American Tire having the voting power to elect directors, a transaction (except pursuant to such initial public offering) resulting in the Principal Shareholders owning, collectively, less than 50% of the Combined Voting Power of the then outstanding shares of capital stock of American Tire (excluding shares owned by employees of American Tire as of the date of determination);

                  (D) at any time after the consummation of an initial public offering of Class A Common Stock of American Tire or other common stock of American Tire having the voting power to elect directors, the acquisition (except pursuant to such initial public offering) by any Person (other than the Principal Shareholders) not directly or indirectly controlled by American Tire's stockholders of more than 30% of the Combined Voting Power of the then outstanding shares of capital stock of American Tire (excluding shares owned by employees of American Tire as of the date of determination);

                  (E) individuals serving as directors of American Tire on the date hereof and who were nominated or selected to serve as directors by one or more Principal Shareholders (together with any new directors whose election was approved by a vote of (x) such individuals or directors whose election was previously so approved or (y) Principal Shareholders holding a majority of the aggregate voting power of the capital stock of American Tire held by all Principal Shareholders) cease for any reason to constitute a majority of the Board of Directors of American Tire;

                  (F) the adoption of a plan relating to the liquidation or dissolution of American Tire in connection with an equity investment or sale or a business combination transaction; or

                  (G) any other event or transaction that the Board of Directors of American Tire deems to be a Change in Control.

                  "Chattel Paper" has the meaning ascribed to such term in the UCC.

                  "CIP Regulations" has the meaning set forth in SECTION 14.13.

                  "CIT" means The CIT Group/Business Credit, Inc., a New York corporation, and its successors and assigns.

                  "Clearing Bank" means each bank listed on SCHEDULE 1.1B - CLEARING BANKS and any other banking institution with which an Agency Account has been established pursuant to an Agency Account Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means and includes all of each Borrower's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

                  (a)      all Accounts;

                  (b) all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);

                  (c)      all Documents;

                  (d) all Inventory including (i) all goods intended for sale or lease or for display or demonstration, (ii) all work in process, and
(iii) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or services or otherwise used or consumed in the conduct of business;

                  (e)      all Instruments;

                  (f)      all Supporting Obligations;

                  (g)      all Letter of Credit Rights;

                  (h) all Commercial Tort Claims relating to the Collateral;

                  (i) all General Intangibles related to any of the Collateral (including Intellectual Property but excluding tax refunds and insurance proceeds that are not proceeds of any of the Collateral);

                  (j)      all Deposit Accounts;

                  (k)      all Investment Property;

                  (l) all cash or other property deposited with the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender or which the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Loan Documents or any agreement relating to any Letter of Credit, including amounts on deposit in the Cash Collateral Account;

                  (m) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof; and

                  (n) any and all products and cash and non-cash proceeds of the foregoing (including any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including cash, negotiable instruments and other instruments for the payment of money, Chattel Paper, security agreements and other documents, PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained herein, the following property of each Borrower shall not constitute "Collateral" hereunder (hereinafter, the "Excluded Property"): (i) Real Estate; (ii) Equipment; (iii) Fixtures; (iv) the property described on SCHEDULE 1.1C to this Agreement; and
(v) any proceeds arising from the sale, lease, assignment or disposition of any of the foregoing Excluded Property, including proceeds consisting of Accounts, General Intangibles, Documents, Instruments, Chattel Paper, Supporting Obligations or Letter of Credit Rights that arise from such sale, lease, assignment or disposition of such Excluded Property.

                  "Combined Voting Power" with respect to capital stock of American Tire, means the number of votes such stock is normally entitled (without regard to the occurrence of any contingency) to vote in an election of directors of American Tire.

                  "Commercial Tort Claim" has the meaning ascribed to such term in the UCC.

                  "Commitment" means, as to each Lender, the amount set forth opposite such Lender's name on ANNEX A hereto or, from and after the date hereof, as set forth in the Register, representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement (including the applicable provisions of SECTION 13.1), to make its Proportionate Share of Loans (including to repay Swingline Loans) and to purchase participations in Letter of Credit Guarantees.

                  "Commitment Percentage" means, as to any Lender at the time of determination, the percentage obtained by dividing such Lender's Commitment at such time by the aggregate amount of the Commitments at such time.

                  "Consolidated Subsidiary" means each Subsidiary of American Tire the financial results of which, at the time in question, are consolidated with those of American Tire in accordance with GAAP.

                  "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

                  "Controlled Disbursement Account" means one or more accounts maintained by and in the name of the Borrowers (or any of them) with a Disbursing Bank for the purposes of disbursing Loan proceeds and amounts deposited thereto.

                  "Currency Agreement" means any forward contract, future contract, foreign exchange contract, currency swap contract or similar agreement or arrangement between any Person and a financial institution designed to protect such Person against fluctuations in foreign exchange rates.

                  "Debt" means, without duplication,

                  (a)      Indebtedness for money borrowed,

                  (b) Indebtedness, whether or not in any such case the same was for money borrowed,

                           (i) represented by notes payable (including the Vendor Notes), drafts accepted and reimbursement obligations under letters of credit, including Reimbursement Obligations, and similar instruments that represent extensions of credit,

                           (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments,

                           (iii) any amounts required to be included in the Purchase Price of any Acquisition and not paid in cash at the closing of such Acquisition,

                           (iv) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business),

                  (c)      Capitalized Lease Obligations, and

                  (d) Indebtedness that is such by virtue of CLAUSE (C) of the definition thereof, but only to the extent that the obligations Guaranteed are Debt.

                  The KS Preferred is not Debt for purposes of this Agreement or the other Loan Documents.

                  "Default" means any of the events specified in SECTION 12.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

                  "Default Rate" means on any date, a rate per annum that is equal to (i) in the case of each Loan outstanding on such date, 2% PLUS the rate otherwise applicable to such Loan on such date, (ii) in the case of each Letter of Credit outstanding on such date, 2% PLUS the fee otherwise applicable to such Letter of Credit on such date, and (iii) in the case of any of the other Secured Obligations outstanding on such date, 2% PLUS the highest Applicable Margin for Base Rate Loans PLUS the Base Rate in effect on such date.

                  "Deposit Account" has the meaning ascribed to such term in the UCC.

                  "Dilution Reserve" means an amount equal to the EXCESS of (i) non-cash reductions to the Borrowers' Receivables (on a combined basis) during a 12-month period prior to the date of determination as established by the Borrowers' records or by a field examination conducted by the Administrative Agent's employees or representatives, expressed as a percentage of the Borrowers' Receivables (on a combined basis) outstanding during the same period, as the same may be adjusted by the Administrative Agent in the exercise of its reasonable credit judgment, OVER (ii) 5%, MULTIPLIED by an amount equal to Eligible Receivables as of the date of determination.

                  "Disbursing Bank" means any commercial bank with which a Controlled Disbursement Account is maintained after the Effective Date.

                  "Document" has the meaning ascribed to such term in the UCC.

                  "Documentation Agent" has the meaning specified in the introductory paragraph of this Agreement.

                  "Dollar" and "$" means freely transferable United States dollars.

                  "EBITDA" for any specified accounting period for a specified Person, means Net Income of such Person for such period before provision for income taxes for such period, PLUS interest expense, depreciation expense and amortization expense, in each case to the extent deducted in computing Net Income for such period.

                  "Effective Date" means the later of:

                  (a)      the Agreement Date, and

                  (b) the first date on which all of the conditions set forth in ARTICLE 5 shall have been fulfilled.

                  "Effective Interest Rate" means each rate of interest per annum on Revolving Credit Loans and Swingline Loans in effect from time to time pursuant to the provisions of SECTIONS 4.1(A) and (C).

                  "Electronic Chattel Paper" has the meaning ascribed to such term in the UCC.

                  "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, having total assets in excess of $10,000,000,000; (ii) any commercial finance or asset based lending company organized under the laws of the United States, any State thereof or the District of Columbia, having total assets in excess of $10,000,000,000; and
(iii) any Lender listed on the signature page of this Agreement; PROVIDED that the representation contained in SECTION 13.2 hereof shall be applicable with respect to any such Person.

                  "Eligible Inventory" means items of Inventory of a Borrower held for sale in the ordinary course of the business of such Borrower (but not including packaging or shipping materials or maintenance supplies) that meet all of the following requirements: (a) such Inventory is owned by a Borrower, is subject to the Security Interest, which is perfected as to such Inventory, and is not subject to any other Lien whatsoever other than a Permitted Lien; (b) such Inventory consists of raw materials or finished goods and does not consist of work-in-process, supplies or consigned goods; (c) such Inventory is in good condition and meets in all material respects all material standards applicable to such goods, their use or sale imposed by any governmental agency, or department or division thereof, having regulatory authority over such matters;
(d) such Inventory is currently either usable or saleable, at prices approximating at least the cost thereof, in the normal course of the applicable Borrower's business; (e) such Inventory is not obsolete or returned or repossessed or used goods taken in trade; (f) such Inventory is either located within the United States at one of the Permitted Inventory Locations or is in transit within the United States from one Permitted Inventory Location to another Permitted Inventory Location for not more than seven consecutive days;
(g) such Inventory is in the possession and control of a Borrower and not any third party and if located in a warehouse or other facility leased by a Borrower, the lessor has delivered to the Administrative Agent a waiver and consent in form and substance satisfactory to the Administrative Agent or such facility is reflected in the Rent Reserve; and (h) such Inventory is not determined by the Administrative Agent, in the exercise of its reasonable credit judgment, to be ineligible for any reason.

                  "Eligible Receivable" means the unpaid portion of a Receivable payable in Dollars to a Borrower net of any returns, discounts, credits, or other allowances or deductions agreed to by a Borrower and net of any amounts owed by a Borrower to the Account Debtor on such Receivable, which Receivable meets all of the following requirements: (a) such Receivable is owned by a Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of any Borrower to make such Receivable payable by the Account Debtor; (b) such Receivable is not past due more than 60 days after its due date, which due date shall not be later than 90 days after the invoice date; (c) such Receivable does not arise out of any transaction with any Subsidiary, Affiliate, creditor, lessor or supplier of a Borrower; (d) such Receivable is not owing by an Account Debtor more than 15% of whose then-existing accounts owing to the Borrowers do not meet the requirements set forth in CLAUSE (B) above; (e) if the Account Debtor with respect thereto is located outside of the United States of America, Canada or Puerto Rico, the goods which gave rise to such Receivable were shipped after receipt by the applicable Borrower from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution acceptable to the Administrative Agent and is in form and substance acceptable to the Administrative Agent, payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the United States and has been duly assigned to the Administrative Agent, except that up to $1,000,000 of such Receivables outstanding at any time that are otherwise Eligible Receivables, may be included in Eligible Receivables without such letter of credit support; (f) the Account Debtor with respect to such Receivable is not located in a state which imposes conditions on the enforceability of Receivables with which the applicable Borrower has not complied in all material respects;
(g) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any other applicable law now or hereafter existing similar in effect thereto, as determined in the sole discretion of the Administrative Agent, unless the applicable Borrower has assigned its right to payments of such Receivable so as to comply with the Assignment of Claims Act of 1940, as amended, or any such other applicable law, or to any contractual provision accepted in writing by such Borrower prohibiting its assignment or requiring notice of or consent to such assignment which notice or consent has not been made or obtained; (h) the Borrower that is the obligee thereof is not in breach of any express or implied representation or warranty with respect to the goods the sale of which gave rise to such Receivable; (i) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Administrative Agent's reasonable credit judgment, have a materially adverse effect on such Account Debtor; (j) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected; (k) such Receivable is not owing by an Account Debtor or a group of affiliated Account Debtors whose then-existing accounts owing to the Borrowers exceed in face amount 20% of the face value of the Borrowers' total Eligible Receivables, but such Receivable shall be ineligible only to the extent of such excess; (l) such Receivable is evidenced by an invoice or other documentation (in form reasonably acceptable to the Administrative Agent and in a form consistent with past practices of such Borrower) containing only terms normally offered by the applicable Borrower, and dated no later than the date of shipment; (m) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present or contingent (and no facts exist which are the basis for any future), offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor, except that any Receivable that is subject to any offset, deduction or counterclaim shall be ineligible only to the extent of such offset, deduction or counterclaim; (n) such Receivable is not evidenced by Chattel Paper or an Instrument of any kind; (o) such Receivable does not arise from the performance of services, including services under or related to any warranty obligation of a Borrower or out of service charges by a Borrower or other fees for the time value of money; (p) such Receivable is subject to the Security Interest, which is perfected as to such Receivable, and is subject to no other Lien whatsoever other than a Permitted Lien and the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien other than a Permitted Lien; and (q) such Receivable is not determined by the Administrative Agent, in the exercise of its reasonable credit judgment, to be ineligible for any reason.

                  "Eligible Subordinated Vendor Inventory" means Eligible Inventory that is subject to a Subordinated Vendor Lien (in accordance with clause (iii) of the definition thereof) in favor of a vendor other than Bridgestone/Firestone or Goodyear Tire & Rubber Company or a division or Subsidiary thereof.

                  "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, Releases or threatened Releases of Contaminants, chemicals, or industrial wastes into the environment (including ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of Contaminants, chemicals, or industrial wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder; such laws and regulations include the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended; the Clean Air Act, 46 U.S.C. Section 7401 et seq., as amended; and state and federal lien and environmental cleanup programs.

                  "Equipment" has the meaning ascribed to such term in the UCC.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

                  "ERISA Event" means (a) a "Reportable Event" as defined in
Section 4043(c) of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan subject to Title IV of ERISA under a distress termination under Section 4041(c) of ERISA or the treatment of an amendment to such a Benefit Plan as a termination under Section 4041(c) of ERISA, (c) the institution of proceedings by the PBGC to terminate a Benefit Plan subject to Title IV of ERISA or the appointment of a trustee to administer any such Benefit Plan or an event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan subject to Section 4042, (d) the filing of an application for a minimum funding waiver under Section 412 of the Code, (e) a withdrawal by a Borrower or any Related Company from a Benefit Plan subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA), (f) a Benefit Plan intending to qualify under Section 401(a) of the Code losing such qualified status (other than because of a Remediable Defect), (g) the failure to make a material required contribution to a Benefit Plan, (h) a Borrower or any Related Company being in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan because of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer or Plan, or (i) a Borrower's engagement in a material non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Benefit Plan that is not cured within 60 days after a Borrower has knowledge thereof.

                  "Eurodollar Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, a simple per annum interest rate determined pursuant to the following formula:

                                       Interbank Offered Rate
               Eurodollar Rate  =  -----------------------------
                              1 -  Eurodollar Reserve Percentage

The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Eurodollar Rate Loan" means any Loan (or Loans made (or converted or continued) by the Lenders Ratably on the same date for the same Interest Period), bearing interest determined with reference to the Eurodollar Rate.

                  "Eurodollar Rate Revolving Credit Loan" means each Eurodollar Rate Loan outstanding under the Revolving Credit Facility.

                  "Eurodollar Reserve Percentage" means that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not any Lender or any Affiliate of a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Rate Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to any Lender.

                  "Event of Default" means any of the events specified in
SECTION 12.1, PROVIDED that any requirement for notice or lapse of time or any other condition has been satisfied.

                  "Executive Order No. 13224" means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.

                  "Existing Lender" has the meaning specified in the Preliminary Statement.

                  "Existing Loan Agreement" has the meaning specified in the Preliminary Statement.

                  "FCC" means Fleet Capital Corporation, a Rhode Island corporation, and its successors and assigns.

                  "FSI" means Fleet Securities, Inc., a New York corporation.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank from three federal funds brokers of recognized standing selected by Bank.

                  "Fee Letter" means that certain Fee Letter dated March 19, 2004, among the Borrowers, FCC and FSI.

                  "Financed Capex" means Capital Expenditures funded with the proceeds of Debt (excluding Loans) or represented by Capitalized Lease Obligations.

                  "Financial Officer" means the principal financial officer, chief financial officer, treasurer or controller of American Tire.

                  "Financing Statements" means any and all UCC financing statements, in form and substance satisfactory to the Administrative Agent, executed and delivered by a Borrower to the Administrative Agent or assigned to the Administrative Agent by any Person, naming the Administrative Agent, for the benefit of the Secured Parties, as secured party or assignee and the applicable Borrower as debtor, in connection with this Agreement or otherwise.

                  "Fiscal Month" means each of the 12 consecutive four- or five-week periods beginning on the first day of the Fiscal Year, in the pattern 4,4,5 within a Fiscal Quarter (or in the pattern 5,5,4 or 4,5,5 or 5,4,5 within any one Fiscal Quarter of any 53-week Fiscal Year).

                  "Fiscal Quarter" means each of the four consecutive periods of 13 weeks (or 14 weeks in any one Fiscal Quarter of any 53-week Fiscal Year), beginning on the first day of the Fiscal Year.

                  "Fiscal Year" means the period of 52 or 53 consecutive weeks beginning on the Sunday after the Saturday nearest December 31 in one calendar year and ending on the Saturday nearest December 31 of the following calendar year (or, in the case of any period of 53 consecutive weeks, of the second calendar year ending thereafter) and when followed or preceded by the designation of a calendar year, means such period ending on the Saturday nearest December 31 of such designated calendar year.

                  "Fixed Charge Coverage Ratio" means, for any specified period, the ratio of (i) EBITDA of American Tire and its Consolidated Subsidiaries for such period MINUS cash taxes paid and Capital Expenditures (other than Financed Capex) made by American Tire and its Consolidated Subsidiaries determined on a consolidated basis during such period, PLUS, to the extent deducted in the computation of Net Income of American Tire and its Consolidated Subsidiaries for such period, the amount of any non-cash charges taken by American Tire and its Consolidated Subsidiaries during such period relating solely to unamortized financing costs incurred by them in connection with the Existing Loan Agreement to (ii) the sum of interest expense (excluding any adjustment to interest expense related to a change in fair value of any interest rate swap or similar derivative instrument), PLUS scheduled and (without duplication) actual principal payments on Debt (other than the Loans), PLUS (without duplication) Restricted Payments of the type described in CLAUSE (A), (B) or (C) of the definition of such term, PLUS (without duplication) Restricted Distributions of the type described in CLAUSE (A) or (B) of such term, in each case of American Tire and its Consolidated Subsidiaries determined on a consolidated basis for the same period.

                  "Fixtures" has the meaning ascribed to such term in the UCC.

                  "Foreign Lender" means any Lender organized under the laws of a jurisdiction outside of the United States.

                  "GAAP" means United States generally accepted accounting principles consistently applied and maintained throughout the period indicated and, when used with reference to a Borrower or any Subsidiary, consistent with the prior financial practice of American Tire, as reflected on the financial statements referred to in SECTION 6.1(N); PROVIDED, HOWEVER, that, in the event that changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by American Tire's independent public accountants, such changes shall be included in GAAP as applicable to American Tire and its Consolidated Subsidiaries only from and after such date as the Borrowers, the Required Lenders and the Administrative Agent shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants set forth in ARTICLE 11.

                  "General Intangible" has the meaning ascribed to such term in the UCC.

                  "Goodyear Transaction Documents" means, collectively, the Note Issuance and Security Agreement dated as of February 11, 2002, between Goodyear Tire & Rubber Company and American Tire, the Note, Intercreditor Agreement, and Warrant referred to therein, and any certificates, instruments, opinions and other documents delivered in connection with the consummation of the transactions contemplated by said Note Issuance and Security Agreement, in each case as amended, supplemented or modified in accordance with SECTION 11.10 of this Agreement.

                  "Government Acts" has the meaning set forth in SECTION 3.8(A)(II).

                  "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof.

                  "Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation of another Person shall mean and include

                  (a) guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

                  (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by

                           (i)      the purchase of securities or obligations,

                           (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss,

                           (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation,

                           (iv)     repayment of amounts drawn down by
                  beneficiaries of letters of credit, or

                           (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

                  "Haas Holding" has the meaning specified in the introductory paragraph of this Agreement.

                  "Haas Holding Pledge Agreement" means the Stock Pledge Agreement dated on or about the Effective Date between Haas Holding and the Administrative Agent, pursuant to which Haas Holding pledges to the Administrative Agent all of the issued and outstanding capital stock of Haas Tire as security for its obligations under this Agreement and the other Loan Documents.

                  "Haas Tire" has the meaning specified in the introductory paragraph of this Agreement.

                  "Hedging Agreement" means any Interest Rate Protection Agreement, Currency Agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication, all Liabilities of such Person, and to the extent not otherwise included in Liabilities, the following:

                  (a) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of drafts accepted or similar instruments or reimbursement obligations under letters of credit,

                  (b) all obligations (including during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person,

                  (c) all obligations of other Persons which such Person has Guaranteed, including all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person,

                  (d) all obligations of such Person in respect of Hedging Agreements, and

                  (e) in the case of the Borrowers (without duplication) all obligations under the Loans and the Reimbursement Obligations.

                  "Initial Closing Date" means March 6, 2000.

                  "Initial Notice of Borrowing" means the Notice of Borrowing given by the Borrowers with respect to the Loans to be made on the Effective Date which shall also specify the method of disbursement.

                  "Instrument" has the meaning ascribed to such term in the UCC.

                  "Intellectual Property" means, as to any Borrower, all intellectual and similar property of every kind and nature now owned or hereafter acquired by such Borrower, including patents, copyrights, trademarks, trade names and all related documentation and registrations and all additions, improvements or accessions to any of the foregoing (but specifically excluding the service marks known as "AUTOEDGE," "HEAFNET," and XPRESS PERFORMANCE and the trademark known as "WHEEL WIZARD").

                  "Interbank Offered Rate" for an Interest Period means the rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED,

HOWEVER, that if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "Interest Payment Date" means the first day of each calendar month commencing the first day of the first calendar month following the Agreement Date.

                  "Interest Period" means with respect to each Eurodollar Rate Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Rate Loan and ending one, two, three, six or, if available in the Administrative Agent's reasonable judgment to all Lenders, twelve months thereafter, as the Borrowers may elect in the applicable Notice of Borrowing or Notice of Conversion or Continuation; PROVIDED, that:

                           (i) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to the provisions of CLAUSE (III) below, be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to CLAUSE
                  (III) below, end on the last Business Day of a calendar month;

                           (iii) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date; and

                           (iv) notwithstanding CLAUSE (III) above, no Interest Period shall have a duration of less than one month and if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

                  "Interest Rate Protection Agreement" means any interest rate swap, cap or collar agreement or similar arrangement between any Person and a financial institution providing for the transfer or mitigation of interest rate risks either generally or under specific contingencies.

                  "Inventory" has the meaning ascribed to such term in the UCC.

                  "Investment" means, with respect to any Person:

                  (a) the acquisition or ownership by such Person of any share of capital stock, evidence of Indebtedness or other security issued by any other Person,

                  (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses,

                  (c)      any Guaranty of the obligations of any other Person,

                  (d) any other investment (other than the Acquisition of a Business Unit) in any other Person, and

                  (e) any commitment or option to make any of the investments listed in CLAUSES (A) through (D) above if, in the case of an option, the consideration therefor exceeds $100.

                  "Investment Account" means any investment account maintained by or on behalf of a Borrower with the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender.

                  "Investment Property" has the meaning ascribed to such term in the UCC.

                  "IRS" means the Internal Revenue Service.

                  "Joinder Agreement" means an agreement in the form attached hereto as EXHIBIT E executed after the Effective Date whereby a Wholly Owned Subsidiary of American Tire becomes a party to this Agreement as a "Borrower."

                  "KS Preferred" means up to 7,000 shares of Series A Cumulative Redeemable Preferred Stock and up to 4,500 shares of Series B Cumulative Redeemable Preferred Stock of American Tire issued by American Tire and sold to The Kelly-Springfield Tire Company, a division of The Goodyear Tire and Rubber Company, pursuant to the KS Preferred Stock Purchase Agreement.

                  "KS Preferred Stock Purchase Agreement" means the Securities Purchase Agreement dated May 7, 1997, between American Tire and The Kelly-Springfield Tire Company, a division of The Goodyear Tire and Rubber Company, as amended and in effect on the Effective Date and modified after the Effective Date in accordance with the terms of this Agreement.

                  "Lender" means at any time any financial institution party to this Agreement as a "Lender" at such time, including any such Person becoming a party hereto pursuant to the provisions of ARTICLE 13.

                  "Letter of Credit" means each documentary or standby letter of credit (i) issued by the Bank for the account of a Borrower or any Subsidiary under the Existing Loan Agreement and outstanding on the Effective Date or (ii) issued by the Bank for the account of a Borrower and Guaranteed by FCC pursuant to ARTICLE 3.

                  "Letter of Credit Amount" means, at any time with respect to any Letter of Credit Guarantee, the aggregate maximum amount at any time available for drawing under the Guaranteed Letter of Credit at such time (assuming all conditions to drawing are satisfied).

                  "Letter of Credit Availability" means, as of the date of determination, the aggregate face amount of Letter of Credit Obligations available to be incurred hereunder at the time of determination in accordance with SECTION 3.2, which shall be an amount equal to the lesser of (i) the Letter of Credit Guarantee Facility MINUS the Letter of Credit Obligations and (ii) the Loan Availability, on such date.

                  "Letter of Credit Guarantee" means any Guarantee pursuant to which FCC or any of its Affiliates Guarantees to the Bank, the payment or performance by a Borrower of its Reimbursement Obligations under any Letter of Credit, including by FCC's (or such Affiliate's) joining in the Reimbursement Agreement for such Letter of Credit as a co-applicant or otherwise as acceptable to the Bank.

                  "Letter of Credit Guarantee Facility" means a subfacility of the Revolving Credit Facility providing for the issuance of Letters of Credit and Letter of Credit Guarantees as described in ARTICLE 3 in an aggregate amount of Letter of Credit Obligations at any one time outstanding not to exceed $20,000,000.

                  "Letter of Credit Obligations" means, at any time, the sum of
(a) the Reimbursement Obligations at such time, PLUS (b) the aggregate Letter of Credit Amount of Letter of Credit Guarantees outstanding at such time, PLUS (c) the aggregate Letter of Credit Amount of Letter of Credit Guarantees the issuance of which has at such time been authorized by the Administrative Agent and FCC pursuant to SECTION 3.4(B) but that have not yet been issued, in each case as determined by the Administrative Agent.

                  "Letter of Credit Reserve" means, at any time, the aggregate Letter of Credit Obligations at such time, other than Letter of Credit Obligations that are fully secured by Cash Collateral.

                  "Letter of Credit Right" has the meaning ascribed to such term in the UCC.

                  "Leverage Ratio" means as of any specified date, the ratio of
(a) the sum of (i) total Debt of American Tire and its Consolidated Subsidiaries on a consolidated basis as of such date, including, without duplication, the aggregate outstanding principal amount of the Vendor Notes, PLUS (ii) without duplication, any liability under Interest Rate Protection Agreements which in accordance with GAAP would be recorded on the balance sheet of American Tire and its Consolidated Subsidiaries on a consolidated basis, PLUS (iii) without duplication, the Letter of Credit Obligations, to (b) EBITDA of American Tire and its Consolidated Subsidiaries on a consolidated basis for the period of four consecutive Fiscal Quarters ended on or most recently before such date.

                  "Liabilities" of any Person means all items (except for items of capital stock, including specifically as to American Tire the KS Preferred, additional paid-in capital or retained earnings, or of general contingency or deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Liabilities are to be determined.

                  "Lien" as applied to the property of any Person means:

                  (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom,

                  (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person,

                  (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including bankruptcy and insolvency laws), or otherwise, be given any priority whatsoever over the claims of general unsecured creditors of such Person, except to the extent being disputed or contested by such Person by appropriate proceedings and in respect of which any reserve required by GAAP has been appropriately established and maintained,

                  (d) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction (excluding informational financing statements relating to property leased by a Borrower or any Subsidiary), and

                  (e) in the case of Real Estate, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances.

                  "Loan" means any Revolving Credit Loan or Swingline Loan, as well as all such loans collectively, as the context requires.

                  "Loan Account" and "Loan Accounts" have the meanings specified in SECTION 4.5.

                  "Loan Availability" means, as of the date of determination, the aggregate principal amount of Revolving Credit Loans available to be borrowed by the Borrowers hereunder at the time in accordance with SECTION 2.1, which shall be an amount equal to the remainder derived by subtracting the aggregate principal amount of Revolving Credit Loans and Swingline Loans outstanding on such date from the Borrowing Base on such date; PROVIDED, HOWEVER, that (a) to the extent it shall be necessary for purposes of SECTION
11.4 or SECTION 11.6 to compute Loan Availability for any Business Day during any ninety (90) day period, for purposes of determining Loan Availability, Borrowers may omit from such computation the two (2) Business Days with the lowest Loan Availability during such period and (b) to the extent it shall be deemed necessary for purposes of SECTION 11.4 and SECTION 11.6 to compute Loan Availability for any Business Day prior to the Effective Date, then for the sole purpose of computing Loan Availability for such Business Day, Loan Availability shall have the meaning specified in the Existing Loan Agreement as in effect immediately prior to the Effective Date, EXCEPT that (i) the Minimum Availability Reserve and the Eligible B/F Inventory sublimit included in the Borrowing Base (as such terms are defined in the Existing Loan Agreement as in effect immediately prior to the Effective Date) shall be disregarded in the computation of Loan Availability for such Business Day, (ii) the advance rates applied to all Inventory deemed eligible for inclusion in the computation of Loan Availability for such Business Day shall be the advance rates against such Eligible Inventory in effect hereunder on the Effective Date, (iii) the aggregate principal amount of the Revolver Commitments shall be deemed to be the aggregate amount of Revolver Commitments on the Effective Date and (iv) for purposes of determining Loan Availability, Borrowers may omit from such computation Loan Availability for the period January 23, 2004 through and including February 6, 2004.

                  "Loan Documents" means collectively this Agreement, the Notes, the Security Documents, the Fee Letter and each other instrument, agreement or document executed by a Borrower or any Affiliate or Subsidiary of a Borrower in connection with this Agreement whether prior to, on or after the Effective Date and each other instrument, agreement or document referred to herein or contemplated hereby.

                  "Loan Year" means a period commencing each calendar year on the same month and day as the Agreement Date and ending on the same month and day in the immediately succeeding calendar year, with the first such period (i.e., the first Loan Year) to commence on the Agreement Date.

                  "Lockbox" means each U. S. Post Office Box specified in a Lockbox Agreement.

                  "Lockbox Agreement" means each agreement between a Borrower and a Clearing Bank concerning the establishment of a Lockbox for the collection of Receivables.

                  "Margin Adjustment Date" has the meaning specified in the definition "Applicable Margin".

                  "Margin Stock" means margin stock as defined in Section 221.1(h) of Regulation U.

                  "Material Contract" means an agreement to which a Borrower is a party (other than the Loan Documents) (i) which is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Materially Adverse Effect.

                  "Material Subsidiary" means, on any date of determination, any Subsidiary whose assets constitute more than 5% of the total assets of American Tire and its Consolidated Subsidiaries on such date, determined on a consolidated basis.

                  "Materially Adverse Effect" means any act, omission, situation, circumstance, event or undertaking which would, singly or in any combination with one or more other acts, omissions, situations, circumstances, events or undertakings, have, or would reasonably be expected to have, a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of American Tire and its Consolidated Subsidiaries taken as a whole, (b) the value of the whole or any material part of the Collateral, (c) the Security Interest or the priority of the Security Interest, (d) the ability of American Tire and its Consolidated Subsidiaries taken as a whole to perform any material obligation under this Agreement or any other Loan Document, or (e) other than solely and directly by reason of any release given or other action taken by the Administrative Agent or any Lender, the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of the Administrative Agent or the Lenders to enforce in any material respect any rights or remedies under or in connection with any Loan Document.

                  "Minimum Commitment" means $10,000,000.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which a Borrower or a Related Company is required to contribute or has contributed within the immediately preceding six years.

                  "Net Amount" means, with respect to any Investments made by any Person, the gross amount of all such Investments MINUS the aggregate amount of all cash received and the fair value, at the time of receipt by such Person, of all property received as payments of principal or premiums, returns of capital, liquidating dividends or distributions, proceeds of sale or other dispositions with respect to such Investments.

                  "Net Income" or "Net Loss" means, as applied to any Person for any accounting period, the net income or net loss, as the case may be, of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, PROVIDED that there shall be excluded:

                  (a) the net income or net loss of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person,

                  (b) the net income or net loss of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions,

                  (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during any period,

                  (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, PROVIDED that there shall also be excluded any related charges for taxes thereon,

                  (e) any net gain arising from the collection of the proceeds of any insurance policy,

                  (f)      any write-up of any asset, and

                  (g)      any other extraordinary item.

                  "Net Outstandings" of any Lender means, at any time, the sum of (a) all amounts paid by such Lender (other than pursuant to SECTION 14.7) to the Administrative Agent in respect of Revolving Credit Loans made by such Lender, MINUS (b) all amounts received by the Administrative Agent and paid by the Administrative Agent to such Lender for application, pursuant to this Agreement, to reduction of the outstanding principal balance of the outstanding Revolving Credit Loans of such Lender.

                  "NOLV Percentage" means on any date, a fraction equal to the product of (i) 85% times (ii) a fraction, the numerator of which is the orderly liquidation value of Borrowers' Inventory, net of liquidation expenses, as most recently determined and reported on by a qualified independent appraiser selected by the Administrative Agent or, at the Administrative Agent's election, by professional appraisers employed by the Administrative Agent, and the denominator of which is the lesser of cost determined on a FIFO (or first-in-first-out) accounting basis and fair market value of Borrowers' Inventory, as of the date of the most recent appraisal.

                  "Non-Consenting Lender" shall have the meaning ascribed to such term in SECTION 15.9(E).

                  "Non-Ratable Loan" means a Base Rate Loan made by FCC in accordance with the provisions of SECTION 4.8(B).

                  "Note" means any of the Revolving Credit Notes and the Swingline Note and "Notes" means more than one such Note.

                  "Notice of Borrowing" means a written notice (including by electronic mail), or telephonic notice followed by a confirming same-day written notice, requesting a Borrowing of, respectively, (i) Base Rate Revolving Credit Loans or Eurodollar Rate Revolving Credit Loans or (ii) a Swingline Loan which is given by telex or facsimile transmission in accordance with the applicable provisions of SECTION 2.2 or SECTION 2A.2, as the case may be, and which specifies (i) the amount of the requested Borrowing, (ii) the date of the requested Borrowing, and (iii) if the requested Borrowing is of Eurodollar Rate Loans, the duration of the applicable Interest Period.

                  "Notice of Conversion or Continuation" has the meaning specified in SECTION 4.11.

                  "Overadvance" means at any time the amount by which the aggregate outstanding principal amount of Loans exceeds the Borrowing Base.

                  "Overadvance Condition" means and is deemed to exist any time the aggregate outstanding principal amount of Loans exceeds the Borrowing Base.

                  "Overadvance Loan" means a Base Rate Loan made at a time an Overadvance Condition exists or which results in an Overadvance Condition.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

                  "Permitted Acquisition" means an Acquisition by American Tire or another Borrower that is permitted under SECTION 11.4.

                  "Permitted Inventory Locations" means each location listed on
SCHEDULE 6.1(U) and from time to time each other location within the United States which American Tire has notified the Administrative Agent is a location at which Inventory of a Borrower is maintained.

                  "Permitted Investments" means Investments of American Tire and its Consolidated Subsidiaries in:

                           (a) cash and Cash Equivalents in an aggregate amount not greater than $7,500,000,

                           (b) sales of inventory on credit in the ordinary course of business,

                           (c) shares of capital stock, evidence of Debt or other security acquired in consideration for or as evidence of past-due or restructured Receivables in an aggregate face amount of such Receivables as to American Tire and its Subsidiaries at any time not to exceed $2,500,000,

                           (d)      any Borrower, and

                           (e) those items described on SCHEDULE 1.1A - PERMITTED INVESTMENTS.

                  "Permitted Liens" means:

                  (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases only if payment shall not at the time be required to be made in accordance with SECTION 9.6, and (ii) in the case of warehousemen or landlords, only if such liens are junior to the Security Interest in any of the Collateral or the relevant premises are reflected in the Rent Reserve,

                  (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under payment or performance bonds,

                  (c) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of the applicable Borrower,

                  (d) Liens of the Administrative Agent, for the benefit of the Secured Parties, arising under this Agreement and the other Loan Documents,

                  (e)      Liens on Margin Stock,

                  (f) the Lien of Wachovia as Trustee under the Senior Note Indenture pursuant to Section 7.07 thereof on certain property in its possession as security for payment of fees and other amounts owing to it in its capacity as such Trustee, and

                  (g)      Subordinated Vendor Liens.

                  "Permitted Senior Notes Repurchase" shall have the meaning ascribed to such term in SECTION 11.6.

                  "Permitted Vendor Notes Payment" shall have the meaning ascribed to such term in SECTION 11.6.

                  "Person" means an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "Pledge Agreements" means the American Tire Pledge Agreement and the Haas Holding Pledge Agreement.

                  "Principal Shareholders" means (i) Charlesbank Equity Fund IV, Limited Partnership and the investors in such fund, (ii) Charlesbank Equity Fund IV G.P. Limited Partnership, (iii) Charlesbank Capital Partners, LLC (and any other fund managed by Charlesbank Capital Partners, LLC), and (iv) any corporation, partnership, limited liability company or other entity a majority of the capital stock or other ownership interests of which are directly or indirectly owned by any of the foregoing.

                  "Projections" means the forecasted (a) balance sheets, (b) income statements, (c) cash flow statements, (d) Loan Availability and (e) calculation of the financial covenant compliance of the Borrowers for each Fiscal Year, prepared annually by the Borrowers on a consolidated monthly basis, together with a statement of underlying assumptions, in each case in such format and detail as the Administrative Agent may reasonably specify.

                  "Properly Contested" means, for purposes of SECTION 11.9(G)(A), that (i) the relevant judgment, writ, order or decree is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Borrower has established appropriate reserves in respect thereof as shall be required in conformity with GAAP; (iii) the failure to pay such judgment and discharge any related Lien will not have a Materially Adverse Effect or result in a forfeiture of any Collateral; (iv) the relevant Lien is at all times junior and subordinate in priority to the Liens in favor of Administrative Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Borrower, such Borrower forthwith pays or discharges in full such judgment, writ, order or decree and all penalties, interest and other amounts due in connection therewith.

                  "Proportionate Share" or "Ratable Share" or "Ratable" (and with corollary meaning, "Ratably") means, as to a Lender, such Lender's share of an amount in Dollars or of other property at the time of determination equal to
(i) the Commitment Percentage of such Lender, or (ii) if the Commitments are terminated, the percentage obtained by dividing the principal amount of the Loans then owing to such Lender by the total principal amount of all Loans then owing to all Lenders, or (iii) if no Loans are outstanding, the percentage obtained by dividing such Lender's participation in the total Letter of Credit Obligations then outstanding by the total Letter of Credit Obligations then outstanding.

                  "Proprietary Rights" means as to any Person, such Person's rights, title and interest in and to intellectual property and all other rights (including rights as a licensee thereof) under any patents, trademarks, trade names, tradestyles, copyrights and all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                  "Purchase Money Lien" means any Lien securing Debt created to finance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any tangible personal property (other than Inventory) and incurred at the time of or within 10 days prior to or after the acquisition of such tangible asset, but only if such Lien shall at all times be confined solely to the property (other than Inventory) the purchase price of which was financed through the incurrence of such Debt.

                  "Purchase Price" means, with respect to any Acquisition, an amount equal to the total consideration paid for such Acquisition, including all cash payments (whether classified as purchase price, noncompete payments, consulting payments, "earn out" or otherwise and without regard to whether such amount is paid in whole or in part at the closing of such Acquisition or over time thereafter, but excluding any finance charges attributable to deferred payments and excluding any salary or other employment compensation paid to a seller for the purpose of retaining such seller's services as an active employee of a Borrower or a Subsidiary), the principal amount of all Acquired Debt and of any Subordinated Debt owing to the seller, and the value (as determined by the board of directors of American Tire, including pursuant to the applicable purchase agreement between the relevant Borrower and the seller, in the case of any property, the fair value of which is not readily ascertainable) of all other property, other than capital stock of American Tire, transferred by American Tire to the seller.

                  "Real Estate" means all real property now or hereafter owned or leased by American Tire, or any Subsidiary, including all fees, leaseholds and future interests.

                  "Receivables" means "Accounts" as defined in the UCC.

                  "Register" has the meaning specified in SECTION 13.1(D).

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System (or any successor).

                  "Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single document or several documents) as the Bank may employ in the ordinary course of business for its own account, in such form as may be acceptable to FCC in its reasonable judgment and with such modifications thereto as may be agreed upon by the Bank, FCC and the Borrowers, PROVIDED that such application and agreement and any modifications thereto are not inconsistent with the terms of this Agreement.

                  "Reimbursement Obligations" means the unsatisfied reimbursement or repayment obligations of the Borrowers to FCC pursuant to
SECTION 3.6 or (but without duplication) to the Bank pursuant to a Reimbursement Agreement with respect to amounts that have been drawn under Letters of Credit Guaranteed by FCC.

                  "Related Company" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as American Tire; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with American Tire; or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as American Tire, any corporation described in CLAUSE (I) above or any partnership, trade or business described in CLAUSE (II) above.

                  "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

                  "Remediable Defect" means an operational defect or violation that could disqualify a Benefit Plan intended to qualify under Section 401(a) (and, if applicable, Section 401(k)) of the Code) and that can be remedied under the IRS's Audit CAP, Voluntary Correction Program, or the Self-Correction Program, without in any case a payment to any governmental authority with respect to such Benefit Plan and any other Benefit Plan of more than $250,000 in any calendar year.

                  "Rent Reserve" means an amount approximately equal to the aggregate monthly rental payable by the Borrowers on all leased Real Estate in respect of which landlord's or warehouseman's waivers, in form and substance acceptable to the Administrative Agent, are not in effect or such greater amount as the Administrative Agent may, in its reasonable credit judgment, determine to be appropriate after notice to the Borrowers.

                  "Required Lenders" means, at any time, any combination of three or more Lenders whose Commitment Percentages at such time aggregate in excess of 50%.

                  "Restricted Distribution" by any Person means (a) its retirement, redemption, purchase, or other acquisition or retirement for value of any capital stock or other equity securities (except equity securities acquired on the conversion or exercise thereof into other equity securities of such Person) or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution in cash or property on or with respect to any such securities (other than dividends payable solely in shares of its capital stock) or partnership interests, EXCLUDING, HOWEVER, any such dividend, distribution or payment to a Borrower by any of its Subsidiaries, (c) any Investment (other than a Permitted Investment) by such Person in the holder of any of such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

                  "Restricted Payment" means (a) any redemption or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Debt (other than the Loans) or of any Indebtedness that is junior and subordinate to the Secured Obligations, (b) any payment on or with respect to any Subordinated Debt other than in accordance with the subordination provisions thereof, (c) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade accounts payable and employee compensation in the ordinary course of business, consistent with past practices) owing to an Affiliate of such Person or to any Affiliate of any such Affiliate and (d) the payment of any management, consulting or similar fee by any Person to any Affiliate of such Person.

                  "Revolving Credit Facility" means the credit facility providing for Revolving Credit Loans based upon the Borrowing Base and described in SECTION 2.1 up to an aggregate principal amount at any one time outstanding not to exceed $245,000,000.

                  "Revolving Credit Loans" means (i) the Loans under and as defined in the Existing Loan Agreement outstanding on the Effective Date and
(ii) the Loans made to the Borrowers pursuant to SECTION 2.1., including any Non-Ratable Loan.

                  "Revolving Credit Note" means each Third Amended and Restated Promissory Note made by the Borrowers payable to the order of a Lender evidencing the joint and several obligation of the Borrowers to pay the aggregate unpaid principal amount of the Loans made to them by such Lender under the Revolving Credit Facility (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of EXHIBIT A-1 hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

                  "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies.

                  "Schedule of Inventory" means a schedule delivered by the Borrowers to the Administrative Agent pursuant to the provisions of SECTION 8.12(B).

                  "Schedule of Receivables" means a schedule delivered by the Borrowers to the Administrative Agent pursuant to the provisions of SECTION 8.12(A).

                  "SEC" means the Securities and Exchange Commission or any successor commission.

                  "Secured Obligations" means, in each case whether now in existence or hereafter arising,

                  (a)      the principal of and interest on the Loans,

                  (b) the Reimbursement Obligations and all other obligations of the Borrowers to FCC, any Lender or any Affiliate of a Lender arising in connection with the issuance of Letter of Credit Guarantees,

                  (c)      all Banking Relationship Debt, and

                  (d) all indebtedness, liabilities, obligations, covenants and duties of the Borrowers or any Subsidiary to the Administrative Agent, the Bank or to the Lenders or to any Affiliate of the Administrative Agent, the Bank or any Lender of every kind, nature and description arising under or in respect of this Agreement, the Notes or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including without limitation, fees required to be paid pursuant to ARTICLE 4 and expenses required to be paid or reimbursed pursuant to SECTION 15.2.

                  "Secured Parties" means each Agent, each Lender, the Bank and any Affiliate of the Bank or a Lender that is the obligee under any Banking Relationship Debt.

                  "Security Documents" means the Financing Statements, the Pledge Agreements and each other writing executed and delivered by a Borrower or any other Person securing the Secured Obligations or assuring rights of the Administrative Agent or the other Secured Parties in respect of the Collateral.

                  "Security Interest" means the Liens of the Administrative Agent, for the benefit of itself as the Administrative Agent and the other Secured Parties, on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

                  "Senior Note Indenture" means collectively (i) the Indenture dated as of May 15, 1998, as amended and supplemented by the Supplemental Indenture, dated as of February 22, 1999, the Second Supplemental Indenture, dated as of May 14, 1999, the Third Supplemental Indenture, dated as of May 25, 2000, and the Fourth Supplemental Indenture, dated as of March 27, 2002, each between American Tire and First Union National Bank (now known as Wachovia Bank, National Association), Trustee, and (ii) the Indenture, dated as of December 1, 1998, as amended and supplemented by the Supplemental Indenture, dated as of February 22, 1999, the Second Supplemental Indenture, dated as of May 14, 1999, the Third Supplemental Indenture, dated as of May 25, 2000, and the Fourth Supplemental Indenture, dated as of March 27, 2002, each between American Tire and First Union National Bank (now known as Wachovia Bank, National Association), Trustee.

                  "Senior Notes" means American Tire's 10% Senior Notes due 2008 in the original principal amount of $150,000,000, issued pursuant to the Senior
Note Indenture, including any "Exchange Securities" and "Private Exchange Securities" issued (and as defined) thereunder, of which $28,600,000 in aggregate principal amount is outstanding on the Agreement Date.

                  "Series C Preferred Stock Purchase Agreement" means the Share Purchase Agreement dated as of March 30, 2001, among American Tire, Charlesbank Equity Fund IV, Limited Partnership, and The 1818 Mezzanine Fund, L.P., as in effect on such date and as amended thereafter in accordance with the terms of this Agreement.

                  "Series D Preferred Stock Purchase Agreement" means the Share Purchase Agreement dated as of March 27, 2002, among American Tire, Charlesbank Equity Fund IV, Limited Partnership, and The 1818 Mezzanine Fund, L.P., as in effect on such date and as amended thereafter in accordance with the terms of this Agreement.

                  "Settlement Date" means each Business Day after the Effective Date selected by the Administrative Agent in its sole discretion subject to and in accordance with the provisions of SECTION 4.8(B)(I) as of which a Settlement Report is delivered by the Administrative Agent and on which settlement is to be made among the Lenders in accordance with the provisions of SECTION 4.8.

                  "Settlement Report" means each report substantially in the form employed by the Administrative Agent from time to time or as the Administrative Agent and the Lenders may otherwise agree, prepared by the Administrative Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's Proportionate Share thereof, each Lender's Net Outstandings and all payments of principal and interest in respect of Revolving Credit Loans and of fees received by the Administrative Agent from the Borrowers during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

                  "Speed Merchant" has the meaning specified in the introductory paragraph of this Agreement.

                  "Subordinated Debt" means the Vendor Notes and any other Debt of American Tire or any Subsidiary that is subordinated to the Secured Obligations on terms and conditions acceptable to the Administrative Agent and the Required Lenders in their sole discretion.

                  "Subordinated Vendor Inventory Eligibility Conditions" shall mean each of the following conditions precedent, the satisfaction of each of which, as determined by the Administrative Agent in its sole discretion, shall be a condition to the inclusion in the Borrowing Base of any Eligible Subordinated Vendor Inventory:

                           (i)      the Borrowers shall have given the
                  Administrative Agent at least ten (10) Business Days prior written notice of their intent to include Inventory subject to a Vendor Lien in the Borrowing Base;

                           (ii)     the Borrowers shall have given the
                  Administrative Agent copies of the security agreement and all related documentation delivered by or on behalf of the applicable vendor and the Borrowers at least ten (10) Business Days prior to the proposed date of inclusion of such Inventory in the Borrowing Base;

                           (iii) the Borrowers and the applicable vendor shall have executed and delivered to the Administrative Agent a duly executed and completed Vendor Lien Subordination Agreement at least ten (10) Business Days prior to the proposed date of inclusion of such Inventory in the Borrowing Base;

                           (iv) the Administrative Agent shall have reviewed and found acceptable in all respects the documentation delivered under CLAUSES (II) and (III) above between the vendor and the Borrowers and shall have confirmed that the Lien of such vendor is a Subordinated Vendor Lien; and

                           (v)      no Default or Event of Default shall exist.

         Notwithstanding the terms contained in SECTION 15.9 hereof, if the Vendor Lien Subordination Agreement that is delivered pursuant to CLAUSE (III) above is not in identical form to that attached as EXHIBIT F hereto, then the consent of Administrative Agent and Required Lenders shall be required for any modifications. Eligible Subordinated Vendor Inventory shall be included in the Borrowing Base on the 5th Business Day after the Administrative Agent's determination that each of the foregoing conditions have been satisfied. If at any time any of the foregoing conditions ceases to be satisfied, the Eligible Subordinated Vendor Inventory shall be deemed ineligible and excluded from the Borrowing Base.

                  "Subordinated Vendor Lien" means a Vendor Lien which has been subordinated to the Security Interest (i) in the case of Bridgestone/Firestone, to the extent and in the manner provided in the B/F Subordination Agreement,
(ii) in the case of Goodyear Tire & Rubber Company, to the extent and in the manner provided in the Goodyear Transaction Documents, and (iii) in the case of each other vendor, to the extent and in the manner provided in the Vendor Lien Subordination Agreement executed by such vendor and with respect to this CLAUSE
(III), subject to the satisfaction of each of the Subordinated Vendor Inventory Eligibility Conditions, as determined by the Administrative Agent in its sole discretion.

                  "Subsidiary" (a) when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,

                           (i) if the holders of such stock, or other ownership interests, (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or
                  (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or

                           (ii)     in the case of such other ownership
                  interests, if such ownership interests constitute a majority voting interest and

                  (b) when used without other designation of ownership, means a Subsidiary of American Tire.

                  "Supporting Letter of Credit" has the meaning set forth in
SECTION 3.9.

                  "Supporting Obligation" has the meaning ascribed to such term in the UCC.

                  "Swingline Facility" means an amount equal to $7,500,000.

                  "Swingline Lender" means FCC.

                  "Swingline Loan" means each advance by the Swingline Lender to the Borrowers pursuant to SECTION 2A.1.

                  "Swingline Loan Request" has the meaning set forth in SECTION 2A.2.

                  "Swingline Note" means the Swingline Note made by the Borrowers payable to the order of the Swingline Lender evidencing the joint and several obligation of the Borrowers to pay the aggregate unpaid principal amount of the Swingline Loans made to them by the Swingline Lender under the Swingline Facility (and any promissory note that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor) substantially in the form of EXHIBIT A-2 hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

                  "Syndication Agent" has the meaning specified in the introductory paragraph of this Agreement.

                  "Tangible Chattel Paper" has the meaning ascribed to such term in the UCC.

                  "Termination Date" means February 15, 2008, such earlier date as all Secured Obligations shall have been irrevocably paid in full and the Commitments shall have been terminated.

                  "Type" when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.

                  "UCC" means the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

                  "Unfunded Vested Accrued Benefits" means at any time, with respect to any Benefit Plan that is a pension plan within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA, the amount (if any) by which
(a) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds (b) the fair market value of all such Benefit Plan assets allocable to such benefits, as determined using the valuation date and such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent Annual Report (Form 5500) filed with respect to such Benefit Plan.

                  "Unsubordinated Vendor Lien" means a Vendor Lien which is not a Subordinated Vendor Lien and which secures only open account or trade accounts payable obligations of a Borrower to the vendor in whose favor such Lien is created.

                  "Unused Commitments" has the meaning specified in SECTION 4.2(B).

                  "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

                  "Value" with reference to the value of Eligible Inventory, means value determined on the basis of the lower of cost or market of such Eligible Inventory, with the cost thereof calculated on a first-in, first-out basis as determined in accordance with GAAP.

                  "Vendor Lien" means a Lien created in favor of a vendor of tires to a Borrower, that encumbers exclusively all or any of such vendor's branded tire inventory and does not encumber any proceeds thereof or any other Collateral.

                  "Vendor Lien Subordination Agreement" means an agreement in the form attached hereto as EXHIBIT F whereby, among other things, a vendor of tires subordinates its Lien in the branded inventory sold by such vendor to a Borrower to the Security Interest.

                  "Vendor Notes" means, collectively, the "Notes" as defined and included in the B/F Transaction Documents and the Goodyear Transaction Documents.

                  "Vendor Transaction Documents" means, collectively, the B/F Transaction Documents, the Goodyear Transaction Documents and all certificates, instruments, loan agreements, security agreements, financing statements, opinions and other documents delivered in connection with the consummation of any financing transaction between any Borrower and a vendor thereto.

                  "Wachovia" means Wachovia Bank, National Association, a national banking association, and its successors and assigns.

                  "Warrant" means the Amended and Restated Warrant No. 2 to purchase common stock of American Tire issued to The 1818 Mezzanine Fund II, L.P., as amended and in effect on the Effective Date and as thereafter amended in accordance with the provisions of this Agreement.

                  "Wholly Owned Subsidiary" when used to determine the relationship of a Subsidiary to a Person means a Subsidiary all of the issued and outstanding shares (other than directors' qualifying shares) of the capital stock of which shall at the time be owned by such Person or one or more of such Person's Wholly Owned Subsidiaries or by such Person and one or more of such Person's Wholly Owned Subsidiaries.

         SECTION 1.2 General Interpretive Rules.

                  (a) All terms of an accounting nature not specifically defined herein shall have the meanings ascribed thereto by GAAP.

                  (b) The terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles, inventory and proceeds, as and when used in this Agreement or the Security Documents (without being capitalized), shall have the meanings given those terms in the UCC.

                  (c) Unless otherwise specified, the words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision, section or subsection of this Agreement.

                  (d) Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Words denoting individuals include corporations and vice versa.

                  (e) References to any legislation or statute or code, or to any provisions of any legislation or statute or code, shall include any modification or reenactment of, or any legislative, statutory or code provision substituted for, such legislation, statute or code or provision thereof.

                  (f) References to any document or agreement (including this Agreement) shall include references to such document or agreement as amended, novated, supplemented, modified or replaced from time to time, so long as and to the extent that such amendment, novation, supplement, modification or replacement is not prohibited by the terms of this Agreement or is consented to, if such consent is required, in accordance with the applicable provisions of this Agreement.

                  (g) Except where specifically restricted in a Loan Document, references to any Person include its successors and substitutes and assigns permitted or not prohibited under such Loan Document.

                  (h) References to the time of day are to the time of day in the city in which the Administrative Agent's Office is located.

                  (i) The terms "payment", "prepayment", "distribution" and similar terms used in the definitions of "Restricted Distribution" and "Restricted Payment" and in SECTION 11.6, shall include payment by means of the transfer of funds or of property and, in the event of a transfer of property, the payment shall be deemed to be in an amount equal to the greater of the fair market value and the book value of the property at the time of the transfer.

                  (j) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

                  (k) Whenever from the context it appears appropriate, the term "Loan", including such terms as used as part of a defined term including the term "Loan", shall mean and include a Loan made by all Lenders to the Borrowers as well as a Lender's Proportionate Share of any Loan.

                  (l) Whenever the phrase "to the knowledge of the Borrower" or words of similar import relating to the knowledge of the Borrowers (or any of them) are used herein, such phrase shall mean and refer to the actual knowledge of the president, the chief executive officer or the principal financial officer of, or the in-house legal counsel to, American Tire.

                  (m) Unless otherwise specified herein, any Lien created or purported to be created hereby or by or pursuant to any Loan Documents in favor of the Administrative Agent and each payment made to the Administrative Agent, is and shall be deemed to have been created in favor of the Administrative Agent, for its benefit as the Administrative Agent and for the Ratable benefit of the Lenders, or made to and received by the Administrative Agent for the Ratable benefit of the Lenders, as the case may be.

                  (n) Whenever in this Agreement or any other Loan Document the word "stock" or "capital stock" or other similar word or phrase is used in connection with a Borrower or any Subsidiary of a Borrower referring to equity ownership interests in such Borrower or such Subsidiary, such word or phrase shall also be deemed to include a reference to member interests, each reference to "corporation" with reference to a Borrower or any Subsidiary of a Borrower shall also be deemed to include a reference to limited liability companies and each reference to "certificate of incorporation" or "articles of incorporation" or "bylaws" with reference to a Borrower or any Subsidiary of a Borrower shall also be deemed to include a reference to "certificate of formation" and "operating agreement" or other constituent documents of a limited liability company.

                  (o) Whenever in this Agreement reference is made to "including," or "include," such reference shall be understood to mean "including, without limitation" (and, for purposes of this Agreement and the other Loan Documents, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned).

         SECTION 1.3 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                   ARTICLE 2

                            REVOLVING CREDIT FACILITY

         SECTION 2.1 Revolving Credit Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally, but not jointly, to make Revolving Credit Loans to the Borrowers from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by the Borrowers in accordance with the terms of SECTION 2.2, in amounts equal to such Lender's Proportionate Share of each Revolving Credit Loan requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Proportionate Share of the Borrowing Base; PROVIDED, HOWEVER, that no Borrowing shall exceed the Loan Availability at the time and the aggregate principal amount of all outstanding Loans (after giving effect to the Revolving Credit Loans requested or deemed requested) shall not exceed the Borrowing Base. It is expressly understood and agreed that the Lenders may and at present intend to use the Borrowing Base as a maximum ceiling on Loans made to the Borrowers; PROVIDED, HOWEVER, that it is agreed that should the aggregate outstanding amount of such Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Revolving Credit Loan which is repaid may be reborrowed by the Borrowers, subject to the terms and conditions of this Agreement, in accordance with the terms of this SECTION 2.1. The Administrative Agent's and each Lender's books and records reflecting the date and the amount of each Revolving Credit Loan and each repayment of principal thereof shall constitute prima facie evidence of the accuracy of the information contained therein, subject to the provisions of SECTION 4.5.

         SECTION 2.2 Manner of Borrowing. Borrowings shall be made as follows:

                  (a)      Requests for Borrowing.

                           (i) Base Rate Revolving Credit Loans. A request for the Borrowing of Base Rate Revolving Credit Loans shall be made, or shall be deemed to be made, in the following manner:

                                    (A)      with respect to any Loans to be
                           made on the Effective Date, which shall be Base Rate Loans, the Borrowers' representative shall give the Administrative Agent the Initial Notice of Borrowing at least two Business Days prior to the proposed date of the Borrowing, and, with respect to each subsequent Borrowing, the Borrowers may request a Base Rate Revolving Credit Loan by giving the Administrative Agent a Notice of Borrowing, before 12:00 noon on the proposed date of the Borrowing, PROVIDED that if such notice is received after 12:00 noon on the proposed date of Borrowing, the proposed Borrowing may be postponed by the Administrative Agent to the next Business Day;

                                    (B)      whenever a check or other item is
                           presented to a Disbursing Bank for payment against a Controlled Disbursement Account in an amount greater than the then available balance in such account, such Disbursing Bank shall, and is hereby irrevocably authorized by the Borrowers to, give the Administrative Agent notice thereof, which notice shall be deemed to be a request for a Base Rate Revolving Credit Loan on the date of such notice in an amount equal to the excess of such check or other item over such available balance, and such request shall be irrevocable;

                                    (C)      unless payment is otherwise made by
                           the Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the Notes as interest shall be deemed to be a request for a Base Rate Revolving Credit Loan on the due date in the amount required to pay such interest, and such request shall be irrevocable;

                                    (D)      unless payment is otherwise made by
                           the Borrowers, a becoming due of any other Secured Obligation shall be deemed to be a request for a Base Rate Revolving Credit Loan on the due date in the amount then so due, and such request shall be irrevocable; and

                                    (E)      the receipt by the Administrative
                           Agent of notification from FCC to the effect that a payment has been made under a Letter of Credit or Letter of Credit Guarantee and that the Borrowers have failed to reimburse FCC therefor in accordance with the terms of ARTICLE 3, shall be deemed to be a request for a Base Rate Revolving Credit Loan on the date such notification is received in the amount of such payment which is so unreimbursed.

                           (ii) Eurodollar Rate Revolving Credit Loans. At any time after the Effective Date, and so long as no Default or Event of Default has occurred and is continuing, the Borrowers may request a Eurodollar Rate Revolving Credit Loan by giving the Administrative Agent a Notice of Borrowing (which notice shall be irrevocable) not later than 11:30 a.m. on the date three Business Days before the day on which the requested Eurodollar Rate Revolving Credit Loan is to be made. The Borrowers may direct the Administrative Agent to apply the proceeds of a Eurodollar Rate Revolving Credit Loan to Secured Obligations as described in SECTIONS 2.2(A)(I)(B), (C), (D) and (E) and the Administrative Agent shall comply with such direction to the extent that proceeds of a Borrowing of Eurodollar Rate Revolving Credit Loans are available to be so applied and in such case, no duplicative Borrowing of Base Rate Revolving Credit Loans will be deemed to have been requested.

                           (iii) Notification of Lenders. In the case of each Eurodollar Rate Revolving Credit Loan and, unless the Administrative Agent has elected to make a Swingline Loan to the Borrowers pursuant to SECTION 2A.2, in the case of each Base Rate Loan, the Administrative Agent shall promptly notify the Lenders of any Notice of Borrowing given or deemed given pursuant to this SECTION 2.2(A) by 12:00 noon on the proposed Borrowing date (in the case of Base Rate Loans) or by 3:00 p.m. three Business Days before the proposed Borrowing date (in the case of Eurodollar Rate Loans). If the Administrative Agent does so notify the Lenders, then not later than 1:30 p.m. on the proposed Borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the Administrative Agent's Office in funds immediately available to the Administrative Agent, such Lender's Proportionate Share of the Base Rate Loan or Eurodollar Rate Loan, as the case may be.

                  (b) Disbursement of Loans. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each Borrowing requested, or deemed to be requested, pursuant to SECTION 2.2(A) as follows:

                           (i) the proceeds of each Borrowing requested under SECTIONS 2.2(A)(I)(A) (other than the Borrowing of any Loans made on the Effective Date) or (B) or 2.2(A)(II) shall be disbursed by the Administrative Agent in Dollars in immediately available funds by wire transfer to a Controlled Disbursement Account or, in the absence of a Controlled Disbursement Account, by wire transfer to such other account as may be agreed upon by the Borrowers and the Administrative Agent from time to time, and the proceeds of the Loans to be made on the Effective Date under SECTION 2.2(A)(I)(A) shall be disbursed in accordance with the Initial Notice of Borrowing,

                           (ii) the proceeds of each Borrowing deemed requested under SECTION 2.2(A)(I)(C) or (D) shall be disbursed by the Administrative Agent by way of direct payment of the relevant Secured Obligation, and

                           (iii) the proceeds of each Borrowing deemed requested under SECTION 2.2(A)(I)(E) shall be disbursed by the Administrative Agent directly to FCC on behalf of the Borrowers for application to the Reimbursement Obligations.

         SECTION 2.3 Repayment. The Revolving Credit Loans will be repaid as follows:

                  (a) The outstanding principal amount of all Revolving Credit Loans is due and payable, and shall be repaid by the Borrowers, as their joint and several obligation, in full, not later than the Termination Date and the outstanding principal amount of any Revolving Credit Loan may be repaid by the Borrowers at any time and from time to time prior to the Termination Date;

                  (b) If at any time the aggregate outstanding unpaid principal amount of the Revolving Credit Loans exceeds the Borrowing Base in effect at such time, but subject to the provisions of SECTION 4.7(D), the Borrowers shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of the Revolving Credit Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount so repaid to the date of repayment; and

                  (c) The Borrowers hereby instruct the Administrative Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Administrative Agent on such day pursuant to
SECTION 8.1(C); PROVIDED that payments received in excess of outstanding Revolving Credit Loans or payments received (when no Default or Event of Default exists) on account of Eurodollar Rate Revolving Credit Loans which would otherwise result in prepayment of such Eurodollar Rate Revolving Credit Loans prior to the end of the Interest Period applicable thereto may, upon the instruction of the Borrowers to the Administrative Agent not later than 1:00 p.m. on any Business Day, be applied to the Cash Collateral Account or any Investment Account.

Repayments pursuant to SECTION 2.3(B) or (C) shall be applied first to the Base Rate Revolving Credit Loans and then to Eurodollar Rate Revolving Credit Loans.

         SECTION 2.4 Notes. Each Lender's Revolving Credit Loans and the joint and several obligation of the Borrowers to repay such Revolving Credit Loans shall also be evidenced by a Revolving Credit Note payable to the order of such Lender. Each such Note shall be dated the Effective Date (or later "effective date" under any Assignment and Acceptance) and be duly and validly executed and delivered by the Borrowers.

         SECTION 2.5 Notice of Adjustments to Eligibility Criteria, Imposition of Additional Reserves Against Borrowing Base, Etc. The Administrative Agent shall give the Borrowers written notice of any adjustment by the Administrative Agent to the eligibility criteria for Eligible Receivables or Eligible

Inventory, the exclusion from the Borrowing Base of any Inventory pursuant to CLAUSE (h) of the definition "Eligible Inventory," the exclusion from the Borrowing Base of any Receivables pursuant to CLAUSE (Q) of the definition "Eligible Receivables," any adjustment affecting the Dilution Reserve pursuant to CLAUSE (I) of the definition of such term or of the imposition by the Administrative Agent of any Additional Reserves, and, in each case, shall use reasonable efforts to give such notice to the Borrowers prior to or concurrently with the effectiveness of any such adjustment, exclusion or imposition.

         SECTION 2.6 Valuation of Inventory. For purposes of determining the NOLV Percentage, the net orderly liquidation value of Borrowers' Inventory shall be determined and reported on not less frequently than annually by a qualified independent appraiser selected by the Administrative Agent or, at the Administrative Agent's election, by professional appraisers employed by the Administrative Agent.

                                   ARTICLE 2A

                               SWINGLINE FACILITY

         SECTION 2A.1 Swingline Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, the Swingline Lender shall make Swingline Loans to the Borrowers from time to time, from and after the Effective Date to but not including the Termination Date, as requested or deemed requested by the Borrowers in accordance with the terms of SECTION 2A.2, up to an aggregate principal amount of Swingline Loans at any time outstanding not to exceed the lesser of (i) the Swingline Facility and (ii) the Borrowing Base MINUS the aggregate principal amount of outstanding Revolving Credit Loans. The Swingline Loans will be deemed to be usage of the Revolving Credit Facility for the purpose of calculating Loan Availability pursuant to SECTION 2.1, but will not reduce the Swingline Lender's obligation to lend its Proportionate Share of the remaining unused Revolving Credit Facility. The principal amount of any Swingline Loan which is repaid may be reborrowed by the Borrowers, subject to the terms and conditions of this Agreement, in accordance with the terms of this
SECTION 2A.1.

         SECTION 2A.2 Making Swingline Loans. Requests for Swingline Loans, which shall be Base Rate Loans and shall not be entitled to be converted into Eurodollar Rate Loans, shall be made not later than 1:00 p.m. on the Business Day of the proposed Swingline Loan by delivery by electronic mail, telex, telegraph, telecopy or telephone of a request therefor by American Tire to the Administrative Agent and the Swingline Lender and shall be deemed to be made on each Settlement Date. Each such notice (a "Swingline Loan Request") shall specify (i) the proposed borrowing date and (ii) the amount of Swingline Loan requested (which, in the case of deemed Settlement Date requests shall be, respectively, the Settlement Date and the excess, if any, of the Swingline Facility over the outstanding principal amount of Swingline Loans on the Settlement Date). Not later than 3:00 p.m. on the date specified for any Swingline Loan, the Swingline Lender shall make available such Swingline Loan in immediately available funds to the Administrative Agent. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in ARTICLE 5, the Administrative Agent will, and the Borrowers hereby irrevocably authorize the Administrative Agent to, disburse the proceeds of each Swingline Loan by making such funds available to the Borrowers by wire transfer to such account of a Borrower as American Tire and the Administrative Agent may agree from time to time.

         SECTION 2A.3 Repayment of Swingline Loans. The outstanding principal amount of all Swingline Loans is due and payable, and shall be repaid by the Borrowers, as their joint and several obligation, in full, not later than the Termination Date, together with accrued and unpaid interest thereon to such date.

         SECTION 2A.4 Prepayment. If at any time the aggregate unpaid principal amount of Swingline Loans outstanding to the Borrowers from the Swingline Lender exceeds the amount set forth in the first sentence of SECTION 2A.1, the Borrowers shall pay to the Administrative Agent for the account of the Swingline Lender on demand by the Administrative Agent, an amount equal to such excess, together with accrued and unpaid interest on the principal amount prepaid to the date of prepayment. For the avoidance of doubt, notwithstanding the foregoing, no such prepayment shall be required if the Borrowers shall have made an appropriate prepayment in accordance with the provisions of SECTION 2.3(B).

         SECTION 2A.5 Swingline Note. The Swingline Loans made by the Swingline Lender and the obligation of the Borrowers to repay such Swingline Loans shall be evidenced by, and be repayable in accordance with the terms of, a single Swingline Note, made by the Borrowers payable to the order of the

Swingline Lender. The Swingline Note shall be dated the Effective Date and be duly and validly executed and delivered by the Borrowers.

         SECTION 2A.6 Settlement with Other Lenders. All payments of principal, interest and any other amount with respect to such Swingline Loan shall be payable to and received by the Administrative Agent for the account of the Swingline Lender. Upon demand by the Swingline Lender, with notice thereof to the Administrative Agent, and notwithstanding the occurrence and continuation at the time of such demand of any Default or Event of Default, each Lender shall make a Base Rate Revolving Credit Loan in the amount of its Commitment Percentage of the outstanding Swingline Loans for the account of the Borrowers or purchase a participation of such amount in each outstanding Swingline Loan, the proceeds of which shall be paid over to the Swingline Lender and applied to the repayment of such Swingline Loans. Any payments received by the Administrative Agent prior to such repayment by the Lenders which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Swingline Loans shall be paid over to the Swingline Lender and so applied.

                                   ARTICLE 3

                           LETTER OF CREDIT GUARANTEES

         SECTION 3.1 Agreement to Issue. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, FCC agrees to issue or cause the issuance of, including by issuance of Letter of Credit Guarantees, for the account of any Borrower one or more Letters of Credit in accordance with this ARTICLE 3, from time to time during the period commencing on the Effective Date and ending on the Termination Date.

         SECTION 3.2 Amounts. FCC shall not have any obligation to issue or cause the issuance of any Letter of Credit at any time:

                  (a) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations of the Borrowers would exceed the Letter of Credit Guarantee Facility then in effect or (ii) the aggregate principal amount of Loans outstanding would exceed the Borrowing Base (after reduction for the Letter of Credit Reserve in respect of such Letter of Credit) or (iii) if no Loans are outstanding, the aggregate Letter of Credit Obligations would exceed the Borrowing Base; or

                  (b) which has a term longer than one calendar year or an expiration date after the last Business Day that is more than 30 days prior to the Termination Date.

         SECTION 3.3 Conditions. The obligation of FCC to issue any Letter of Credit Guarantee is subject to the satisfaction of (a) the applicable conditions precedent contained in ARTICLE 5 and (b) the following additional conditions precedent in a manner satisfactory to the Administrative Agent and FCC:

                           (i) the Borrowers shall have delivered to FCC and the Administrative Agent at such times and in such manner as FCC or the Administrative Agent may prescribe, a Reimbursement Agreement and such other documents as may be required pursuant to the terms thereof, and the form of the proposed Letter of Credit, all of which shall be satisfactory in form and substance, as completed, to the Bank, FCC and the Administrative Agent; and

                           (ii) as of the date of issuance, no law, rule or regulation, or order of any court, arbitrator or governmental authority having jurisdiction or authority over FCC shall purport by its terms to enjoin or restrain FCC or commercial financing entities, generally, from issuing guarantees, including guarantees of letter of credit obligations, of the type and in the amount of the proposed Letter of Credit Guarantee or the proposed Letter of Credit Guarantee specifically.

         SECTION 3.4 Issuance of Letter of Credit Guarantees.

                  (a) Request for Issuance. A Borrower shall give the Bank, FCC and the Administrative Agent written notice of such Borrower's request for the issuance of a Letter of Credit no later than six Business Days prior to the proposed date of issuance. Such notice shall be irrevocable and shall be accompanied by a completed form of letter of credit application in a form acceptable to the Bank specifying the name of the Borrower which will appear as the account party on the face of such Letter of Credit, the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether the Letter of Credit may be drawn in a single or in multiple draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day earlier than the 30th day prior to the Termination Date), the purpose for which the Letter of Credit is to be issued and the beneficiary of the Letter of Credit. Such Borrower shall attach to such notice the form of the Letter of Credit that such Borrower requests be issued.

                  (b) Responsibilities of the Administrative Agent; Issuance. The Administrative Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of a Letter of Credit set forth in the notice from the Borrowers pursuant to SECTION 3.4(A), the amount of Letter of Credit Availability. If (i) the form of requested Letter of Credit delivered by the Borrowers to the Administrative Agent is acceptable to FCC, the Bank and the Administrative Agent in their sole, reasonable discretion, (ii) the amount of the Letter of Credit Guarantee necessary to procure the issuance by the Bank of such Letter of Credit is less than or equal to the Letter of Credit Availability and (iii) the Administrative Agent has received a certificate from the Borrowers stating that the applicable conditions set forth in ARTICLE 5 have been satisfied, then FCC will join in the application for such Letter of Credit or otherwise cause the Bank to issue the requested Letter of Credit.

                  (c) Notice of Issuance. Promptly after the issuance of any Letter of Credit supported by a Letter of Credit Guarantee, FCC or the Bank shall give the Administrative Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit, and the Administrative Agent, at the request of any Lender, shall give such Lender a written report of each such Letter of Credit outstanding as of the date thereof, the amount available to be drawn thereunder and the expiration date thereof.

                  (d) No Extension or Amendment. FCC shall not cause any Letter of Credit to be extended or amended unless the requirements of this
SECTION 3.4 are met as though a new Letter of Credit were being requested and issued.

         SECTION 3.5 Duties of FCC. The rights and obligations of the Bank in connection with any Letter of Credit shall be governed by the Reimbursement Agreement for such Letter of Credit and in no event shall the Administrative Agent or any Lender have any liability or obligation to any Borrower or its Subsidiaries for any failure or refusal or delay by the Bank to issue, or error in issuing, any Letter of Credit. Any action taken or omitted to be taken by FCC under or in connection with any Letter of Credit Guarantee, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of FCC to any Lender or relieve any Lender of its obligations hereunder to FCC. In determining whether to pay under any Letter of Credit Guarantee, FCC shall have no obligation to confirm that the Bank acted properly in honoring any drawing under the related Letter of Credit and shall be entitled to rely on the Bank's demand for payment as sufficient evidence of the Bank's entitlement thereto.

         SECTION 3.6 Payment of Reimbursement Obligations.

                  (a) Payment to Bank, FCC. Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrowers agree, jointly and severally, for the benefit of FCC and the other Lenders, to reimburse the Bank for any drawings (whether partial or full) under each Letter of Credit on demand and agree to pay to the Bank the amount of all other Reimbursement Obligations and other amounts payable to the Bank under or in connection with such Letter of Credit in accordance with the Reimbursement Agreement. If FCC shall pay any amount under any Letter of Credit Guarantee, the Borrowers shall, jointly and severally, unless the Borrowers shall have already paid the amount in respect of which payment was made under such Letter of Credit Guarantee to the Bank in accordance with a Reimbursement Agreement, pay to FCC on the first Business Day following such payment, an amount equal to the amount of the payment made by FCC under such Letter of Credit Guarantee, together with interest on such amount for the period from FCC's payment under the applicable Letter of Credit Guarantee, until repayment in full of such amount, at the interest rate then applicable to Base Rate Revolving Credit Loans. So long as FCC remains unpaid, it shall be subrogated to all rights and remedies of (i) the Bank under the related Reimbursement Agreement and (ii) any beneficiary of such Letter of Credit whose claims against the account party on such Letter of Credit have been satisfied with proceeds of drawing under such Letter of Credit.

                  (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrowers with respect to any Letter of Credit (or any Reimbursement Obligation relating thereto) or any Letter of Credit Guarantee received by FCC, the Bank or by the Administrative Agent and distributed by the Administrative Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from FCC, the Bank or the Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Administrative Agent, pay to the Administrative Agent, for the account of the Administrative Agent, FCC or the Bank, as the case may be, their respective Proportionate Shares of such amount set aside, avoided or recovered together with interest at the rate required to be paid by the Administrative Agent, FCC or the Bank upon the amount required to be repaid by it.

         SECTION 3.7 Participations.

                  (a) Purchase of Participations. Immediately upon the Effective Date as to Letters of Credit outstanding on the Effective Date and immediately upon issuance by the Bank of any other Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the Letter of Credit Obligations thereunder, equal to such Lender's Proportionate Share thereof (including all obligations of the Borrowers with respect thereto, other than amounts owing to FCC or for the account of the Bank under SECTION 4.2(E), and any security therefor or guaranty pertaining thereto).

                  (b) Sharing of Letter of Credit Payments. In the event that FCC makes a payment under any Letter of Credit Guarantee and shall not have been repaid such amount pursuant to SECTION 3.6, then the Borrowers shall be deemed to have requested a Base Rate Revolving Credit Loan in the amount of such payment and, notwithstanding the occurrence or continuance of a Default or Event of Default at the time of such payment, each Lender shall be absolutely obligated to make its Proportionate Share of such Loan available to the Administrative Agent for disbursement as provided by SECTION 2.2(B) or to purchase a participation in the payment made by FCC under any such Letter of Credit Guarantee.

                  (c) Sharing of Reimbursement Obligation Payments. Whenever FCC receives a payment from or on behalf of the Borrowers or the Bank on account of a Reimbursement Obligation as to which the Administrative Agent has previously received for the account of FCC payment from a Lender pursuant to this SECTION 3.7, FCC shall promptly pay to the Administrative Agent, for the benefit of such Lender, such Lender's Proportionate Share of the amount of such payment from the Borrowers or the Bank in Dollars. Each such payment shall be made by FCC on the Business Day on which FCC receives immediately available funds from the Borrowers or the Bank pursuant to the immediately preceding sentence, if received prior to 11:00 a.m. on such Business Day, and otherwise on the next succeeding Business Day.

                  (d) Documentation. Upon the request of any Lender, the Administrative Agent shall furnish to such Lender copies of any Letter of Credit, Reimbursement Agreement, Letter of Credit Guarantee or application for any Letter of Credit and such other documentation as to Letters of Credit as may reasonably be requested by such Lender.

                  (e) Obligations Irrevocable. The obligations of each Lender to make payments to the Administrative Agent with respect to any Letter of Credit or Letter of Credit Guarantee in respect thereof and its participation therein pursuant to the provisions of this SECTION 3.7 or otherwise and the obligations of the Borrowers to make payments to FCC, the Bank or to the Administrative Agent, for the account of Lenders, shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Lenders to make such payments, that the Letter of Credit has been issued in accordance with SECTION 3.4), including any of the following circumstances:

                           (i) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                           (ii) The existence of any claim, set-off, defense or other right which the Borrowers (or any of them) may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, FCC, the Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrowers or any other Person and the beneficiary named in any Letter of Credit);

                           (iii) Any draft, certificate or any other document presented under the Letter of Credit upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv)     The surrender or impairment of any
                  Collateral or any other security for the Secured Obligations or the performance or observance of any of the terms of any of the Loan Documents;

                           (v) The occurrence of any Default or Event of Default; or

                           (vi) FCC's, the Bank's or the Administrative Agent's failure to deliver the notice provided for in SECTION 3.4(C).

         SECTION 3.8 Indemnification, Exoneration.

                  (a) Indemnification. In addition to amounts payable as elsewhere provided in this ARTICLE 3, the Borrowers, jointly and severally, agree to protect, indemnify, defend, pay and save harmless the Lenders, FCC, the Bank and the Administrative Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender, FCC, the Bank or the Administrative Agent may incur or be subject to as a consequence, directly or indirectly, of:

                           (i) the issuance of any Letter of Credit, other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or

                           (ii) the failure of the Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions being hereinafter referred to collectively as "Government Acts").

                  (b) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, FCC, the Bank and the Administrative Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders, FCC, the Bank and the Administrative Agent shall not be responsible for:

                           (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                           (ii)     the validity or sufficiency of any
                  instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                           (iii) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;

                           (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                           (v)      errors in interpretation of technical terms;

                           (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

                           (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

                           (viii) any consequences arising from causes beyond the control of the Lenders, FCC, the Bank or the Administrative Agent, including any Government Acts.

None of the foregoing shall affect, impair or prevent the vesting of any of the Administrative Agent's rights or powers under this SECTION 3.8.

                  (c) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Administrative Agent, FCC, the Bank or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not result in any liability of any Lender, FCC, the Bank or the Administrative Agent to the Borrowers or relieve any Borrower of any of its obligations hereunder to any such Person.

         SECTION 3.9 Supporting Letter of Credit; Cash Collateral Account. Upon the occurrence of an Event of Default or, if, notwithstanding the provisions of
SECTION 3.2(B), any Letter of Credit is outstanding on the Termination Date, then on or prior to the Termination Date, the Borrowers shall, as their joint and several obligation, promptly on demand by the Administrative Agent, deposit with the Administrative Agent, for the ratable benefit of the Lenders, with respect to each Letter of Credit then outstanding, as the Administrative Agent shall specify, either (a) a standby letter of credit (a "Supporting

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Letter of Credit") in form and substance satisfactory to the Administrative
Agent, issued by an issuer satisfactory to the Administrative Agent in its sole and absolute judgment in an amount equal to 105% of the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Administrative Agent shall be entitled to draw amounts necessary to reimburse the Lenders for payments made by the Lenders under the related Letter of Credit Guarantee or under any reimbursement or guaranty agreement with respect thereto, or (b) Cash Collateral in an amount necessary to reimburse the Administrative Agent and the Lenders for payments made by the Administrative Agent and the Lenders under the related Letter of Credit Guarantee or under any reimbursement or guaranty agreement with respect thereto. Such Supporting Letter of Credit or Cash Collateral shall be held by the Administrative Agent for the benefit of the Lenders, as security for, and to provide for the payment of, the Reimbursement Obligations. In addition, the Administrative Agent may at any time after such Event of Default or the Termination Date apply any or all of such Cash Collateral to the payment of any or all of the Secured Obligations then due and payable. The Cash Collateral shall be deposited in the Cash Collateral Account or an Investment Account and shall be administered in accordance with the provisions of SECTION 4.15.

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                                   ARTICLE 4

                             GENERAL LOAN PROVISIONS

         SECTION 4.1 Interest.

                  (a)(i) Base Rate Revolving Credit Loans. Subject to the provisions of SECTION 4.1(C), the Borrowers will pay interest on the unpaid principal amount of each Base Rate Revolving Credit Loan, for each day from the day such Loan is made (or is converted to a Base Rate Loan) until such Loan is paid (whether at maturity, by reason of acceleration, or otherwise) or is converted to a Loan of a different Type, at a rate per annum equal to the sum of
(i) the Applicable Margin and (ii) the Base Rate, payable monthly in arrears as it accrues on each Interest Payment Date. The Base Rate on the date hereof is four percent (4%) and therefore, the interest rate applicable hereunder to Base Rate Loans on the date hereof, expressed in simple interest terms, is four and three quarters percent (4.75%).

                  (ii) Eurodollar Rate Revolving Credit Loans. Subject to the provisions of SECTION 4.1(C), the Borrowers will pay interest on the unpaid principal amount of each Eurodollar Rate Revolving Credit Loan for the applicable Interest Period at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Eurodollar Rate, payable on the last day of such Interest Period and, if such Interest Period is longer than three months, at three-month intervals during such Interest Period.

                  (iii) Swingline Loans. Subject to the provisions of SECTION 4.1(C), the Borrowers will pay interest on the unpaid principal amount of each Swingline Loan for each day from the day such Loan is made until such Loan is paid (whether at maturity, by reason of acceleration or otherwise) at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Base Rate, payable monthly in arrears as it accrues on each Interest Payment Date.

                  (b) Other Secured Obligations. The Borrowers will, to the extent permitted by Applicable Law, pay interest on the unpaid principal amount of any Secured Obligation that is due and payable other than the Loans in accordance with SECTIONS 4.1(A) or (C), as applicable, as if such Secured Obligation were a Base Rate Loan.

                  (c) Default Rate. If an Event of Default shall occur and be continuing, at the election of the Administrative Agent and the Required Lenders, the unpaid principal amount of the Loans and other Secured Obligations shall no longer bear interest in accordance with the terms of SUBSECTION 4.1(A) or (B), as applicable, but shall bear interest for each day from the date of such Event of Default until such Event of Default shall have been cured or waived at a rate per annum equal to the applicable Default Rate, payable on DEMAND. The interest rate provided for in the preceding sentence shall, to the extent permitted by Applicable Law, apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in SECTION 12.1(G) or (H).

                  (d) Calculation of Interest. The interest rates provided for in SECTIONS 4.1(A), (B) and (C) shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Each interest rate determined with reference to the Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate.

                  (e) Maximum Rate. It is not intended by the Lenders, and nothing contained in this Agreement or the Notes shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Law (the "Maximum Rate"). If, in any month, the

Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and, if in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate (without regard to any limitation hereunder) had at all times been in effect, then the Borrowers shall, to the extent permitted by Applicable Law, pay to the Lenders an amount equal to the excess, if any, of (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate (without reference to any limitation hereunder), at all times, been in effect and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obligations, and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to the Borrowers. For the purposes of computing the Maximum Rate, to the extent permitted by Applicable Law, all interest and charges, discounts, amounts, premiums or fees deemed to constitute interest under Applicable Law, shall be amortized, prorated, allocated and spread in substantially equal parts throughout the full term of this Agreement. The provisions of this SECTION 4.1(E) shall be deemed to be incorporated into every Loan Document (whether or not any provision of this SECTION 4.1(E) is specifically referred to therein).

         SECTION 4.2 Certain Fees.

                  (a) Administrative Agent Fee. For administration and other services performed by the Administrative Agent in connection with its continuing administration of this Agreement, the Borrowers, jointly and severally, shall pay to the Administrative Agent, for its own account, and not for the account of the Lenders, an annual fee in accordance with the provisions of the Fee Letter.

                  (b) Unused Commitment Fee. In connection with and as consideration for the holding available for the use of the Borrowers hereunder the full amount of the Commitments, the Borrowers, jointly and severally, will pay a fee to the Administrative Agent, for the Ratable benefit of the Lenders, for each day from the Effective Date until the Termination Date, in an amount equal to 0.375% per annum of the Unused Commitments for such day, SUBJECT, HOWEVER to quarterly adjustment in accordance with the pricing matrix attached hereto as ANNEX B, on the dates specified for adjustments to the Applicable Margin. "Unused Commitments" means an amount equal to the aggregate Commitments, LESS the aggregate outstanding principal amount of Loans, other than any Swingline Loan, LESS the total amount of Letter of Credit Obligations, in each case on the date of determination. Such fee shall be payable monthly in arrears on each Interest Payment Date and on the date of any permanent reduction in the aggregate Commitments.

                  (c) Arrangement Fee. As compensation for structuring and arranging the credit facilities available hereunder, on the Effective Date the Borrowers, jointly and severally, shall pay to FCC and FSI, for their own account, an arrangement fee in accordance with the provisions of the Fee Letter.

                  (d) Closing Fee. As compensation for restructuring and approving the credit facilities available hereunder, on the Effective Date the Borrowers, jointly and severally, shall pay to the Administrative Agent for the Ratable benefit of the Lenders a closing fee agreed to among the Borrowers, the Administrative Agent and each Lender on or prior to the Agreement Date.

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

                  (e) Letter of Credit Fees. The Borrowers, jointly and severally, agree to pay to the Administrative Agent through its Treasury and International Services Group:

                           (i) for the Ratable benefit of the Lenders, Letter of Credit fees on each Letter of Credit or Letter of Credit Guarantee equal to the Applicable Margin per annum (or, in the case of commercial or documentary Letters of Credit or related Letter of Credit Guarantees, such Applicable Margin MINUS 0.50%) applicable from time to time to Eurodollar Rate Loans payable quarterly in arrears on the first day of each January, April, July and October on the average daily Letter of Credit Amount of such Letters of Credit outstanding during the preceding calendar quarter, PROVIDED that if an Event of Default shall occur and be continuing, at the election of the Administrative Agent and the Required Lenders, each Letter of Credit shall no longer accrue fees in accordance with the terms of this CLAUSE (I), but shall accrue fees for each day from the date of such Event of Default until such Event of Default shall have been cured or waived at a rate per annum equal to the applicable Default Rate, payable on DEMAND;

                           (ii) for the account of the Bank, the standard fees and charges of the Bank for issuing, administering, amending, renewing, paying and canceling and otherwise administering letters of credit, as and when assessed as to any Letters of Credit; and

                           (iii) for the account of FCC, an additional fronting fee at a rate of 0.125% per annum of the Letter of Credit Amount of each Letter of Credit, payable quarterly in arrears on the first day of each January, April, July and October, on the average daily Letter of Credit Amounts of all Letters of Credit from time to time outstanding from the Bank during the preceding calendar quarter.

                  (f) General. All fees provided for in this SECTION 4.2 and otherwise in this Agreement or any other Loan Document, shall be fully earned when due and payable and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to refund or rebate. All such fees are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money. Fees payable pursuant to the foregoing SUBSECTIONS (B) and (E) shall be calculated based on a year of 360 days and the actual number of days elapsed.

         SECTION 4.3 Manner of Payment. Except as otherwise expressly provided in SECTION 8.1(C), each payment (including prepayments) by the Borrowers on account of the principal of or interest on the Loans or of any other amounts payable to the Administrative Agent or the Lenders under this Agreement or any Note or other Loan Document shall be made not later than 12:00 noon on the date specified for payment under this Agreement to the Administrative Agent, at the Administrative Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of SECTION 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.

         SECTION 4.4 General. If any payment under this Agreement or any Note shall be specified to be made on a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

         SECTION 4.5 Loan Accounts; Statements of Account.

                  (a) Each Lender shall open and maintain on its books a loan account in American Tire's name (each, a "Loan Account" and collectively, the "Loan Accounts"). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrowers and as credits thereto all payments received by such Lender and applied to principal of such Loans, so that the balance of the Loan Account at all times reflects the principal amount due such Lender from the Borrowers.

                  (b) The Administrative Agent shall maintain on its books a control account for the Borrowers in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from the Borrowers hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from or on behalf of the Borrowers and each Lender's share therein.

                  (c) The entries made in the accounts pursuant to SUBSECTIONS (A) and (B) shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrowers therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to SUBSECTION (B) shall be controlling.

                  (d) The Administrative Agent will account separately to the Borrowers monthly with a statement of Loans, charges and payments made to and by the Borrowers pursuant to this Agreement, and such accounts rendered by the Administrative Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Administrative Agent is notified by the Borrowers in writing to the contrary within 30 days of the date the account to the Borrowers was so rendered. Such notice by the Borrowers shall be deemed an objection to only those items specifically objected to therein. Failure of the Administrative Agent to render such account shall in no way affect the rights of the Administrative Agent or of the Lenders hereunder.

         SECTION 4.6 Reduction of Commitments; Termination of Agreement.

                  (a)      Reduction of Commitments.

                           (i) The Borrowers shall have the right, at any time and from time to time, upon at least seven days' prior irrevocable, written notice to the Administrative Agent, to reduce permanently and Ratably in part the Commitments; PROVIDED, HOWEVER, that any such partial reduction shall be in an amount equal to $5,000,000 or any larger integral, multiple of $1,000,000 and shall not reduce the aggregate Commitments below an amount equal to the sum of the Letter of Credit Reserve PLUS the Rent Reserve PLUS any Additional Reserves. As of the date of reduction set forth in such notice, the Commitments shall be permanently reduced to the amount stated in the Borrowers' notice (and each Lender's Commitment shall be reduced Ratably) for all purposes herein, and the Borrowers shall pay the amount necessary to reduce the amount of the outstanding Loans to any amount that does not exceed the Borrowing Base (as reduced), together with accrued interest on any amounts so prepaid and an early termination fee in an amount equal to 0.50% of the amount of such reduction if such reduction is effected prior to the first anniversary of the Effective Date.

                           (ii)     The aggregate Commitments shall be
                  automatically reduced to zero on the Termination Date.

                           (iii) The aggregate Commitments shall be reduced as provided in SECTION 4.9.

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

                           (iv) The Commitments or any portion thereof terminated or reduced pursuant to this SECTION 4.6 may not be reinstated.

                  (b) Termination of Agreement. The Borrowers shall have the right, at any time, to terminate this Agreement upon not less than 10 Business Days' prior written notice, which notice shall specify the effective date of such termination. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. On the date specified in such notice, such termination shall be effected, PROVIDED, that the Borrowers shall, on or prior to such date, pay to the Administrative Agent, for its account and the account of the Lenders, in same day funds, an amount equal to all Secured Obligations (other than with respect to Letter of Credit Obligations) outstanding on such date, including all (i) accrued interest thereon, (ii) all accrued fees provided for hereunder, (iii) any amounts payable to the Administrative Agent or the Lenders pursuant to SECTIONS 4.10, 4.15, 15.2, 15.3,
15.14 and 15.23, and, in addition thereto, shall deliver to the Administrative Agent, in respect of each outstanding Letter of Credit, either a Supporting Letter of Credit or Cash Collateral as provided in SECTION 3.9, and (iv) if such termination occurs prior to the first anniversary of the Effective Date, an early termination fee in an amount equal to 0.50% of the amount of the Commitments so terminated, PROVIDED, that such fee shall not be payable if contemporaneously with such termination, (x) the Borrowers (or any of them) issue additional Debt in a private placement or a public offering, issue equity securities in an initial public offering or consummate a sale (directly or indirectly, including by sale, merger, consolidation or any other means) of all or substantially all of the Borrowers' assets or equity securities to a Person other than an Affiliate of the Borrowers (or any of them) and (y) the net cash proceeds received by the Borrowers (or any of them) from one or more of the foregoing transactions are in an aggregate amount sufficient to repay in full, and are applied to the repayment in full of, the amounts required to be paid by the Borrowers in connection with such termination pursuant to this SECTION 4.6(B), and PROVIDED FURTHER, that if Loan Availability has been reduced by 10% or more during the six-month period preceding such termination as a result of the Administrative Agent's having, without the agreement of American Tire, taken any action of the type described in SECTION 2.5, then such early termination fee will not be payable. Additionally, the Borrowers shall provide the Administrative Agent and the Lenders with indemnification in form and substance satisfactory to the Administrative Agent in its reasonable judgment with respect to such customary matters as the Administrative Agent and the Lenders shall reasonably require. Following a notice of termination as provided for in this
SECTION 4.6(B) and upon payment in full of the amounts specified in this SECTION 4.6(B), and execution and delivery of any required indemnification, this Agreement shall be terminated and the Administrative Agent, the Lenders and the Borrowers shall have no further obligations to any other party hereto, except for the obligations to the Administrative Agent and the Lenders pursuant to
SECTION 15.12 hereof, which shall survive any termination of this Agreement.

         SECTION 4.7 Making of Loans.

                  (a) Nature of Obligations of Lenders to Make Loans. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.

                  (b) Assumption by Administrative Agent. Subject to the provisions of SECTION 4.8 and notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Loans hereunder subsequent to the Loans to be made on the Effective Date, unless the Administrative Agent shall have received notice from a Lender prior to a proposed Borrowing date that such Lender will not make available to the Administrative Agent such Lender's Proportionate Share of the Loan to be borrowed on such date, the Administrative Agent may assume that such Lender will make such Proportionate Share available to the Administrative Agent in accordance with SECTION 2.2(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent a Lender shall not make its Proportionate Share of any Loan available to the Administrative Agent, and the Administrative Agent has

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made a corresponding amount available to the Borrowers, such Lender, on the one hand, and the Borrowers, jointly and severally on the other hand, severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount (the "Make-Whole Amount"), together with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at (i) the Federal Funds Rate if repaid by the Lender or (ii) the Effective Interest Rate or, if lower, subject to SECTION 4.1(E), the Maximum Rate, if repaid by the Borrowers. If such Lender shall repay to the Administrative Agent such corresponding amount, the amount so repaid shall constitute such Lender's Proportionate Share of the Loan made on such Borrowing date for purposes of this Agreement. The Administrative Agent shall not be required to make any Loan as to which it shall have received notice by a Lender of such Lender's intention not to make its Ratable Share of such Loan available to the Administrative Agent. The failure of any Lender to make its Proportionate Share of any Loan available shall not (without regard to whether the Borrowers shall have returned the amount thereof to the Administrative Agent in accordance with this SECTION 4.7) relieve it or any other Lender of its obligation, if any, hereunder to make its Proportionate Share of the Loan available on such Borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Proportionate Share of a Loan available on the Borrowing date.

                  (c) Delegation of Authority to Administrative Agent. Without limiting the generality of SECTION 14.1, each Lender expressly authorizes the Administrative Agent to determine on behalf of such Lender (i) the creation or elimination of Additional Reserves and (ii) whether or not Inventory or Receivables shall be deemed to constitute Eligible Inventory or Eligible Receivables. Any withdrawal of authorization under this SECTION 4.7(C) shall not affect the validity of any Loans made prior to the effectiveness thereof.

                  (d) Overadvances. Notwithstanding anything to the contrary contained elsewhere in this SECTION 4.7 or this Agreement or the other Loan Documents and whether or not a Default or Event of Default exists at the time, the Administrative Agent may in its discretion require all Lenders to honor requests or deemed requests by the Borrowers for Loans at a time that an Overadvance Condition exists or which would result in an Overadvance Condition and each Lender shall be obligated to continue to make its Proportionate Share of any such Overadvance Loan up to a maximum amount outstanding equal to its Commitment, so long as such Overadvance is not known by the Administrative Agent to exceed the lesser of (i) $10,000,000 and (ii) 5% of the Borrowing Base at such time or to exist for more than 30 consecutive Business Days or more than 45 Business Days in any calendar year.

         SECTION 4.8 Settlement Among Lenders.

                  (a) Revolving Credit Loans. It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Ratable Share of the aggregate principal amount of all Revolving Credit Loans outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to make its Ratable Share of Loans in accordance with the terms of this Agreement and each Lender's right to receive its Ratable Share of principal payments on Revolving Credit Loans, the Lenders agree that, in order to facilitate the administration of this Agreement and the Loan Documents, settlement among them may take place on a periodic basis in accordance with the provisions of this SECTION 4.8.

                  (b) Settlement Procedures. To the extent and in the manner hereinafter provided in this SECTION 4.8, settlement among the Lenders as to Base Rate Revolving Credit Loans may occur periodically on Settlement Dates determined from time to time by the Administrative Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in SECTION 5.2 have been met. On each Settlement Date payments shall be made by or to FCC and the other Lenders in the manner provided in this SECTION 4.8 in accordance with the Settlement Report delivered by the Administrative Agent pursuant to the provisions of this SECTION 4.8 in respect of such Settlement Date, so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Ratable Share of the Revolving Credit Loans.

                           (i) Selection of Settlement Dates. If the Administrative Agent elects, in its discretion, but subject to the consent of FCC, to settle accounts among the Lenders with respect to principal amounts of Base Rate Revolving Credit Loans less frequently than each Business Day, then the Administrative Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Effective Date; PROVIDED, that (A) the Administrative Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date, (B) a Settlement Date shall occur not less often than every five Business Days, and (C) settlements with respect to each Eurodollar Rate Revolving Credit Loan shall take place on the Borrowing date for such Loan, on the last day of the Interest Period applicable thereto and on any other date during such Interest Period on which interest is payable thereon. The Administrative Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon on the proposed Settlement Date, which Settlement Report shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

                           (ii) Non-Ratable Loans and Payments. Between Settlement Dates, the Administrative Agent shall request and FCC may (but shall not be obligated to) advance to the Borrowers out of FCC's own funds, the entire principal amount of any Base Rate Loan requested or deemed requested pursuant to SECTION 2.2(a) (any such Base Rate Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by FCC shall be deemed to be a purchase by FCC of a 100% participation in each other Lender's Proportionate Share of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Administrative Agent for the account of FCC. Upon demand by FCC, with notice thereof to the Administrative Agent, each other Lender shall pay to FCC, as the repurchase of such participation, an amount equal to 100% of such Lender's Proportionate Share of the principal amount of such Non-Ratable Loan. Notwithstanding the provisions of
                  SECTION 4.16, any payments received by the Administrative Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of the Revolving Credit Loans, shall be paid over to and retained by FCC for such application, and such payment to and retention by FCC shall be deemed, to the extent of each other Lender's Proportionate Share of such payment, to be a purchase by each such other Lender of a participation in the Revolving Credit Loans (including the repurchase of participations in Non-Ratable Loans) held by FCC. Upon demand by another Lender, with notice thereof to the Administrative Agent, FCC shall pay to the Administrative Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Proportionate Share of any such amounts (after application thereof to the repurchase of any participations of FCC in such other Lender's Proportionate Share of any Non-Ratable Loans) paid only to FCC by the Administrative Agent.

                           (iii) Settlement. On each Settlement Date each Lender shall transfer to the Administrative Agent and the Administrative Agent shall transfer to each Lender such amounts as are necessary to insure that, after giving effect to all such transfers, each

                  Lender's Net Outstandings are equal to such Lender's Proportionate Share of the aggregate principal amount of all Revolving Credit Loans then outstanding.

                           (iv) Return of Payments. If any amounts received by FCC in respect of the Secured Obligations are later required to be returned or repaid by FCC to the Borrowers or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the FCC's Proportionate Share of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by FCC with notice to the Administrative Agent, pay to the Administrative Agent for the account of FCC, an amount equal to the excess of such Lender's Proportionate Share of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

                           (v)      Payments to Administrative Agent, Lenders.

                                    (A)      Payment by any Lender to the
                           Administrative Agent pursuant to this SECTION 4.8 shall be made not later than 1:00 p.m. on the Business Day such payment is due, PROVIDED that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. on such Business Day. Payment by the Administrative Agent to any Lender shall be made by wire transfer, promptly following the Administrative Agent's receipt of funds for the account of such Lender and in the type of funds received by the Administrative Agent, PROVIDED that if the Administrative Agent receives such funds (A) at or prior to 1:00 p.m., the Administrative Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day or (B) after 1:00 p.m., the Administrative Agent shall pay such funds to such Lender prior to 2:00 p.m. on the following Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. on the first Business Day following the date of such demand.

                                    (B)      If a Lender shall, at any time,
                           fail to make any payment to the Administrative Agent required hereunder, the Administrative Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Administrative Agent may elect in its sole discretion.

                                    (C)      With respect to the payment of any
                           funds under this SECTION 4.8(B), whether from the Administrative Agent to a Lender or from a Lender to the Administrative Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate.

                  (c) Settlement of Other Secured Obligations. All other amounts received by the Administrative Agent on account of, or applied by the Administrative Agent to the payment of, any Secured Obligation owed to the Lenders (including fees payable to the Lenders pursuant to SECTIONS 4.2(B) and (E) and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Administrative Agent at or prior to 1:00 p.m. on a Business Day will be paid by the Administrative Agent to each Lender on the same Business Day, and any such amounts that are received by the Administrative Agent after 1:00 p.m. will be paid by the Administrative Agent to each Lender on the following Business Day. Unless otherwise stated herein, the

Administrative Agent shall distribute to each Lender such Lender's Proportionate Share of fees payable to the Lenders pursuant to SECTIONS 4.2(b) and (e) and shall distribute to each Lender such Lender's Proportionate Share (or if different, such Lender's share based upon the amount of the Secured Obligations then owing to each Lender) of the proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default.

         SECTION 4.9 Mandatory Prepayments. The Borrowers shall permanently reduce the Commitments (Ratably) by an amount equal to any amount that would otherwise constitute "Net Available Cash" as defined in the Senior Note Indenture and be required by the terms thereof to be applied to the prepayment of the Senior Notes, on the date required to be so applied. To the extent necessary to comply with the provisions of SECTION 2.3(B) after giving effect to such reduction, the Borrowers also shall prepay the Loans. Any such prepayment pursuant to this SECTION 4.9 shall be applied first to Base Rate Loans to the extent thereof and then to Eurodollar Rate Loans. If any payments are received which result in prepayment of Eurodollar Rate Loans prior to the end of the applicable Interest Period, the Borrowers also shall pay any amounts due pursuant to SECTION 4.10.

         SECTION 4.10 Payments Not at End of Interest Period; Failure to Borrow. If for any reason any payment of principal with respect to any Eurodollar Rate Loan is made on any day prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan or, after having given a Notice of Borrowing with respect to any Eurodollar Rate Loan or a Notice of Conversion or Continuation with respect to any Loan to be continued as or converted into a Eurodollar Rate Loan, such Loan is not made or is not continued as or converted into a Eurodollar Rate Loan due to the Borrowers' failure to borrow or to fulfill the applicable conditions set forth in ARTICLE 5, the Borrowers shall pay to each Lender, an amount equal to such Lender's costs and expenses incurred as a result of such failure, including in connection with obtaining deposits to fund its Ratable Share of such new (or continued or converted) Loan and redeploying such deposits. The Borrowers shall pay such amount upon presentation by the Administrative Agent of a statement setting forth the amount and the applicable Lender's calculation thereof in reasonable detail, which statement shall be deemed true and correct absent manifest error.

         SECTION 4.11 Notice of Conversion or Continuation. Whenever the Borrowers desire, subject to the provisions of SECTIONS 4.12 and 4.13, to convert an outstanding Loan into a Loan or Loans of a different Type or to continue all or a portion of an outstanding Eurodollar Rate Loan for a subsequent Interest Period, the Borrowers shall notify the Administrative Agent in writing (which notice shall be irrevocable) by telecopy or electronic mail not later than 11:30 a.m. on the date two Business Days before the day on which such proposed conversion or continuation is to be effective (and such effective date of any continuation shall be the last day of the Interest Period for the Eurodollar Rate Loan). Each such notice (a "Notice of Conversion or Continuation") shall (i) identify the Loan to be converted or continued, the aggregate outstanding principal balance thereof and, if a Eurodollar Rate Loan, the last day of the Interest Period applicable to such Loan, (ii) specify the effective date of such conversion or continuation, (iii) specify the principal amount of such Loan to be converted or continued and, if converted, the Type or Types into which the same is to be converted, and (iv) the Interest Period to be applicable to the Eurodollar Rate Loan as converted or continued, and shall be immediately followed by a written confirmation thereof by the Borrowers in a form acceptable to the Administrative Agent, PROVIDED that if such written confirmation differs in any respect from the action taken by the Lenders, the records of the Administrative Agent shall control absent manifest error.

         SECTION 4.12 Conversion or Continuation. Provided that no Default or Event of Default shall have occurred and be continuing (but subject to the provisions of SECTIONS 4.11 and 4.13), the Borrowers may request that all or any part of any outstanding Loan be converted into a Loan or Loans of a different Type or be continued as a Loan or Loans of the same Type, in the same aggregate principal amount, on any Business Day (which, in the case of continuation of a Eurodollar Rate Loan, shall be the last day of the Interest Period applicable to such Loan), upon notice (which notice shall be irrevocable) given in accordance with SECTION 4.11.

         SECTION 4.13 Duration of Interest Periods; Maximum Number of Eurodollar Rate Loans; Minimum Increments.

                  (a) Subject to the provisions of the definition "Interest Period," the duration of each Interest Period applicable to a Eurodollar Rate Loan shall be as specified in the applicable Notice of Borrowing or Notice of Conversion or Continuation. The Borrowers may elect a subsequent Interest Period to be applicable to any Eurodollar Rate Loan by giving a Notice of Conversion or Continuation with respect to such Loan in accordance with SECTION 4.11.

                  (b) If the Administrative Agent does not receive a notice of election in accordance with SECTION 4.11 with respect to the continuation of Eurodollar Rate Loan within the applicable time limits specified in said SECTION 4.11, or if, when such notice must be given, a Default or Event of Default exists or such Type of Loan is not available, the Borrowers shall be deemed to have elected to convert such Eurodollar Rate Loan in whole into a Base Rate Loan on the last day of the Interest Period therefor.

                  (c) Notwithstanding the foregoing, the Borrowers may not select an Interest Period that would end, but for the provisions of the definition "Interest Period," after the Termination Date.

                  (d) In no event shall there be more than six Eurodollar Rate Loans outstanding hereunder at any time. For the purpose of this SUBSECTION
(D), each Loan having a distinct Interest Period shall be deemed to be a separate Loan hereunder.

                  (e) Each Eurodollar Rate Loan shall be in a minimum amount of $1,000,000 or an integral multiple of $250,000 in excess thereof.

         SECTION 4.14 Changed Circumstances.

                  (a) If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation makes it unlawful, or any Governmental Authority asserts, after the date hereof, that it is unlawful, for any Lender to perform its obligations hereunder to make Eurodollar Rate Loans or to fund or maintain Eurodollar Rate Loans hereunder, such Lender shall notify the Administrative Agent of such event and the Administrative Agent shall notify the Borrowers of such event, and the right of the Borrowers to select Eurodollar Rate Loans for any subsequent Interest Period or in connection with any subsequent conversion of any Loan shall be suspended until the Administrative Agent shall notify the Borrowers that the circumstances causing such suspension no longer exist, and the Borrowers shall forthwith prepay in full all Eurodollar Rate Loans then outstanding and shall pay all interest accrued thereon through the date of such prepayment or conversion, unless the Borrowers, within three Business Days after such notice from the Administrative Agent, request the conversion of all Eurodollar Rate Loans then outstanding into Base Rate Loans; PROVIDED, that if the date of such repayment or proposed conversion is not the last day of the Interest Period applicable to such Eurodollar Rate Loans, the Borrowers shall also pay any amount due pursuant to SECTION 4.10.

                  (b) If the Administrative Agent shall, at least one Business Day before the date of any requested Borrowing or the effective date of any conversion or continuation of an existing Loan to be made or continued as or converted into a Eurodollar Rate Loan (each such requested Borrowing made and Loan to be converted or continued, a "Pending Loan"), notify the Borrowers that the Eurodollar Rate will not adequately reflect the cost to the Lenders of making or funding such Pending Loan as a Eurodollar Rate Loan or that the Interbank Offered Rate is not determinable from any interest rate reporting service of recognized standing, then the right of the Borrowers to select Eurodollar Rate Loan for such Pending Loan, any subsequent Loan or in connection with any subsequent conversion or continuation of any Loan shall be suspended until the Administrative Agent shall notify the Borrowers that the circumstances causing such suspension no longer exist, and each Pending Loan and each such subsequent Loan requested to be made, continued or converted shall be made or continued as or converted into a Base Rate Loan.

         SECTION 4.15 Cash Collateral Account; Investment Accounts.

                  (a) Cash Collateral Account. The Borrowers shall establish a Cash Collateral Account in which to deposit Cash Collateral from time to time:

                           (i)      representing payments received pursuant to
                  SECTION 2.3(C) in excess of then outstanding Loans or on account of Eurodollar Rate Loans which would otherwise result in repayment of such Loans prior to the end of the Interest Period applicable thereto (; provided, however, that if an Event of Default exists, such amounts may be applied by the Administrative Agent to the repayment of the Loans and the other Secured Obligations prior to the end of any Interest Period),

                           (ii)     with respect to Letter of Credit Obligations
                  (x) at the request of the Administrative Agent upon the occurrence of an Event of Default, or (y) for the purposes set forth in SECTION 4.6 in the event of termination of this Agreement, or

                           (iii) for any other purpose as may be agreed between the Administrative Agent and the Borrowers to provide security for the Secured Obligations.

On the last day of the applicable Interest Period as to any amounts deposited to the Cash Collateral Account pursuant to CLAUSE (I) above or if a drawing under a Letter of Credit occurs with respect to any amounts deposited to the Cash Collateral Account pursuant to CLAUSE (II) above or if an Event of Default exists, the Borrowers hereby authorize the Administrative Agent to use the monies deposited in the Cash Collateral Account to make payment to the payee with respect to such Loan or drawing. The Cash Collateral Account shall be in the name of the Administrative Agent and the Administrative Agent shall have sole dominion and control over, and sole access to, the Cash Collateral Account. Neither any Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account. The Borrowers agree that they will not at any time (x) sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein or (y) create or permit to exist any Lien upon or with respect to the Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Cash Collateral Account. Subject to the right of the Administrative Agent to withdraw funds from the Cash Collateral Account as provided herein, the Administrative Agent will, so long as no Default or Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, in each case, in Cash Equivalents, as the Borrowers may direct prior to the occurrence of a Default or Event of Default and as the Administrative Agent may select after the occurrence and during the continuance of a Default or Event of Default. Such proceeds, interest and income which are not so invested or reinvested in Cash Equivalents shall be deposited and held by the Administrative Agent in the Cash Collateral Account. The Administrative Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned in any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral on the terms set forth in this SECTION 4.15.

                  (b) Investment Accounts. The Borrowers may from time to time establish one or more Investment Accounts with the Administrative Agent, any Lender or any Affiliate of a Lender, for the purpose of investing in Cash Equivalents any Cash Collateral representing payments received pursuant to
SECTION 2.3(C) in excess of then outstanding Loans or on account of Eurodollar Rate Loans which would otherwise result in repayment of such Loans prior to the end of the Interest Period applicable thereto. On the last day of the applicable Interest Period as to any such amounts deposited to an Investment Account or at any time an Event of Default exists, the Borrowers hereby authorize the Administrative Agent to use the monies deposited in the Investment Accounts to make payment to the Loans and the other Secured Obligations. The Borrowers hereby acknowledge and agree that each such Investment Account shall constitute Collateral hereunder and shall be maintained with the Administrative Agent, a Lender or Affiliate of a Lender as security for the Secured Obligations. Notwithstanding the foregoing, until such time as the Administrative Agent shall otherwise instruct the Lender or the Affiliate of a Lender maintaining such account, the Borrowers shall be entitled to direct the investment of the funds deposited therein. The Borrowers agree that they will not at any time (x) sell or otherwise dispose of any interest in any Investment Account or any funds held therein other than by application thereof to any Secured Obligation, or (y) create or permit to exist any Lien upon or with respect to any Investment Account or any funds held therein, except as provided in or contemplated by this Agreement. The Borrowers agree that at any time, and from time to time, at the expense of the Borrowers, the Borrowers will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent or any Lender may request, in order to perfect and protect any security interest in any Investment Account granted or purported to be granted hereby or to enable the Borrowers, for their respective benefit and the benefit of the Lenders, to exercise and enforce its rights and remedies hereunder with respect to such Investment Account.

         SECTION 4.16 Allocation of Payments from Borrowers. All monies to be applied to the Secured Obligations, whether such monies represent voluntary payments by the Borrowers or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among the Administrative Agent and such of the Lenders and other holders of the Secured Obligations as are entitled thereto (and, with respect to monies allocated to the Lenders, on a Ratable basis unless otherwise provided in this SECTION 4.16):
(i) first, to the Swingline Lender (or to any Lender to the extent such Lender has previously repaid such Loan) to pay principal and accrued interest on any portion of any Swingline Loan; (ii) second, to the Administrative Agent to pay the amount of expenses that have not been reimbursed to the Administrative Agent by the Borrowers or the Lenders, together with interest accrued thereon; (iii) third, to the Administrative Agent to pay any indemnified amount that has not been paid to the Administrative Agent by the Borrowers or the Lenders, together with interest accrued thereon; (iv) fourth, to the Administrative Agent to pay any fees due and payable to the Administrative Agent under this Agreement; (v) fifth, to the Lenders for any indemnified amount that they have paid to the Administrative Agent and for any expenses that they have reimbursed to the Administrative Agent; (vi) sixth, to the Lenders to pay any fees due and payable to the Lenders under this Agreement; (vii) seventh, in payment of the unpaid principal and accrued interest in respect of the Loans and any other Secured Obligations (including Secured Obligations arising under Hedging Agreements but excluding any other Banking Relationship Debt) then outstanding and held by any Lender to be shared among the Lenders on a Ratable basis, or on such other basis as may be agreed upon in writing by all of the Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of the Borrowers); and (viii) eighth, to any Banking Relationship Debt (other than Secured Obligations arising under Hedging Agreements) on a pro rata basis. The allocations set forth in this

SECTION 4.16 are solely to determine the rights and priorities of the Administrative Agent and the Lenders as among themselves and may be changed by the Administrative Agent and the Lenders without notice to or the consent or approval of the Borrowers or any other Person. Whenever allocation is made pursuant to this SECTION 4.16 to the holder of Secured Obligations in which another Lender acquires a participation, the monies received by such holder shall be shared as between such holder and such participants on a Ratable basis.

         SECTION 4.17 Borrowers' Representative. American Tire shall act under this Agreement as the representative of all Borrowers, and each other Borrower hereby appoints American Tire as its representative, hereunder, for all purposes, including requesting borrowings and receiving account statements and other notices and communications to the Borrowers (or any of them) from the Administrative Agent or any Lender. The Administrative Agent and the Lenders may rely, and shall be fully protected in relying, on any request for borrowing, disbursement instruction, report, information or any other notice or communication made or given by American Tire, whether in its own name, on behalf of any other Borrower or on behalf of "the Borrowers," and neither the Administrative Agent nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, notice or communication, nor shall the joint and several character of the Borrowers' liability for the Secured Obligations be affected. The Administrative Agent and each Lender intend to maintain a single Loan Account in the name of "American Tire Distributors, Inc." hereunder and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of its liability for the Secured Obligations.

         SECTION 4.18 Joint and Several Liability.

                  (a) Joint and Several Liability. The Secured Obligations shall constitute one joint and several direct and general obligation of all of the Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers shall be jointly and severally, with each other Borrower, directly and unconditionally liable to the Administrative Agent and the Lenders for all Secured Obligations and shall have the obligations of co-maker with respect to the Loans, the Notes, and the Secured Obligations, it being agreed that the advances to each Borrower inure to the benefit of all Borrowers, and that the Administrative Agent and the Lenders are relying on the joint and several liability of the Borrowers as co-makers in extending the Loans hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Loan or other Secured Obligation payable to the Administrative Agent or any Lender, it will forthwith pay the same, without notice or demand.

                  (b) No Modification or Release of Obligations. No payment or payments made by any of the Borrowers or any other Person or received or collected by the Administrative Agent or any Lender from any of the Borrowers or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed (except to the extent Secured Obligations are satisfied) to modify, release or otherwise affect the liability of each Borrower under this Agreement, which shall remain liable for the Secured Obligations until the Secured Obligations are paid in full and the Commitments are terminated.

         SECTION 4.19 Obligations Absolute. Each Borrower agrees that the Secured Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. All Secured Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities under this Agreement shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any Loan Documents or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Secured Obligations resulting from the extension of additional credit to any Borrower or otherwise;

                  (c) any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations;

                  (d) any change, restructuring or termination of the corporate structure or existence of any Borrower; or

                  (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower or a guarantor.

                  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

         SECTION 4.20 Waiver of Suretyship Defenses. Each Borrower agrees that the joint and several liability of the Borrowers provided for in SECTION 4.18 shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by the Administrative Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Administrative Agent or any Lender with respect to any of the Secured Obligations, nor by any other agreements or arrangements whatever with the other Borrowers or with anyone else, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Secured Obligations, and may be enforced without requiring the Administrative Agent or any Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations, the Notes, this Agreement or any other Loan Document (other than notices expressly required in this Agreement or by any of the Loan Documents) and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral, including any rights any Borrower may otherwise have under the New York General Obligations Law.

                                   ARTICLE 5

                              CONDITIONS PRECEDENT

         SECTION 5.1 Conditions Precedent to Effectiveness of Agreement. Notwithstanding any other provision of this Agreement, this Agreement shall not become effective nor shall the Lenders or FCC have any obligation to make any Loans or to cause the issuance of any Letter of Credit, respectively, on the Effective Date unless and until the following conditions precedent are satisfied:

                  (a) Documents. The Administrative Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Administrative Agent, its special counsel and the Lenders and (except for the Notes) in sufficient copies for each Lender:

                           (1) Agreement. This Agreement, duly executed and delivered by the Borrowers and the other Lenders;

                           (2) Notes. The Notes, each dated the Effective Date and duly executed and delivered by the Borrowers;

                           (3)      Articles, Bylaws and Resolutions. A
                  certificate, dated the Effective Date, of the Secretary or an Assistant Secretary of each Borrower, as to and having attached thereto copies of the articles of incorporation and by-laws and shareholder agreements of such Borrower as in effect on the Effective Date and all corporate action, including shareholder approval, if necessary, taken by such Borrower and/or its shareholders to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which such Borrower is a party and, in the case of each Borrower, the Borrowings under this Agreement;

                           (4) Incumbency Certificates. A certificate, dated the Effective Date, of the Secretary or an Assistant Secretary of each Borrower, as to the incumbency and specimen signatures of each of the officers of such Borrower who is authorized to execute and deliver this Agreement or any other Loan Document on behalf of such Borrower or any document, certificate or instrument to be delivered in connection with this Agreement or the other Loan Documents to which such Borrower is a party and, in the case of each Borrower, to request Borrowings under this Agreement;

                           (5) Good Standing Certificates. A certificate as of a recent date evidencing the good standing of each Borrower in the jurisdiction of its incorporation and in each other jurisdiction in which it is qualified as a foreign corporation to transact business and conducts business;

                           (6) Landlord's Waiver. Landlord's waiver and consent agreements duly executed on behalf of each landlord of real property on which any Collateral is located, except to the extent that the Rent Reserve appropriately reflects the absence of such a waiver;

                           (7) Schedules of Inventory and Receivables. A Schedule of Inventory and a Schedule of Receivables, each prepared as of a recent date;

                           (8) Insurance Coverage. Certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of SECTION 8.8(B);

                           (9) Borrowing Base Certificate. A Borrowing Base Certificate prepared as of March 12, 2004 or a later date, duly executed and delivered by the Financial Officer demonstrating Loan Availability of not less than $25,000,000, after giving effect to the Loans to be made on the Effective Date, the Borrowers' payment (or provision for the payment) of all costs and expenses incurred by Borrowers in connection with this Agreement, and any transactions contemplated by this Agreement to occur on or before the Effective Date;

                           (10) Notice of Borrowing. The Initial Notice of Borrowing dated the Effective Date from the Borrowers to the Administrative Agent requesting the Loans to be made on the Effective Date and specifying the method of disbursement;

                           (11) Financial Statements. Copies of all the financial statements referred to in SECTION 6.1(N) and meeting the requirements thereof;

                           (12) Officer's Certificate. A certificate of the President or a Vice President of American Tire stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, (a) all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date, both with and without giving effect to the Loans to be made on the Effective Date and the application of the proceeds thereof, and (b) as of the Effective Date, no Default or Event of Default exists;

                           (13) Other Loan Documents. Copies of each of the other Loan Documents dated the Effective Date, duly executed by the parties thereto with evidence satisfactory to the Administrative Agent and its counsel of the due authorization, binding effect and enforceability of each such Loan Document on each such party and such other documents and instruments as the Administrative Agent may reasonably request;

                           (14) Legal Opinions. An opinion dated the Effective Date of each of Covington & Burling, counsel for the Borrowers, and of such local counsel as the Administrative Agent shall deem necessary or desirable, opining as to such matters in connection with this Agreement as the Administrative Agent or its counsel may reasonably request;

                           (15) Pledge Agreements. Each Pledge Agreement duly executed and delivered by the Borrowers party thereto, together with all original stock certificates and stock powers, undated and in blank, constituting Pledged Collateral (as defined therein) and required to be delivered by the pledgor thereunder to the Administrative Agent in connection with the execution and delivery of the Pledge Agreements;

                           (16) Financing Statements. Written evidence that the Financing Statements and any amendments thereto have been filed in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest.

                           (17) Fees. The Administrative Agent shall have received from the Borrowers all of the fees payable on the Effective Date referred to herein and in the Fee Letter; and

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

                           (18) Priority. The Administrative Agent shall have received satisfactory evidence that the Administrative Agent (for the benefit of the Secured Parties) has a valid and perfected first priority security interest as of such date in all of the Collateral and which Collateral shall be subject to no Liens other than Liens permitted by SECTIONS 11.9(A), (B),
                  (E) and (F).

                  (b) Litigation. The Administrative Agent shall have received evidence satisfactory to it that no action, proceeding, investigation, regulation or legislation, shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement, or the consummation of the transactions contemplated hereby, or which may otherwise have a Materially Adverse Effect.

                  (c) No Material Adverse Change. There shall not have occurred any event or series of events or circumstances or group of circumstances which individually or in the aggregate, in the sole judgment of the Administrative Agent, would have a Materially Adverse Effect.

                  (d) Receipt of Funds. The Administrative Agent shall have received and disbursed such amounts from and to each Existing Lender (and each such Lender shall be deemed to have purchased from or sold to each other such Lender such interest in such Lender's Revolving Credit Loans outstanding immediately prior to the Effective Date) as would result in each such Lender's having Revolving Credit Loans outstanding on the Effective Date equal to its Proportionate Share (based upon the Commitments set forth on ANNEX A hereto) of the outstanding principal amount of such Revolving Credit Loans.

                  (e) ISDA Amendment. The Administrative Agent shall have received, for the benefit of, and in form and substance satisfactory to, the Bank, an amendment to the Borrowers' ISDA Master Agreement with Bank, duly executed and delivered by the Borrowers.

         SECTION 5.2 All Loans; Letters of Credit. The obligation of the Lenders to make (but not to continue or convert any outstanding Loan, which shall be subject to the provisions of SECTION 4.12) any Loan hereunder, including any Loans to be made on the Effective Date and all subsequent Loans, and of FCC to cause the issuance of any Letter of Credit are further subject to the following:

                  (a) at such time, both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof or the Letter of Credit Guarantee to be issued, (i) no Default or Event of Default shall exist, and (ii) the representations and warranties of the Borrowers set forth herein and in the other Loan Documents (insofar as they relate to the transactions provided for herein, the ability of the Borrowers to repay the Secured Obligations, or any of the Collateral) shall be true and correct in all material respects, except (A) to the extent any such representation or warranty is made exclusively with reference to an earlier date or (B) as a result of changes in the nature of a Borrower's or, if applicable, any of its Subsidiaries' business or operations that may occur after the date hereof in the ordinary course of business of such Borrower or Subsidiary so long as the Administrative Agent has (or, if otherwise required by the terms of this Agreement, the Required Lenders or all the Lenders have) consented to such changes or such changes are not violative of any provision of this Agreement, and

                  (b)      the corporate actions of the Borrowers referred to in
SECTION 5.1(A)(3) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to SECTION 5.1(a)(4) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent.

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

Each request or deemed request for any Borrowing or other advance or submission of any request for any Letter of Credit hereunder shall be deemed to be a certification by the Borrowers to the Administrative Agent and the Lenders as to the matters set forth in SECTIONS 5.2(a) and (B) and the Administrative Agent and the Lenders may, without waiving either condition, consider the conditions specified in SECTIONS 5.2(A) and (B) fulfilled and a representation by the Borrowers to such effect made, if no written notice to the contrary is received by the Administrative Agent prior to the making of the Loan then to be made or the issuance of the Letter of Credit so requested.

         SECTION 5.3 Conditions as Covenants. In the event that the Lenders permit this Agreement to become effective and make any Loans on the Effective Date or permit FCC to issue a Letter of Credit Guarantee prior to the satisfaction of all conditions precedent set forth in SECTION 5.1, and such conditions are not waived in writing by the Administrative Agent, the Borrowers shall nevertheless cause such condition or conditions to be satisfied within 30 days after the making of such Loans or the issuance of such Letter of Credit Guarantee.

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                                   ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF BORROWERS

         SECTION 6.1 Representations and Warranties. The Borrowers represent and warrant to the Administrative Agent and to the Lenders as follows:

                  (a) Organization; Power; Qualification. Each Borrower and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, having the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization. The jurisdictions in which each of the Borrowers and each of their respective Subsidiaries is qualified to do business as a foreign corporation on the Effective Date are listed on SCHEDULE 6.1(A).

                  (b) Capitalization; Shareholder Agreements. The outstanding capital stock of the Borrowers has been duly and validly issued and is fully paid and nonassessable, and the number and owners of such shares of capital stock of the Borrowers are set forth on SCHEDULE 6.1(B). The issuance and sale of the Borrowers' capital stock have been registered or qualified under applicable federal and state securities laws or are exempt therefrom. Except as set forth in American Tire's SEC filings, there are no Material Contracts with respect to the capital stock of a Borrower.

                  (c) Subsidiaries. SCHEDULE 6.1(C) correctly sets forth the name of each Subsidiary of any Borrower, its jurisdiction of incorporation, the name of its immediate parent or parents, and the percentage of its issued and outstanding securities owned by the Borrowers or any other Subsidiary of any Borrower. Except as set forth on SCHEDULE 6.1(C) or in the compliance certificate most recently delivered pursuant to SECTION 10.3,

                           (i) no Subsidiary has issued any securities convertible into shares of such Subsidiary's capital stock or any options, warrants or other rights to acquire any shares or securities convertible into such shares,

                           (ii) the outstanding stock and securities of each Subsidiary are owned by a Borrower or a Wholly Owned Subsidiary of a Borrower, or by a Borrower and one or more of its Wholly Owned Subsidiaries, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever, and

                           (iii)    no Borrower has any Subsidiaries.

The outstanding capital stock of each Subsidiary has been duly and validly issued and is fully paid and nonassessable by the issuer, and the number and owners of the shares of such capital stock are set forth on SCHEDULE 6.1(c).

                  (d) Authorization of Agreement, Notes, Loan Documents and Borrowing. Each Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement and each of the Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the Loan Documents have been duly executed and delivered by the duly authorized officers of each Borrower and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of each such Borrower, enforceable in accordance with its terms.

                  (e) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance of this Agreement and each of the Loan Documents in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

                           (i) require any material Governmental Approval or violate in any material respect any Applicable Law relating to a Borrower or any of its Subsidiaries,

                           (ii) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation, by-laws or any shareholders' agreement of a Borrower or any of its Subsidiaries,

                           (iii) conflict with, result in a breach of or constitute a default under any material provisions of any indenture, agreement or other instrument to which a Borrower or any of its Subsidiaries is a party or by which a Borrower, any of its Subsidiaries or any of any Borrower's or such Subsidiaries' property may be bound or any material Governmental Approval relating to a Borrower or any of its Subsidiaries, or

                           (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower other than the Security Interest.

                  (f) Business. Each Borrower and each Subsidiary is engaged in the business described on SCHEDULE 6.1(F).

                  (g) Compliance with Law; Governmental Approvals. Each Borrower and each of its Subsidiaries

                           (i) has all Governmental Approvals, including permits relating to Environmental Laws and federal, state and local ordinances and regulations, required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of any Borrower, threatened attack by direct or collateral proceeding, except for such Governmental Approvals the failure to obtain or maintain which would not have a Materially Adverse Effect, and

                           (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it, including all Environmental Laws and all occupational health and safety laws applicable to any Borrower, any of its Subsidiaries or their respective properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect,

                  (h) Title to Properties. Except as set forth in SCHEDULE 6.1(H), each Borrower and each of the Subsidiaries has valid and legal title to or leasehold interest in all of the Collateral and all other material personal property, Real Estate and other assets used in its business.

                  (i) Liens. Except as set forth in SCHEDULE 6.1(i), none of the properties and assets of any Borrower or any Subsidiary is subject to any Lien, except Liens otherwise permitted by SECTION 11.9. Other than the Financing Statements, no financing statement under the UCC of any State or other instrument evidencing a Lien on the Collateral which names a Borrower or any Subsidiary as debtor has been filed (and has not been terminated) in any State or other jurisdiction, and neither any Borrower nor any Subsidiary has signed any such financing statement or other instrument (which financing statement or other instrument has not been terminated) or any security agreement (which security agreement has not been terminated) authorizing any secured party thereunder to file any such financing statement or instrument.

                  (j) Debt and Guarantees. SCHEDULE 6.1(j) is a complete and correct listing as of the Effective Date and as of the date of the compliance certificate most recently delivered pursuant to SECTION 10.3 of all
(i) Debt and (ii) Guarantees of each Borrower and each of its Subsidiaries (other than Guarantees by a Borrower of obligations of another Borrower). Each Borrower and each of its Subsidiaries has performed and is in compliance in all material respects with all of the terms of such Debt and Guarantees and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Debt or Guaranty.

                  (k) Litigation. Except as set forth on SCHEDULE 6.1(K), as of the Effective Date there are no actions, suits or proceedings pending (nor, to the knowledge of any Borrower, are there any actions, suits or proceedings threatened, or any reasonable basis therefor) against or in any other way relating to or affecting a Borrower or its Subsidiaries or any of their respective properties in any court or before any arbitrator of any kind or before or by any governmental body, EXCEPT actions, suits or proceedings of the character normally incident to the kind of business conducted by the Borrowers and their Subsidiaries which, would not singly or in the aggregate have a Materially Adverse Effect, and there are no strikes or walkouts in progress, pending or contemplated relating to any labor contracts to which a Borrower or any of its Subsidiaries is a party, relating to any labor contracts being negotiated, or otherwise.

                  (l)      Tax Returns and Payments. Except as set forth on
SCHEDULE 6.1(L), all United States federal, state and local as well as foreign national, provincial and local and other tax returns of each Borrower and each of its Subsidiaries required by Applicable Law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and other taxes, assessments and other governmental charges or levies upon a Borrower or any of its Subsidiaries or their respective property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under SECTION 9.6. The charges, accruals and reserves on the books of the Borrowers and each Subsidiary as of the Effective Date in respect of United States federal, state and local and foreign national, provincial and local taxes for all fiscal years and portions thereof since December 27, 2003 are in the judgment of the Borrowers adequate, and as of the Effective Date the Borrowers know of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect.

                  (m) Burdensome Provisions. Except as set forth on American Tire's SEC filings, neither Borrower nor any Subsidiary is a party to any Material Contract or subject to any charter or corporate restriction, Governmental Approval or Applicable Law compliance with the terms of which is reasonably likely to have a Materially Adverse Effect.

                  (n) Financial Statements. The Borrowers have furnished to the Administrative Agent and the Lenders copies of American Tire's (A) audited consolidated balance sheet as at December 28, 2002 and the related audited consolidated statements of income, cash flow and shareholders equity for the Fiscal Year then ended and (B) an unaudited preliminary consolidated balance sheet as at December 27, 2003 and the related consolidated income statement and statement of cash flow for the one- and the twelve-Fiscal Month periods then ended, which financial statements present fairly and in all material respects in accordance with GAAP the financial positions of American Tire and its Consolidated Subsidiaries as at their respective dates, and the results of operations of American Tire and its Consolidated Subsidiaries for the periods then ended (except, in the case of the unaudited preliminary statements, for the omission of notes and subject to normal year-end audit adjustments).

                  (o) Adverse Change. Since the date of the audited financial statements of American Tire and its Consolidated Subsidiaries most recently delivered to the Administrative Agent and the Lenders,

                           (i) no material adverse change has occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of American Tire, the other Borrowers and their respective Subsidiaries taken as a whole, and

                           (ii) no event has occurred or failed to occur which has had, or could reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect.

                  (p) ERISA. Neither any Borrower nor any Related Company maintains or contributes to any Benefit Plan or Multiemployer Plan other than those listed on SCHEDULE 6.1(p). Except as set forth on SCHEDULE 6.1(P), and subject to correction of possible Remediable Defects, each Benefit Plan is in substantial compliance with ERISA and the Code, including those provisions thereof relating to reporting and disclosure, and neither any Borrower nor any Related Company has received any notice from a governmental agency asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected to be, incurred by any Borrower or any Related Company. Except as set forth on SCHEDULE 6.1(P), and subject to correction of possible Remediable Defects, each Benefit Plan intended to qualify under Section 401(a) of the Code so qualifies and any related trust is exempt from federal income tax under Section 501(a) of the Code. A favorable determination letter from the IRS has been issued or applied for with respect to each such plan and trust and nothing that is not a Remediable Defect has occurred since the date of such determination letter that would adversely affect such qualification or tax-exempt status. No Benefit Plan subject to the minimum funding standards of the Code has failed to meet such standards. Neither any Borrower nor any Related Company has transferred any pension plan liability in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA. Except as set forth on SCHEDULE 6.1(P), neither any Borrower nor any Related Company has any liability, actual or contingent, with respect to any Benefit Plan other than to make payments to the Benefit Plan in accordance with its terms, and there are no pending or threatened claims against a Benefit Plan except those of the character normally incident to the kind of business conducted by the Borrowers and their Subsidiaries which, would not singly or in the aggregate have a Materially Adverse Effect. No non-exempt prohibited transaction with the meaning of Section 4975 of the Code or Section 406 of ERISA has occurred with respect to a Benefit Plan as of the Effective Date. Except under plans listed on
SCHEDULE 6.1(P), no employee or former employee of any Borrower or any Related Company is or may become entitled to any benefit under a "welfare plan" within the meaning of Section 3(1) of ERISA and is sponsored, maintained, contributed to or required to be contributed to by any Borrower, other than disability benefits under an insured welfare plan, following such employee's termination of employment. Except as set forth on SCHEDULE 6.1(P), each such welfare plan that is a group health plan has been operated in compliance with the provision of
Section 4980B of the Code and Sections 601-609 of ERISA and any applicable provisions of state law that are similar except to the extent that non-compliance could not be reasonably expected to result in any material liability under Section 4980B of the Code and Sections 601-609 of ERISA or any applicable provisions of state law that are similar.

                  (q) Absence of Defaults. No Borrower nor any Subsidiary is in default under its articles or certificate of incorporation or by-laws and no event has occurred, which has not been remedied, cured or waived,

                           (i) which constitutes a Default or an Event of Default, or

                           (ii) which constitutes, or which with the passage of time or giving of notice, or both, would constitute, a default or event of default by a Borrower or any of its Subsidiaries under any Material Contract or judgment, decree or order to which such Borrower or any of its Subsidiaries is a party or by which such Borrower, any of its Subsidiaries or any of such Borrower's or any of its Subsidiaries' properties may be bound or which would require a Borrower or any Subsidiary to make any payment under any thereof prior to the scheduled maturity date therefor, except, in the case only of any such Material Contract, for alleged defaults which are being contested in good faith by appropriate proceedings or which would not have a Materially Adverse Effect.

                  (r)      Accuracy and Completeness of Information.

                           (i) No fact is known to the Borrowers which has had a Materially Adverse Effect which has not been set forth in the financial statements or disclosure delivered to the Administrative Agent and the Lenders. No document furnished or written statement made to the Administrative Agent or any Lender by the Borrowers (or any of them) in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contained, except to the extent corrected or superseded, any untrue statement of a fact material to the creditworthiness of a Borrower or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

                           (ii) The Borrowers have no reason to believe that any document furnished or written statement made to the Administrative Agent or any Lender by any Person other than the Borrowers in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contained any incorrect statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, that has not been corrected or superseded.

                  (s) Solvency. In each case after giving effect to the Debt represented by the Loans outstanding and to be incurred and the transactions contemplated by this Agreement, each Borrower and each of its Subsidiaries is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), and each Borrower and each of its Subsidiaries is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

                  (t)      Receivables.

                           (i)      Status.

                                    (1)      Each Receivable reflected in the
                           computations included in any Borrowing Base
                           Certificate meets the criteria enumerated in CLAUSES
                           (a) through (P) of the definition "Eligible
                           Receivables," except as disclosed in such

                           Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Administrative Agent.

                                    (2)      No Borrower has any knowledge of
                           any fact or circumstance not disclosed to the Administrative Agent in a Borrowing Base Certificate or otherwise in writing which would impair the validity or collectibility of any Receivable of $500,000 or more or of Receivables which (regardless of the individual amount thereof) aggregate $750,000 or more.

                           (ii) Chief Executive Office. The chief executive office of each Borrower and the books and records relating to the Receivables are located at the address or addresses set forth on SCHEDULE 6.1(T).

                  (u)      Inventory.

                           (i) Schedule of Inventory. All Inventory included in any Schedule of Inventory or Borrowing Base Certificate delivered to the Administrative Agent meets the criteria enumerated in CLAUSES (A) through (G) of the definition "Eligible Inventory," except as disclosed in such Schedule of Inventory or Borrowing Base Certificate.

                           (ii)     Condition. All Inventory is in good
                  condition, meets all material standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale, and is currently either usable or salable in the normal course of the applicable Borrower's business, except to the extent reserved against in the financial statements referred to in
                  SECTION 6.1(N) or a Borrowing Base Certificate delivered pursuant to SECTION 5.1.

                           (iii) Location. All Inventory is located at a Permitted Inventory Location or is in transit to a Permitted Inventory Location.

                  (v) Corporate and Fictitious Names. Except as otherwise disclosed on SCHEDULE 6.1(V), during the five-year period preceding the Agreement Date, neither any Borrower nor any predecessor thereof has been known as or used any corporate or fictitious name other than the corporate name of such Borrower on the Effective Date.

                  (w) Federal Reserve Regulations. Neither any Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation U of the Board of Governors of the Federal Reserve System).

                  (x) Not a Regulated Entity. No Borrower is (i) an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended), or (ii) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

                  (y) Employee Relations. The Borrowers and each Subsidiary have stable work forces in place and none of them is, except as set forth on
SCHEDULE 6.1(Y), party to any collective bargaining agreement nor has any labor union been recognized as the representative of a Borrower's or any of its Subsidiaries' employees, and the Borrowers know of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving a Borrower's or any Subsidiary's employees.

                  (z) Proprietary Rights. Each Borrower owns or has the right to use all Proprietary Rights necessary or desirable in the conduct of its business. To the best of the Borrowers' knowledge, none of such Proprietary Rights related to any of the Collateral infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights related to any of the Collateral.

                  (aa) Trade Names. All trade names or styles under which any Borrower sells Inventory or creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on SCHEDULE 6.1(AA).

                  (bb) Bank Accounts. Attached hereto as SCHEDULE 6.1(BB) is a complete and correct list of all checking accounts, depository accounts, special deposit accounts and other accounts maintained by any Borrower or Subsidiary with any commercial bank or savings bank and each such account (except any account indicated by an asterisk (*)) is either (i) subject to an Agency Account Agreement or (ii) subject to directions from the account holder to the institution maintaining such account, in form and substance approved by the Administrative Agent, to transfer all collected funds therein daily to the Administrative Agent.

                  (cc) Equipment. All machinery, equipment, fixtures and other tangible property (other than Inventory) of each Borrower and their respective Subsidiaries, other than obsolete equipment no longer used or useful in the business of the Borrowers and their Subsidiaries, is in good order and repair, ordinary wear and tear excepted.

                  (dd) Real Property. No Borrower nor any Subsidiary owns any Real Estate nor leases any Real Estate other than that described on SCHEDULE 6.1(DD) and other than Real Estate acquired or leased after the Effective Date.

                  (ee)     Anti-Terrorism Laws.

                           (i) General. No Borrower, nor any Subsidiary of such Borrower nor to the best of such Borrower's knowledge, any Affiliate of such Borrower or such Subsidiary, is in violation in any material respect of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                           (ii) Executive Order No. 13224. No Borrower nor any Subsidiary of such Borrower, and to the best of such Borrower's or such Subsidiary's knowledge, no Affiliate of such Borrower is any of the following (each a "Blocked Person"):

                                    (A)      a Person that is listed in the
                           annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                                    (B)      a Person owned or controlled by, or
                           acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                                    (C)      a Person or entity with which any
                           bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                                    (D)      a Person or entity that commits,
                           threatens or conspires to commit or supports
                           "terrorism" as defined in Executive Order No. 13224;

                                    (E)      a Person or entity that is named as
                           a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

                                    (F)      a Person or entity who is
                           affiliated with a Person or entity listed above.

                  No Borrower nor any Subsidiary of such Borrower nor to the best of such Borrower's knowledge, any Affiliate of such Borrower (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

         SECTION 6.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this ARTICLE 6 and all statements contained in any certificate, financial statement, or other instrument, delivered by or on behalf of the Borrowers pursuant to or in connection with this Agreement or any of the Loan Documents (including any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. Except for representations and warranties which, by their terms, are applicable only to a specific date, all representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and, to the extent provided in SECTION 5.2, at and as of the date each Loan is made and each Letter of Credit is issued. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Administrative Agent or any Lender or any borrowing hereunder.

                                   ARTICLE 7

                                SECURITY INTEREST

         SECTION 7.1 Security Interest.

                  (a) American Tire, Speed Merchant, Haas Holding and Haas Tire each hereby confirms the mortgage, pledge and assignment to the Administrative Agent, for the benefit of itself as Administrative Agent and the other Secured Parties, under the Existing Loan Agreement and the other Loan Documents of the Collateral and the creation in favor of the Administrative Agent, for the benefit of itself as Administrative Agent and the other Secured Parties, under the Existing Loan Agreement and the other Loan Documents of a continuing security interest in the Collateral, all as security for the Secured Obligations, and each Borrower hereby mortgages, pledges and assigns all of the Collateral to the Administrative Agent, for the benefit of itself as Administrative Agent and the other Secured Parties, and grants to the Administrative Agent, for the benefit of itself as Administrative Agent and the other Secured Parties, a continuing security interest in, and a continuing Lien upon, all of the Collateral as security for the payment, observance and performance of the Secured Obligations.

                  (b) As additional security for all of the Secured Obligations, the Borrowers grant to the Administrative Agent, for the benefit of itself as Administrative Agent and the other Secured Parties, a security interest in, and assigns to the Administrative Agent, for the benefit of itself as Administrative Agent and the other Secured Parties, all of the Borrowers' right, title and interest in and to, any deposits or other sums at any time credited by or due from each Lender and each Affiliate of a Lender to a Borrower, or credited by or due from any participant of any Lender to a Borrower, with the same rights therein as if the deposits or other sums were credited by or due from such Lender. Each Borrower hereby authorizes each Lender and each Affiliate of such Lender and each participant to pay or deliver to the Administrative Agent, for the account of the Lenders, without any necessity on the Administrative Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default or in the event that the Administrative Agent, on behalf of the Lenders, should make demand for payment hereunder in accordance with the terms hereof, then and without further notice to any Borrower (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Administrative Agent, the Lenders, their Affiliates and participants hereunder are cumulative with such Person's other rights and remedies, including other rights of set-off. The Administrative Agent will promptly notify the Borrowers of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Administrative Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Lender, any such Affiliate of any Lender or participant for effectuation thereof, and each Borrower hereby irrevocably appoints the Administrative Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Administrative Agent or any Lender by such Lender, Affiliate or participant.

         SECTION 7.2 Continued Priority of Security Interest.

                  (a) The Security Interest granted by the Borrowers shall at all times be valid, perfected and enforceable against each Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral (i) shall not at any time be subject to any Liens that are prior to the Security Interest and (ii) except as permitted by SECTIONS 11.9(A), (B), (E), (F) and (G), shall not at any time be subject to any other Liens.

                  (b) The Borrowers shall, at their sole cost and expense, take all action that may be necessary or desirable, or that the Administrative Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of SECTION 7.2(A), or to enable the Administrative Agent and the Lenders to exercise or enforce their rights hereunder, including:

                           (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens,

                           (ii) obtaining, after the Agreement Date, landlords', mortgagees', bailees', warehousemen's or processors' releases, subordinations or waivers (except as to premises reflected in the Rent Reserve), and using all reasonable efforts to obtain mechanics' releases, subordinations or waivers,

                           (iii) delivering to the Administrative Agent, for the benefit of the Secured Parties, endorsed or accompanied by such instruments of assignment as the Administrative Agent may specify, and stamping or marking, in such manner as the Administrative Agent may specify, any and all Chattel Paper, Instruments, letters and advices of guaranty and Documents evidencing or forming a part of the Collateral, and

                           (iv)     executing and delivering financing
                  statements, pledges, designations, hypothecations, notices and assignments in each case in form and substance satisfactory to the Administrative Agent relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other Applicable Law.

                  (c) The Administrative Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto in the name of a Borrower for any purpose described in SECTION 7.2(B). The Administrative Agent will give the Borrowers notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed. A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement.

                  (d) Each Borrower shall mark its books and records as directed by the Administrative Agent and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

                                   ARTICLE 8

                              COLLATERAL COVENANTS

         Each Borrower covenants and agrees that until the Commitments have been terminated and all the Secured Obligations have been paid in full, unless the Lenders shall otherwise consent in the manner provided in SECTION 15.9:

         SECTION 8.1 Collection of Receivables.

                  (a) The Borrowers will and will cause each other Borrower to cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of trade accounts receivable, other Receivables and other Collateral to be deposited in (i) an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement or (ii) an account subject to instructions from the account holder, in form and substance satisfactory to the Administrative Agent, requiring the transfer of collected balances in such account to the Administrative Agent not less often than each Business Day. In particular, each Borrower will and will cause each other Borrower to advise each Account Debtor that makes payment to such Borrower or other Borrower by wire transfer, ACH Transfer or similar means to make payment directly to an Agency Account or, if the applicable Borrower or other Borrower is not party to an Agency Account Agreement, then to an account subject to such instructions.

                  (b) If average Loan Availability is less than $20,000,000 for any period of 10 Business Days or is at any time less than $15,000,000, without limiting the ability of the Administrative Agent and the Lenders to exercise other rights and remedies hereunder, the Required Lenders may require that any or all of the Borrowers establish Lockboxes to which monies, checks, notes, drafts and other payments relating to or constituting proceeds of Collateral shall be sent and if such requirement is imposed, each Borrower will and will cause each other Borrower to:

                           (i) advise each Account Debtor on trade accounts receivable that does not make payments directly to an Agency Account to address all remittances with respect to amounts payable on account thereof to a specified Lockbox, and

                           (ii) stamp all invoices relating to trade accounts receivable with a legend satisfactory to the Administrative Agent indicating that payment is to be made to such Borrower or other Borrower via a specified Lockbox.

                  (c) The Borrowers and the Administrative Agent shall cause all collected balances in each Agency Account and the Borrowers shall, and shall cause each other Borrower to, cause all collected balances in each other bank account subject to transfer instructions approved by the Administrative Agent, to be transmitted daily by wire transfer, ACH Transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding Agency Account Agreement or such instructions, to the Administrative Agent at the Administrative Agent's Office:

                           (i) for application, on account of the Secured Obligations, as provided in SECTIONS 2.3(c), 4.16, 12.2, and 12.3, such credits to be entered as of the Business Day they are received if they are received prior to 1:30 p.m. and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them (PROVIDED that a collection fee shall be payable by the Borrowers with respect to any such credit received in other than immediately available funds, equal to one day's interest, at the rate applicable to Base Rate Loans, on such amount), and

                           (ii) with respect to the balance, so long as no
                  Default or Event of Default has occurred and is continuing, for transfer by wire transfer, ACH Transfer or depository transfer check to a Controlled Disbursement Account.

                  (d) Any monies, checks, notes, drafts or other payments referred to in SUBSECTION (A) or (B) of this SECTION 8.1 which, notwithstanding the terms of such subsection, are received by or on behalf of the applicable Borrower will be held in trust for the Administrative Agent and will be delivered to the Administrative Agent or a Clearing Bank or a bank with which an account subject to satisfactory transfer instructions is maintained, as promptly as possible, in the exact form received, together with any necessary endorsements for application by the Administrative Agent directly to the Secured Obligations or, as applicable, for deposit in the Agency Account maintained with such Clearing Bank and processing in accordance with the terms of the corresponding Agency Account Agreement or for deposit in such account and processing and transfer in accordance with such instructions.

         SECTION 8.2 Verification and Notification. The Administrative Agent shall have the right at any time and from time to time,

                  (a) in the name of the Administrative Agent, the Lenders or in the name of a Borrower, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise,

                  (b) to review, audit and make extracts from all records and files related to any of the Receivables, and

                  (c) if a Default or Event of Default has occurred and is continuing, to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Administrative Agent, for the benefit of the Secured Parties, and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Administrative Agent, for the account of the Secured Parties, and, upon such notification and at the expense of the Borrowers, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the applicable Borrower might have done.

         SECTION 8.3 Disputes, Returns and Adjustments.

                  (a) Except to the extent reflected in the Borrowing Base Certificate most recently delivered to the Administrative Agent, in the event any amounts due and owing under any Receivable for an amount in excess of $500,000 are in dispute between the Account Debtor and the applicable Borrower, the Borrowers shall provide the Administrative Agent with prompt written notice thereof.

                  (b) Except to the extent reflected in the Borrowing Base Certificate most recently delivered to the Administrative Agent, the Borrowers shall notify the Administrative Agent promptly of all returns and credits in excess of $500,000 in respect of any Receivable, which notice shall specify the Receivable affected.

                  (c) The Borrowers may, in the ordinary course of business unless a Default or an Event of Default has occurred and is continuing, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any Person liable for the payment thereof, or allow any credit or discount whatsoever therein; PROVIDED that (i) no such action results in the reduction of more than $500,000 in the amount payable with respect to any Receivable or of more than $1,500,000 with respect to all Receivables in any

Fiscal Year (in each case, excluding the allowance of credits or discounts generally available to Account Debtors in the ordinary course of the applicable Borrower's business), and (ii) the Administrative Agent is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby (by reflecting such reduction in an appropriate Borrowing Base Certificate or Schedule of Receivables).

         SECTION 8.4 Invoices.

                  (a) No Borrower will issue invoices other than in its own name or in a trade name of which the Administrative Agent has received prior written notice, accompanied by such evidence as the Administrative Agent may reasonably require that all actions required pursuant to ARTICLE 7 with respect to Receivables or other Collateral created or held in such name have been taken.

                  (b) The Borrowers will not use any invoices other than invoices in the forms delivered to the Administrative Agent prior to the Agreement Date without giving the Administrative Agent prior notice of the intended use of a different form of invoice together with a copy of such different form and such evidence as the Administrative Agent may reasonably require that any actions required pursuant to ARTICLE 7 with respect to any (i) name, (ii) address or (iii) remittance instructions appearing on such invoice have been taken.

                  (c) Upon the request of the Administrative Agent, the Borrowers shall deliver to the Administrative Agent, at the Borrowers' expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, customer address lists, the original copy of all documents, including repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Administrative Agent shall specify.

         SECTION 8.5 Delivery of Instruments. In the event any Receivable is at any time evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, the Borrowers will, promptly upon request by the Administrative Agent, deliver such instrument to the Administrative Agent, appropriately endorsed to the Administrative Agent, for the benefit of the Lenders.

         SECTION 8.6 Sales of Inventory. All sales of Inventory will be made in compliance in all material respects with requirements of Applicable Law.

         SECTION 8.7 Ownership and Defense of Title.

                  (a) The Borrowers shall be or shall cause another Borrower to be at all times the sole owners or lessees of each and every item of Collateral and, except for Liens permitted by SECTIONS 11.9(A), (B), (E), (F) and (G), shall not create nor permit any other Borrower to create any Lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, and except for dispositions that are otherwise expressly permitted under this Agreement.

                  (b) Each Borrower shall defend and cause each other Borrower to defend its title or leasehold interest in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

         SECTION 8.8 Insurance.

                  (a) The Borrowers shall at all times maintain and cause the other Borrowers to maintain insurance on the Collateral and their other property against loss or damage by fire, theft (excluding theft by employees), burglary, pilferage, loss in transit and such other hazards as would be customarily maintained by comparable companies, but in any event acceptable to the Administrative Agent, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers acceptable to the Administrative Agent in the exercise of its reasonable judgment. All premiums on such insurance shall be paid by the Borrowers and copies of the policies delivered to the Administrative Agent. The Borrowers will not use or permit the Inventory or its other property to be used in violation in any material respect of Applicable Law or in any manner which could reasonably be expected to render inapplicable any insurance coverage.

                  (b) All insurance policies required under SECTION 8.8(A) relating to Collateral shall name the Administrative Agent as an additional insured and shall contain loss payable clauses in the form submitted to the Borrowers by the Administrative Agent, or otherwise in form and substance satisfactory to the Required Lenders, naming the Administrative Agent, as lender's loss payee, as its interests may appear, and providing that

                           (i) all proceeds thereunder shall be payable to the Administrative Agent,

                           (ii) no such insurance shall be affected by any act or neglect of the insurer or owner of the property described in such policy, and

                           (iii) such policy and loss payable clauses may be canceled, amended or terminated only upon at least 10 days' prior written notice given to the Administrative Agent.

                  (c)      Any proceeds of insurance referred to in this SECTION
8.8 which are paid to the Administrative Agent shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations, PROVIDED that in the event that the proceeds from any single casualty do not exceed $250,000, then, upon the Borrowers' written request to the Administrative Agent, provided that no Default or Event of Default shall have occurred and be continuing, such proceeds shall be disbursed by the Administrative Agent to the Borrowers pursuant to such procedures as the Administrative Agent shall reasonably establish for application to the replacement of the damaged or destroyed property.

         SECTION 8.9 Location of Offices and Collateral.

                  (a) No Borrower will change its name, the location of its chief executive office or the place where it keeps its books and records relating to the Collateral from the address set forth for it on SCHEDULE 6.1(T) without giving the Administrative Agent 30 days' prior written notice thereof (and, in the case of any proposed name change, unless the Administrative Agent has confirmed, in writing, receipt of the Borrowers' notice of such proposed name change), accompanied by such evidence as the Administrative Agent may reasonably require that all actions required to be taken pursuant to ARTICLE 7 have been taken.

                  (b) All Inventory, other than Inventory in transit to any such location, will at all times be kept by the applicable Borrower at one or more Permitted Inventory Locations and shall not, without the prior written consent of the Administrative Agent, be kept elsewhere (except as a result of sales of Inventory permitted under SECTION 8.7(a)).

                  (c) If any Inventory is in the possession or control of any of a Borrower's agents or processors, the Borrowers shall notify such agents or processors of the Security Interest (and shall promptly provide copies of any such notice to the Administrative Agent and the Lenders) and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the Lenders, subject to the instructions of the Administrative Agent.

         SECTION 8.10 Records Relating to Collateral.

                  (a) The Borrowers will and will cause their Subsidiaries to at all times

                           (i) keep complete and accurate records of Inventory on a basis consistent with past practices of American Tire so as to permit comparison of Inventory records relating to different time periods, itemizing and describing the kind, type and quantity of Inventory and the applicable Borrower's or Subsidiary's cost thereof and a current price list for such Inventory, and

                           (ii) keep complete and accurate records of all other Collateral.

                  (b) The Borrowers will prepare a physical listing of all Inventory, wherever located, at least annually.

         SECTION 8.11 Inspection. The Administrative Agent and each Lender (by any of their officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of a Borrower, at any time or times to

                  (a) visit the properties of the Borrowers and the Subsidiaries, inspect the Collateral and the other assets of the Borrowers and the Subsidiaries and inspect and make extracts from the books and records of the Borrowers and the Subsidiaries, including management letters prepared by independent accountants, all during customary business hours at such premises;

                  (b) discuss the Borrowers' and the Subsidiaries' business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Administrative Agent or the Lenders hereunder or under any of the Loan Documents, with the Borrowers' and the Subsidiaries' (i) principal officers,
(ii) independent accountants, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Administrative Agent's or such Lender's standard operating procedures relating to the maintenance of the confidentiality of confidential information of borrowers); and

                  (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral.

The Borrowers will deliver to the Administrative Agent, upon the Administrative Agent's request, any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of the Borrowers or any Subsidiary.

         SECTION 8.12 Information and Reports.

                  (a) Schedule of Receivables. The Borrowers shall deliver to the Administrative Agent on or before the Effective Date and not later than the 20th day of each calendar month thereafter a Schedule of Receivables which

                           (i) shall be as of the last Business Day of the immediately preceding Fiscal Month,

                           (ii) shall be reconciled to the Borrowing Base Certificate as of such last Business Day, and

                           (iii) shall set forth a detailed aged trial balance of all of the Borrowers' then existing Receivables, specifying the names, balance due and, if a Default or Event of Default then exists, the addresses, for each Account Debtor obligated on a Receivable so listed.

                  (b) Schedule of Inventory. The Borrowers shall deliver to the Administrative Agent on or before the Effective Date and not later than the 20th day of each calendar month thereafter a Schedule of Inventory as of the last Business Day of the immediately preceding Fiscal Month of the Borrowers, itemizing and describing the kind, type and quantity of Inventory, the applicable Borrower's cost thereof and the location thereof.

                  (c) Cash and Collateral Reporting. The Borrowers shall deliver to the Administrative Agent (i) upon the request of the Administrative Agent, not less frequently than weekly, the forecasted cash receipts and disbursements, in form and substance satisfactory to the Administrative Agent, of American Tire and its Subsidiaries, on a consolidated basis, for the succeeding 13 weeks, (ii) not later than Wednesday of each week, a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the immediately preceding week, (iii) upon the request of the Administrative Agent, not less frequently than weekly, a summary accounts payable aging, and
(iv) on the 20th day of each calendar month, a Borrowing Base Certificate prepared as of the last Business Day of the preceding Fiscal Month.

                  (d) Notice of Diminution of Value. The Borrowers shall give prompt notice to the Administrative Agent of any matter or event which has resulted in, or may result in, the diminution in excess of $1,000,000 in the value of any of its Collateral, except for any such diminution in the value of any Receivables or Inventory in the ordinary course of business which has been reflected in the most recent Borrowing Base Certificate delivered to the Administrative Agent or appropriately reserved against, as reflected in financial statements previously delivered to the Administrative Agent and the Lenders pursuant to ARTICLE 10.

                  (e) Additional Information. The Administrative Agent may in its reasonable discretion from time to time request that the Borrowers deliver the schedules and certificates described in SECTIONS 8.12(A), (B), (C) and (D) more or less often and on different schedules than specified in such Sections and the Borrowers will comply with such requests. The Borrowers will also furnish to the Administrative Agent and each Lender such other information with respect to the Collateral as the Administrative Agent or any Lender may from time to time reasonably request.

         SECTION 8.13 Power of Attorney. Each Borrower hereby appoints the Administrative Agent as its attorney, with power

                  (a) to endorse the name of such Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Administrative Agent's or any Lender's possession, and

                  (b) if a Default or Event of Default exists, to sign the name of such Borrower on any invoice or bill of lading relating to any Receivable, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to the Administrative Agent or any Lender by such Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest, verifications of account and notices to or from customers.

                                   ARTICLE 9

                              AFFIRMATIVE COVENANTS

         The Borrowers covenant and agree that the Borrowers will, as their joint and several obligation, duly and punctually pay the principal of, and interest on, and all other amounts payable with respect to, the Loans and all other Secured Obligations in accordance with the terms of the Loan Documents and that until the Commitments have been terminated and all the Secured Obligations have been paid in full, unless the Lenders shall otherwise consent in the manner provided for in SECTION 15.9, each of the Borrowers will, and will cause each of the Subsidiaries to:

         SECTION 9.1 Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization (except where any failure so to qualify could not reasonably be expected to have a Materially Adverse Effect), PROVIDED that this SECTION 9.1 shall not prohibit any transaction permitted under SECTION 11.7.

         SECTION 9.2 Compliance with Applicable Law. Comply with all Applicable Law relating to the Borrowers or such Subsidiary except to the extent being contested in good faith by appropriate proceedings or to the extent noncompliance could not reasonably be expected to have a Materially Adverse Effect.

         SECTION 9.3 Maintenance of Property. In addition to, and not in derogation of, the requirements of SECTION 8.7 and of the Security Documents,

                  (a) protect and preserve all properties material to its business, including copyrights, patents, trade names and trademarks, and maintain in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, all tangible properties material to its business, and

                  (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith in the ordinary course and in a manner consistent with past practices of American Tire.

         SECTION 9.4 Conduct of Business. At all times conduct its business in accordance with sound business practices and engage only in the business(es) described in SCHEDULE 6.1(F) or businesses substantially related to any of the businesses of Borrowers.

         SECTION 9.5 Insurance. Maintain, in addition to the coverage required by SECTION 8.8 and the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to the Administrative Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 9.6 Payment of Taxes and Claims. Pay or discharge when due

                  (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property ad valorem taxes shall be deemed to have been so paid or discharged if the same are paid before they become delinquent, and

                  (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of any Borrower;

except that this SECTION 9.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which reserves in respect of reasonably anticipated liability have been established in accordance with GAAP.

         SECTION 9.7 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and notify the Administrative Agent promptly, and in any event within five days after any such account is opened, of the existence, location, number and title of any bank account of a Borrower not listed on SCHEDULE 6.1(BB).

         SECTION 9.8 Use of Proceeds.

                  (a) Use the proceeds of the Loans only for working capital and general business purposes to the extent not prohibited by the terms of this Agreement, including payment of interest on the Senior Notes, payment of dividends and distributions on or with respect to, and redemptions of, the KS Preferred, Permitted Senior Note Repurchases, Permitted Vendor Note Payments and Permitted Acquisitions, in each case in accordance with the provisions of this Agreement, and

                  (b) not use any part of such proceeds to purchase or, to carry or reduce or retire or refinance any credit incurred to purchase or carry, any Margin Stock or, in any event, for any purpose which would involve a violation of Regulation U or of Regulation T or X of the Board of Governors of the Federal Reserve System, or for any purpose prohibited by law or by the terms and conditions of this Agreement.

         SECTION 9.9 Hazardous Waste and Substances; Environmental Requirements. In addition to, and not in derogation of, the requirements of SECTION 9.2 and of the Security Documents, comply in all material respects with all Environmental Laws and all Applicable Laws relating to occupational health and safety (except for instances of noncompliance that are being contested in good faith by appropriate proceedings if reserves in respect of any Borrower's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established), promptly notify the Administrative Agent of its receipt of any notice of a violation of any such Environmental Laws or other such Applicable Laws and indemnify and hold harmless the Administrative Agent and the Lenders from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Administrative Agent or any Lender on account of a Borrower's failure to perform its obligations under this SECTION 9.9.

         SECTION 9.10 Additional Borrowers. Cause each Person that becomes a domestic Subsidiary of American Tire after the Effective Date, promptly upon request by the Administrative Agent, to execute and deliver a Joinder Agreement and such other documents as may reasonably be determined by the Administrative Agent to be necessary or desirable to add such Subsidiary as an additional "Borrower" hereunder, in each case together with such allonges to the Notes, restated promissory notes, Financing Statements, legal opinions and other certificates, instruments and documents as the Administrative Agent may reasonably request. If requested by the Administrative Agent, the Borrowers also shall cause each Person that becomes a domestic Subsidiary after the Effective Date to become a party to any Hedging Agreement to which the Borrowers (or any of them) are then parties.

         SECTION 9.11 Compliance with Senior Note Indenture. Comply in all material respects with the terms and provisions of the Senior Note Indenture and the Senior Notes and cause each Guarantor of American Tire's obligations under the Senior Notes to comply with the terms of the Guaranty applicable to it.

                                   ARTICLE 10

                                   INFORMATION

         Until the Commitments have been terminated and all the Secured Obligations have been paid in full, unless the Lenders shall otherwise consent in the manner set forth in SECTION 15.9, the Borrowers will furnish to the Administrative Agent and to each Lender at its offices then designated for notices pursuant to SECTION 15.1, the statements, reports, certificates, and other information provided for in this ARTICLE 10. All written information, reports, statements and other papers and data furnished to the Administrative Agent or any Lender by or at the request of the Borrowers, whether pursuant to this ARTICLE 10 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Lenders true and accurate knowledge of the subject matter. Specifically, the Borrowers will so furnish:

         SECTION 10.1 Financial Statements.

                  (a) Audited Year-End Statements. As soon as available, but in any event within 90 days after the end of each Fiscal Year, copies of the consolidated balance sheet of American Tire and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statement of income, shareholders' equity and cash flows of American Tire and its Consolidated Subsidiaries for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year and reported on, without qualification, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

                  (b) Monthly Financial Statements. As soon as available after the end of each Fiscal Month, but in any event within 30 days after the end of each Fiscal Month (or 45 days after the end of any such Fiscal Month that is the last Fiscal Month of a Fiscal Quarter), copies of the unaudited consolidated balance sheet of American Tire and its Consolidated Subsidiaries as at the end of such Fiscal Month and the related unaudited consolidated statement of income and the related consolidated statement of cash flows for American Tire and its Consolidated Subsidiaries for such Fiscal Month and for the portion of the Fiscal Year through such Fiscal Month, certified by a Financial Officer as presenting fairly the financial condition and results of operations of the Borrowers (subject to normal year-end audit adjustments) for the applicable period(s);

all such financial statements (i) to be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of notes and for the effect of normal year-end audit adjustments) applied consistently throughout the periods reflected therein and (ii) to be accompanied by a management discussion in form consistent with discussions provided to Lenders prior to the Effective Date and a monthly and year-to-date comparison to the Borrowers' prior Fiscal Year's performance and to the Projections delivered pursuant to SECTION 10.1(C) hereof (provided, that for purposes of SECTION 10.1(A), so long as the Borrowers are subject to SEC reporting requirements, the 10K of the Borrowers for such period shall satisfy the requirement with respect to the audited financial statements); and

                  (c) Projections. As soon as available, but in any event not later than 30 days after the first day of each Fiscal Year beginning after the Effective Date, Projections for such Fiscal Year.

         SECTION 10.2 Accountants' Certificate. Together with the financial statements referred to in SECTION 10.1(a), a certificate of such accountants addressed to the Administrative Agent

                  (a) stating that in making the examination necessary for the certification of such financial statements, nothing has come to their attention to lead them to believe that any Default or Event of Default exists and, in particular, they have no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature, and

                  (b) having attached the calculations, prepared by the Borrowers and reviewed by such accountants, required to establish whether or not the Borrowers are in compliance with the covenants contained in SECTIONS 11.1, 11.2, 11.4, 11.5 and 11.6 as at the date of such financial statements.

         SECTION 10.3 Officers' Certificates. At the time that the Borrowers furnish the financial statements pursuant to SECTION 10.1(b), a certificate of the President of American Tire or of a Financial Officer, in substantially the form attached hereto as EXHIBIT D,

                  (a) setting forth as of the end of each Fiscal Quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not the Borrowers were in compliance with the requirements of SECTIONS 11.1, 11.2, 11.4, 11.5 and 11.6 as at the end of each respective period and the calculations necessary to determine the Leverage Ratio as at the end of each respective period,

                  (b) stating that the information on the schedules to this Agreement (insofar as it relates to the transactions provided for herein, the ability of the Borrower to repay the Secured Obligations, or any of the Collateral) is true and correct in all material respects as of the date of such certificate, except (A) to the extent such information is made exclusively with reference to an earlier date or (B) any modifications to the information on such schedules are as a result of changes in the nature of a Borrower's or, if applicable, any of its Subsidiaries' business or operations that may occur after the date hereof in the ordinary course of business of such Borrower or Subsidiary so long as the Administrative Agent has (or, if otherwise required by the terms of this Agreement, the Required Lenders or all the Lenders have) consented to such changes or such changes are not violative of any provision of this Agreement, and

                  (c) stating that, based on a reasonably diligent examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default.

         SECTION 10.4 Copies of Other Reports.

                  (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrowers or the Board of Directors of American Tire by the Borrowers' independent public accountants, including any management report.

                  (b) As soon as practicable, copies of all financial statements and reports that American Tire sends to its shareholders generally in their capacity as such and of all registration statements and all regular or periodic reports which any Borrower shall file with the SEC.

                  (c) From time to time and as soon as reasonably practicable following each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of a Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request and that a Borrower has or (except in the case of customary legal opinions relating to the perfection or priority of the Security Interest) without unreasonable expense can obtain; PROVIDED, HOWEVER, that the Lenders shall, to the extent reasonably practicable, coordinate examinations of the Borrowers' records by their respective internal examiners. The rights of the Administrative Agent and the Lenders under this SECTION 10.4 are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.

                  (d) If requested by the Administrative Agent or any Lender, statements in conformity with the requirements of Federal Reserve Form G-3 or U-1 referred to in Regulation U.

         SECTION 10.5 Notice of Litigation and Other Matters. Prompt notice of:

                  (a) the commencement, to the extent a Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating to or affecting any Borrower, any of its Subsidiaries or any of a Borrower's or any of its Subsidiaries' properties, assets or businesses, which is reasonably likely to, singly or together with other pending proceedings or investigations, result in the occurrence of a Default or an Event of Default, or have a Materially Adverse Effect,

                  (b) any amendment of the articles of incorporation or by-laws of a Borrower or any of its Subsidiaries,

                  (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of a Borrower or any of its Subsidiaries which has had or is reasonably likely to have, singly or in the aggregate, a Materially Adverse Effect and any change in the executive officers of a Borrower,

                  (d) the receipt of any notice from or giving of any notice to the trustee under the Senior Note Indenture, together with a copy of such notice, and

                  (e) any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by a Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) to which such Borrower or any of its Subsidiaries is a party or by which any Borrower, any of its Subsidiaries or any Borrower's or any Subsidiary's properties may be bound.

         SECTION 10.6 ERISA. As soon as possible and in any event within 30 days after a Borrower knows, or has reason to know, that:

                  (a) any ERISA Event with respect to a Benefit Plan has occurred or will occur, or

                  (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans is equal to an amount in excess of $250,000, or

                  (c) a Borrower or any Subsidiary is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of a Borrower's or such Subsidiary's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, to the Administrative Agent a certificate of the President of American Tire or a Financial Officer setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such event.

                                   ARTICLE 11

                               NEGATIVE COVENANTS

         Until the Commitments have been terminated and all the Secured Obligations have been paid in full, unless the Lenders shall otherwise consent in the manner set forth in SECTION 15.9, the Borrowers will not directly or indirectly and, in the case of SECTIONS 11.2 through 11.12, will not permit any Subsidiaries to:

         SECTION 11.1 Minimum Fixed Charge Coverage. Permit the Fixed Charge Coverage Ratio for any period of four consecutive Fiscal Quarters ending on or after the last Fiscal Quarter of Fiscal Year 2003 to be less than 1.20 to 1; PROVIDED, HOWEVER, that if the Leverage Ratio as of the last day of the second, third or fourth Fiscal Quarter of Fiscal Year 2004 is less than 4.25 to 1 (as reflected, in the case of the second or the third Fiscal Quarter for Fiscal Year 2004, in the monthly financial statements and related compliance certificate delivered for the last month of such Fiscal Quarter in accordance with the provisions of SECTIONS 10.1(B) and 10.3 and, in the case of the fourth Fiscal Quarter of Fiscal Year 2004, in the annual financial statements and related compliance certificate delivered for Fiscal Year 2004 in accordance with the provisions of SECTIONS 10.1(A) and 10.3), then the Borrowers will not permit the Fixed Charge Coverage Ratio for the period of four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter to be less than (x) in the case of the second or the third Fiscal Quarter of Fiscal Year 2004, 1.15 to 1, and (y) in the case of the fourth Fiscal Quarter of Fiscal Year 2004, 1.10 to 1.

         SECTION 11.2 Debt. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Debt, except that this SECTION 11.2 shall not apply to (without duplication):

                  (a)      Debt of the Borrowers represented by the Loan
Documents,

                  (b)      Debt of the Borrowers represented by the Vendor
Notes;

                  (c)      Subordinated Debt,

                  (d)      Debt of the Borrowers represented by the Senior
Notes,

                  (e) Capitalized Lease Obligations arising exclusively from the W.P. Carey & Co. LLC sale-leaseback transaction and outstanding on the Effective Date (or any replacement thereof on similar terms acceptable to Administrative Agent) and Capitalized Lease Obligations incurred after the Effective Date in an aggregate amount outstanding at any time not to exceed $10,000,000,

                  (f) Acquired Debt in an aggregate principal amount outstanding at any time not to exceed $25,000,000,

                  (g) Debt (including mortgage Debt and other purchase money Debt) incurred to finance the acquisition, construction or improvement of, or repairs or additions to, any fixed or capital assets in an aggregate principal amount outstanding at any time not to exceed $15,000,000, PROVIDED that such Debt is incurred prior to or within 120 days after the later of such acquisition or the completion of such construction, improvement, repairs or additions,

                  (h) unsecured vendor loans, advances and similar financings in an aggregate principal amount outstanding at any time not to exceed $10,000,000, and

                  (i) other unsecured Debt in an aggregate principal amount outstanding at any time not to exceed $15,000,000.

         SECTION 11.3 Guarantees. Become or remain liable with respect to any Guaranty of any obligation of any other Persons, except as listed on SCHEDULE 6.1(J) or pursuant to a Guaranty by a Borrower of Debt permitted in accordance with SECTION 11.2 or of any other obligation of another Borrower (including specifically the other Borrowers' Guarantees of American Tire's obligations in respect of the Senior Notes).

         SECTION 11.4 Investments and Acquisitions. (a) Acquire, after the Effective Date, any Business Unit or Investment or, after the Effective Date, maintain any Investment other than Permitted Investments, EXCEPT that this
SECTION 11.4 shall not apply to any Acquisition by American Tire or another Borrower after the Effective Date of (A) Investments in the capital stock of any other Person organized under the laws of the United States of America or any state thereof which thereupon becomes a Wholly Owned Subsidiary or (B) Business Units located in the United States, PROVIDED that:

                  (i) the Purchase Price of such Acquisition does not exceed $25,000,000 and Loan Availability for each Business Day during the 90-day period immediately preceding such Acquisition and on the closing date of such Acquisition, in each case after giving pro forma effect to such Acquisition, is at least $25,000,000,

                  (ii) the aggregate Purchase Price of all such Acquisitions does not exceed (x) $35,000,000 in any Loan Year or (y) $75,000,000 during the term of this Agreement,

                  (iii) American Tire or the applicable Borrower has made available to the Administrative Agent, not later than 10 Business Days prior to the proposed date of such Acquisition, the results of any investigation of the target performed by or on behalf of such Borrower (including copies of lien search results) and copies of the Acquisition documents (including a copy of the purchase and sale agreement with all schedules and exhibits thereto) and other due diligence information obtained or prepared by Borrowers and consistent with Borrowers' past practice in connection with prior acquisitions,

                  (iv) the Administrative Agent shall have received a certificate of the President of American Tire or of a Financial Officer stating that no Default or Event of Default exists, or would exist after giving pro forma effect to such transaction, and setting forth the calculations required to establish whether or not the Borrowers will be in compliance with the provisions of this Agreement and the other Loan Documents, including the provisions of SECTIONS 9.4, 9.11 and 11.1, on a pro forma basis after giving effect to such Acquisition,

                  (v) to the extent the Purchase Price of such Acquisition is financed with Debt other than Acquired Debt or Loans, such Debt shall be payable to the seller exclusively, shall be subordinated to the prior payment of the Secured Obligations on terms and conditions satisfactory to the Administrative Agent and the Required Lenders and shall not be secured by any Lien; PROVIDED, HOWEVER, that the payment of all or any portion of such Debt may be supported by a Letter of Credit or an unsecured letter of credit to the extent the issuance thereof is otherwise permitted under this Agreement,

                  (vi) the Administrative Agent shall have received a certificate of the President of American Tire or of a Financial Officer stating that, and setting forth the calculations required to establish that, EBITDA of the target for the period of 12 consecutive fiscal months ended on the last day (which day shall not be more than 90 days prior to the Acquisition date) of the most recently completed fiscal period for which financials are available is at least $1.00,

                  (vii) at the time of the proposed Acquisition, the target shall be primarily engaged in a business which is substantially related to any of the businesses of the Borrowers,

                  (viii) the Administrative Agent shall have received evidence satisfactory to it that both before and after giving pro forma effect to such Acquisition, American Tire or such other Borrower is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), and American Tire or such other Borrower is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged, and

                  (ix) as requested by the Administrative Agent, the Borrowers and any new Subsidiary shall have executed and delivered a Joinder Agreement and such other documents as may reasonably be determined by the Administrative Agent to be necessary or desirable to add such Subsidiary as an additional "Borrower" hereunder and to grant to the Administrative Agent, for the benefit of itself as Administrative Agent and the other Secured Parties, the Lenders and Affiliates of the Lenders, a continuing security interest in, and a continuing Lien upon, all of the Collateral of such Person as security for the payment, observance and performance of the Secured Obligations, which Collateral shall be subject to no Liens other than Liens permitted by SECTIONS 11.9(A), (B), (E), (F) and (G), in each case together with such allonges to the Notes, restated promissory notes, pledge agreements, Financing Statements, legal opinions and other certificates, instruments and documents as the Administrative Agent may reasonably request. If requested by the Administrative Agent, the Borrowers also shall cause any new Subsidiary to become a party to any Hedging Agreement to which the Borrowers (or any of them) are then parties.

                  (b) Notwithstanding any provision of this Agreement to the contrary, in connection with any merger (or other distribution of the assets) of a Subsidiary that is not a Borrower with and into (or to) a Borrower, or any Acquisition of a Business Unit, whether by purchase of stock, merger, or purchase of assets and whether in a single transaction or series of related transactions, by a Borrower, the Administrative Agent shall have the right to determine in its reasonable credit judgment whether any Inventory or Receivables so acquired shall be included in the Borrowing Base (subject to the provisions of the definitions "Borrowing Base," "Eligible Inventory" and "Eligible Receivables" and any other provisions of this Agreement and the other Loan Documents applicable to the computation and reporting of the Borrowing Base). In connection with such determination, the Administrative Agent may obtain, at the Borrowers' expense, such appraisals, commercial finance exams and other assessments of such Receivables and Inventory as it may deem desirable.

         SECTION 11.5 Capital Expenditures. Make or incur any Capital Expenditures (excluding Financed Capex) in the aggregate in excess of (i) in each of Fiscal Year 2004 and Fiscal Year 2005, $4,000,000, and (ii) in any Fiscal Year thereafter, $3,000,000, PROVIDED that any amount of such allowance not used in a Fiscal Year may be carried forward, but only to the succeeding Fiscal Year.

         SECTION 11.6 Restricted Distributions and Payments, Etc. Declare or make any Restricted Distribution or Restricted Payment; except that this SECTION
11.6 shall not apply to:

                  (a) any non-compete, bonus or "earn-out" payments payable to former stockholders of Speed Merchant pursuant to agreements in effect on the Initial Closing Date;

                  (b) the acquisition by American Tire of Senior Notes and the payment by American Tire of related fees, commissions and expenses and of accrued and unpaid interest and premium, if any, on any Senior Notes so acquired in accordance with the following terms and conditions (any such acquisition and payments, collectively, a "Permitted Senior Notes Repurchase"):

                           (i) Any Permitted Senior Notes Repurchase shall be made on not less than 10 Business Days prior written notice to the Administrative Agent,

                           (ii) Simultaneous with any Permitted Senior Notes Repurchase, the acquired Senior Notes shall be canceled,

                           (iii) Both before and after giving pro forma effect to any Permitted Senior Notes Repurchase, each Borrower and each of its Subsidiaries is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), and each Borrower and each of its Subsidiaries is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged,

                           (iv) Both before and after giving pro forma effect to any Permitted Senior Notes Repurchase, no Default or Event of Default shall exist,

                           (v) Loan Availability for each Business Day during the 90-day period immediately preceding any Permitted Senior Notes Repurchase and on the date of such Permitted Senior Notes Repurchase, in each case after giving pro forma effect to such Permitted Senior Notes Repurchase shall be at least $25,000,000, and

                           (vi) On or immediately before the closing date of any Permitted Senior Notes Repurchase, American Tire shall have furnished to the Administrative Agent and the Lenders a certificate setting forth, in reasonable detail, its calculation of the amounts to be paid in cash in respect of principal of Senior Notes to be repurchased and the accrued and unpaid interest, premium, fees, expenses and commissions payable in connection with closing such Permitted Senior Notes Repurchase.

                  (c) the repayment by American Tire of principal of, and the payment by American Tire of accrued and unpaid interest on, the Vendor Notes in accordance with the following terms and conditions (any such repayment or payment, a "Permitted Vendor Notes Payment"):

                           (i) Any Permitted Vendor Notes Payment shall be made on not less than 10 Business Days prior written notice to the Administrative Agent,

                           (ii) Any Permitted Vendor Notes Payment shall not violate the subordination provisions of any Vendor Note (after giving effect to this SECTION 11.6(C)),

                           (iii) Both before and after giving pro forma effect to any Permitted Vendor Notes Payment, each Borrower and each of its Subsidiaries is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), and each Borrower and each of its Subsidiaries is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged,

                           (iv) Both before and after giving pro forma effect to any Permitted Vendor Notes Payment, no Default or Event of Default shall exist,

                           (v) Loan Availability for each Business Day during the 90-day period immediately preceding any Permitted Vendor Notes Payment and on the date of such Permitted Vendor Notes Payment, in each case after giving pro forma effect to such Permitted Vendor Notes Payment, shall be at least $25,000,000, and

                           (vi) On or immediately before the making of any Permitted Vendor Note Payment, American Tire shall have furnished to the Administrative Agent and the Lenders a certificate specifying, in reasonable detail, the amount of principal of and interest on the Vendor Notes to be paid in connection with such Permitted Vendor Note Payment.

                  (d) any dividend, distribution or redemption with respect to the KS Preferred, PROVIDED, HOWEVER, that at no time shall any such dividends, distributions or redemptions exceed $1,700,000 in the aggregate in any Fiscal Year; and

                  (e) the payment of any management, consulting or similar fee by one or more Borrowers to Charlesbank Equity Fund IV, Limited Partnership, Charlesbank Equity Fund IV, GP, Limited Partnership, Charlesbank Capital Partners, LLC or any Affiliate of any of the foregoing, PROVIDED, HOWEVER, that at no time shall any such fees exceed, in the aggregate, in any Fiscal Year $200,000 (provided, that Lenders acknowledge that such fees for Fiscal Year 2003 in an aggregate amount not to exceed $200,000 in addition may be paid in Fiscal Year 2004).

         SECTION 11.7 Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of any Collateral or all or a substantial portion of its other assets to any Person other than sales of Inventory in the ordinary course of business, EXCEPT that (a) any Borrower may merge with and into another Borrower (provided that American Tire shall be the surviving corporation of any merger to which it is a party), (b) subject to the provisions of SECTION 11.4(B), any Subsidiary may merge into a Borrower with such Borrower as the surviving corporation, and
(c) any Borrower may sell all, but not less than all, of the capital stock of any Subsidiary that is not a Material Subsidiary, PROVIDED that (i) both before and after giving pro forma effect to any proposed sale, no Default or Event of Default exists, and (ii) Loan Availability for each Business Day during the 90-day period immediately preceding any proposed sale and on the date of such proposed sale, in each case after giving pro forma effect to such proposed sale, shall be at least $25,000,000.

         SECTION 11.8 Transactions with Affiliates. Except as described on
SCHEDULE 11.8, effect any transaction with any Affiliate other than in the ordinary course of business of Borrowers and upon fair and reasonable terms which are not less favorable to Borrowers than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of a Borrower.

         SECTION 11.9 Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the Collateral or its other assets, other than (a) Permitted Liens, (b) Liens shown on SCHEDULE 6.1(I), (c) Liens securing Acquired Debt, which Liens affect solely capital or fixed assets (and do not extend to any Collateral) of the Business Unit or Person Acquired, existing on the date of the related Acquisition and not created in contemplation thereof, (d) Liens securing Debt permitted pursuant to SECTION 11.2(G), which Liens affect solely capital or fixed assets (and do not extend to any Collateral), (e) Purchase Money Liens securing Debt (including Capitalized Lease Obligations) otherwise permitted pursuant to SECTION 11.2, (f) Unsubordinated Vendor Liens, and (g) Liens arising by virtue of the rendition, entry or issuance against a Borrower or any

Subsidiary, or any property of a Borrower or any Subsidiary, of any judgment, writ, order, or decree for so long as each such Lien (a) is in existence for less than 20 consecutive days after it first arises or is being Properly Contested and (b) is at all times junior in priority to any Liens in favor of Administrative Agent.

         SECTION 11.10 Amendments of Other Agreements.

                  (a) Amend the interest rate or principal amount or schedule of payments of principal and interest with respect to any Debt (other than the Secured Obligations) or any dividend rate or redemption schedule applicable to any preferred stock of a Borrower, other than to reduce the interest or dividend rate or to extend any such schedule of payments or redemption schedule; PROVIDED that the foregoing shall not apply to the Debt evidenced by the Vendor Notes, amendments to which shall be governed by SUBSECTION (C),

                  (b) Amend or cause or permit to be amended in any material respect or in any respect that may be adverse to the interests of the Administrative Agent or the Lenders, (i) the KS Preferred Stock Purchase Agreement, (ii) the Senior Note Indenture, (iii) the Series C Preferred Stock Purchase Agreement, (iv) the Series D Preferred Stock Purchase Agreement or (v) the articles or certificate of incorporation of any Borrower, or

                  (c) Amend or cause or permit to be amended in any respect, the Vendor Notes or any other Vendor Transaction Documents, other than to (i) extend the maturity date of any Vendor Note, (ii) reduce the rate of interest applicable to any Vendor Note, or (iii) amend the schedule of payments of principal with respect to any Vendor Note (other than to increase the principal amount due at maturity), PROVIDED that any amendment under CLAUSE
(III) shall be subject to the satisfaction of each of the following conditions:
(A) the Administrative Agent shall have received a certificate of the President of American Tire or of a Financial Officer stating that (1) at the time of any such amendment and after giving pro forma effect thereto, no Default or Event of Default has occurred and is continuing, and (2) after giving pro forma effect to any such amendment, the aggregate amount of principal payments scheduled to be made by the Borrowers (or any of them) on the Vendor Notes in any Fiscal Year (excluding any principal payable at the maturity of the Vendor Notes) does not exceed $2,000,000, and (B) prior to the effectiveness of any such amendment, the Administrative Agent shall have received, reviewed and approved a final draft thereof.

         SECTION 11.11 Commingling. Commingle or permit the commingling of Collateral or proceeds of Collateral with other property of or under the control of any of American Tire or any of its Subsidiaries that is not Collateral or proceeds thereof.

         SECTION 11.12 Anti-Terrorism Laws. Conduct, deal in or engage in, or permit any Affiliate or agent of any Borrower or any Subsidiary to conduct, deal in or engage in of the following: (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act. Each Borrower shall deliver to Administrative Agent and Lenders any certification or other evidence requested from time to time by Administrative Agent or any Lender, in its sole discretion, confirming such Borrower's compliance with this SECTION 11.13.

                                   ARTICLE 12

                                     DEFAULT

         SECTION 12.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

                  (a) Default in Payment. The Borrowers shall default in any payment of principal of or interest on any Loan or any Note when and as due (whether at maturity, by reason of acceleration or otherwise).

                  (b) Other Payment Default. The Borrowers shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for a period of 10 days after written notice thereof has been given to the Borrowers by the Administrative Agent.

                  (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrowers under this Agreement or any Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

                  (d) Default in Performance. The Borrowers shall default in the performance or observance of any term, covenant, condition or agreement to be performed by the Borrowers, contained in

                           (i) ARTICLES 8 (other than SECTIONS 8.3 and 8.7(B)) or 11, or SECTIONS 9.1 (insofar as it requires the preservation of the corporate existence of the Borrowers), 9.8, 10.1, 10.2 or 10.3, and the Administrative Agent shall have delivered to the Borrowers written notice of such default, or

                           (ii) this Agreement (other than as specifically provided for otherwise in this SECTION 12.1) and such default shall continue for a period of 30 days after written notice thereof has been given to the Borrowers by the Administrative Agent.

                  (e)      Debt Cross-Default.

                           (i) A Borrower or any Subsidiary shall fail to pay when due and payable (and within any applicable cure or grace period) the principal of or interest on any Debt (other than the Loans) in an amount in excess of $7,500,000, or

                           (ii) the maturity of any such Debt outstanding in a principal amount greater than $7,500,000 shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid prior to the stated maturity thereof, including upon a "Change of Control" under and as defined in the Senior Note Indenture, or

                           (iii) any event shall have occurred and be continuing which would permit any holder or holders of such Debt outstanding in an amount in excess of $7,500,000, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and the Borrowers shall have failed to cure such default prior to the expiration of any applicable cure or grace period.

                  (f) Other Cross-Defaults; Mandatory Redemption. A Borrower or any Subsidiary shall default in the payment when due, or in the performance or observance, of any obligation or condition of any agreement, contract or lease (other than this Agreement, the Security Documents or any such agreement, contract or lease relating to Debt), if the existence of any such defaults, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect, PROVIDED, that for the purposes of this provision, where such a default could result only in a monetary loss, a Materially Adverse Effect shall not be deemed to have occurred unless the aggregate of such losses would exceed $7,500,000, or any event shall occur or circumstances exist that would result in or permit the holder thereof to require the redemption of the KS Preferred.

                  (g) Voluntary Bankruptcy Proceeding. A Borrower or any Subsidiary shall

                           (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect),

                           (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,

                           (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws,

                           (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign,

                           (v) admit in writing its inability to pay its debts as they become due,

                           (vi) make a general assignment for the benefit of creditors, or

                           (vii) take any corporate action for the purpose of authorizing any of the foregoing.

                  (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against a Borrower or any Subsidiary in any court of competent jurisdiction seeking

                           (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts,

                           (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of a Borrower, any Subsidiary or of all or any substantial part of the assets, domestic or foreign, of a Borrower or any Subsidiary, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against such Borrower or Subsidiary (including an order for relief under such federal bankruptcy laws) shall be entered.

                  (i) Loan Documents. Any "Event of Default" under any Loan Document (other than this Agreement) shall occur or a Borrower shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by the Borrowers under, any Loan Document (other than this Agreement) that does not expressly provide for "Events of Default," or any provision thereof (in each case, after giving effect to any applicable grace or cure period as provided herein), other than any nonmaterial provision rendered unenforceable by operation of law, shall cease to be valid and binding.

                  (j) Failure of Agreements. A Borrower shall challenge the validity and binding effect of any provision of any Loan Document after delivery thereof hereunder or shall state in writing its intention to make such a challenge, or any Security Document, after delivery thereof hereunder, shall for any reason (except to the extent permitted by the terms thereof) cease to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

                  (k) Judgment. A final, unappealable judgment or order for the payment of money in an amount that exceeds the uncontested insurance available therefor by $2,500,000 or more shall be entered against a Borrower by any court and such judgment or order shall continue undischarged or unstayed for 20 days.

                  (l) Attachment. A warrant or writ of attachment or execution or similar process which exceeds $2,500,000 in value shall be issued against any property of a Borrower and such warrant or process shall continue undischarged or unstayed for 20 days.

                  (m) ERISA. Any ERISA Event with respect to a Benefit Plan shall occur.

                  (n) Qualified Audits. The independent certified public accountants retained by American Tire shall refuse to deliver an opinion in accordance with SECTION 10.1(A) with respect to the annual consolidated financial statements of American Tire and its Consolidated Subsidiaries.

                  (o)      Change of Control. A Change of Control shall occur.

         SECTION 12.2 Remedies.

                  (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in SECTION 12.1(G) or (H),
(i) the principal of and the interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Administrative Agent or the Lenders under this Agreement or any of the other Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the Commitments and the right of the Borrowers to request Borrowings under this Agreement shall immediately terminate.

                  (b) Other Remedies. If any Event of Default shall have occurred, and during the continuance of any Event of Default, the Administrative Agent may, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:

                           (i) declare the principal of and interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Administrative Agent or the Lenders under this Agreement or any of the other Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

                           (ii) terminate the Commitments and any other right of the Borrowers to request borrowings hereunder;

                           (iii) notify, or request the Borrowers to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Administrative Agent, for the benefit of the Secured Parties, or any agent or designee of the Administrative Agent, at such address as may be specified by the Administrative Agent and if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to the Borrowers, the Borrowers shall hold all such payments received in trust for the Administrative Agent, for the account of the Secured Parties, without commingling the same with other funds or property of, or held by, the Borrowers, and shall deliver the same to the Administrative Agent or any such agent or designee of the Administrative Agent immediately upon receipt by the Borrowers in the identical form received, together with any necessary endorsements;

                           (iv) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Administrative Agent considers advisable and in all such cases only the net amounts received by the Administrative Agent, for the account of the Secured Parties, in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral and the Borrowers shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

                           (v) enter upon any premises in which Inventory may be located and, without resistance or interference by the Borrowers, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Administrative Agent shall choose, without being liable to the Borrowers on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Administrative Agent shall act reasonably and in good faith;

                           (vi) require the Borrowers to and the Borrowers shall, without charge to the Administrative Agent or any Lender, assemble the Inventory and maintain or deliver it into the possession of the Administrative Agent or any agent or representative of the Administrative Agent at such place or places as the Administrative Agent may designate and as are reasonably convenient to both the Administrative Agent and the applicable Borrower;

                           (vii) at the expense of the Borrowers, cause any of the Inventory to be placed in a public or field warehouse, and the Administrative Agent shall not be liable to the Borrowers on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Administrative Agent shall act reasonably and in good faith;

                           (viii) without notice, demand or other process, and without payment of any rent or any other charge, enter any of the Borrowers' premises and, without breach of the peace, until the Administrative Agent, on behalf of the Secured Parties, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrowers' equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Administrative Agent for the benefit of the Secured Parties is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Proprietary Rights in connection with the foregoing, and the rights of the Borrowers under all licenses, sublicenses and franchise agreements shall inure to the Administrative Agent for the benefit of the Secured Parties (PROVIDED, HOWEVER, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

                           (ix) exercise any and all of its rights under any and all of the Security Documents;

                           (x) apply any Collateral consisting of cash to the payment of the Secured Obligations in any order in which the Administrative Agent, on behalf of the Secured Parties, may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

                           (xi) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, the Borrowers shall cause to be forwarded to the Administrative Agent at the Administrative Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Administrative Agent; and

                           (xii) exercise all of the rights and remedies of a secured party under the UCC and under any other Applicable Law, including the right, without notice except as specified below and with or without taking possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Administrative Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Borrowers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         SECTION 12.3 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over in accordance with the provisions of
SECTION 4.16.

THE BORROWERS SHALL REMAIN LIABLE AND WILL PAY, ON DEMAND, ANY DEFICIENCY REMAINING IN RESPECT OF THE SECURED OBLIGATIONS, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE HIGHEST RATE THEN PAYABLE HEREUNDER ON SUCH SECURED OBLIGATIONS, WHICH INTEREST SHALL CONSTITUTE PART OF THE SECURED OBLIGATIONS.

         SECTION 12.4 Power of Attorney. In addition to the authorizations granted to the Administrative Agent under SECTION 8.13 or under any other provision of this Agreement or of any other Loan Document, during the continuance of an Event of Default, each Borrower hereby irrevocably designates, makes, constitutes and appoints the Administrative Agent (and all Persons designated by the Administrative Agent from time to time) as the Borrower's true and lawful attorney, and agent in fact, and the Administrative Agent, or any agent of the Administrative Agent, may, without notice to the Borrowers, and at such time or times as the Administrative Agent or any such agent in its sole discretion may determine, in the name of a Borrower, the Administrative Agent or the other Secured Parties:

                  (a)      demand payment of the Receivables,

                  (b) enforce payment of the Receivables by legal proceedings or otherwise,

                  (c) exercise all of any Borrower's rights and remedies with respect to the collection of Receivables,

                  (d) settle, adjust, compromise, extend or renew any or all of the Receivables,

                  (e) settle, adjust or compromise any legal proceedings brought to collect the Receivables,

                  (f)      discharge and release the Receivables or any of them,

                  (g) prepare, file and sign the name of a Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor,

                  (h) prepare, file and sign the name of a Borrower on any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with any of the Collateral,

                  (i) endorse the name of a Borrower upon any Chattel Paper, Document, Instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

                  (j) use the stationery of the Borrowers and sign the names of the Borrowers to verifications of the Receivables and on any notice to the Account Debtors,

                  (k)      open the Borrowers' mail,

                  (l) notify the post office authorities to change the address for delivery of the Borrowers' mail to an address designated by the Administrative Agent, and

                  (m) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which any Borrower has access.

         SECTION 12.5 Miscellaneous Provisions Concerning Remedies.

                  (a) Rights Cumulative. The rights and remedies of the Administrative Agent and the Lenders under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies the Administrative Agent and the Lenders may be selective and no failure or delay by the

Administrative Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                  (b) Waiver of Marshalling. Each Borrower hereby waives any right to require any marshalling of assets and any similar right.

                  (c)      Limitation of Liability. Nothing contained in this
ARTICLE 12 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Administrative Agent, any Lender or any agent or designee of the Administrative Agent or any Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Receivable or any other Collateral or the monies due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and the Administrative Agent, the Lenders and their agents or designees shall have no liability to the Borrowers for actions taken pursuant to this ARTICLE 12, any other provision of this Agreement or any of the Loan Documents so long as the Administrative Agent or such Lender shall act in good faith and in a commercially reasonable manner.

                  (d)      Appointment of Receiver. In any action under this
ARTICLE 12, the Administrative Agent shall be entitled during the continuance of an Event of Default, to the fullest extent permitted by Applicable Law, to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

         SECTION 12.6 Trademark License. Each Borrower hereby grants to the Administrative Agent for its benefit as Administrative Agent and for the benefit of the other Secured Parties, the nonexclusive right and license to use its trademarks for the purposes set forth in SECTION 12.2(B)(VIII) and for the purpose of enabling the Administrative Agent to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Administrative Agent's rights and remedies under this Agreement and the other Security Documents to use, sell or otherwise dispose of the Collateral bearing any such trademark. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to the Borrowers or any other Person by the Lenders or the Administrative Agent or any purchaser or purchasers of the Collateral. The Borrowers hereby represent, warrant, covenant and agree that they presently have, and shall continue to have, the right, without the approval or consent of others, to grant the license set forth in this SECTION 12.6.

                                   ARTICLE 13

                                   ASSIGNMENTS

         SECTION 13.1 Successors and Assigns; Participations.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Each Lender may with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and, so long as no Default or Event of Default has occurred and is continuing, American Tire (which consent shall not be unreasonably withheld) assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it and the Notes held by it) (PROVIDED that no consent shall be required with respect to any assignment to an Eligible Assignee as part of the assigning Lender's transfer of all or substantially all of its assets of a similar type in connection with any acquisition or divestiture or otherwise, and no consent shall be required with respect to any assignment by FCC in connection with any merger, consolidation or acquisition of FCC and the Bank by or with Bank of America, N.A.); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall in no event be less than the Minimum Commitment (or the assigning Lender's entire remaining Commitment, if less) (except that a Lender may assign less than the Minimum Commitment to its Affiliate), (iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall in no event be less than the Minimum Commitment,
(iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register an Assignment and Acceptance, together with any Note or Notes subject to such assignment and an assignment fee in the amount of $3,500, (v) such assignment shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the SEC or apply to or qualify the Loans or the Notes under the blue sky laws of any state, and (vi) the representation contained in SECTION 13.2 hereof shall be true with respect to any such proposed assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof,
(A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (B) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

                  (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 6.1(N) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment and Proportionate Share of, and principal amount of the Loans and owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes and evidence satisfactory to the Administrative Agent of the Borrowers' consent thereto (if applicable), subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in the form of EXHIBIT C, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and the Borrowers, and (vi) promptly deliver a copy of such Acceptance and Assignment to the Borrowers. Within five Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Each surrendered Note or Notes shall be canceled and returned to the Borrowers.

                  (f) Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment hereunder and the Loans owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) each such participation (other than to a Lender's own Affiliate) shall be in an amount not less than the Minimum Commitment, (ii) such Lender's obligations under this Agreement (including its Commitment hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement,
(v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; PROVIDED, that such Lender may agree with any participant that such Lender will not, without such participant's consent, agree to or approve any waivers or amendments which would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Loans (other than Collateral disposed of pursuant to SECTION 8.7 hereof or otherwise in accordance with the terms of this Agreement or the Security Documents), and (vi) any such disposition shall not, without the consent of the Borrowers, require any Borrower to file a registration statement with the SEC to apply to qualify the Loans or the Notes under the blue sky law of any state. The Lender selling a participation to any bank or other entity that is not an Affiliate of such Lender shall give prompt notice thereof to the Administrative Agent, the other Lenders and the Borrowers.

                  (g) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this
SECTION 13.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers, PROVIDED that, prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender (which in the case of an agreement with only such Lender, the Borrowers shall be recognized as third party beneficiaries thereof) to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

         SECTION 13.2 Representation of Lenders. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; PROVIDED, HOWEVER, that subject to
SECTION 13.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.

                                   ARTICLE 14

                                      AGENT

         SECTION 14.1 Appointment of Administrative Agent. Each Lender hereby irrevocably designates and appoints (1) FCC as the Administrative Agent of such Lender and (2) Wachovia as the Syndication Agent and CIT as the Documentation Agent under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, including to make determinations as to the eligibility of Inventory and Receivables and to establish Additional Reserves, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.

         SECTION 14.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent for the purposes of perfecting security interests and Liens in Collateral held by such Lender.

         SECTION 14.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's, as the case may be, own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by the Borrowers or any of its Subsidiaries, any Affiliate thereof or any other Person or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the existence, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any Collateral or the Security Interest or other Lien or other interest therein or for any failure of the Borrowers, or any Subsidiary of the Borrower or any Affiliate of the Borrowers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers.

         SECTION 14.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The

Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with SECTION 13.1. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or all Lenders if such action or inaction would have the effect of amending or waiving a breach of any provision of this Agreement that only all the Lenders may amend or waive in accordance with the provisions of SECTION 15.9(B)), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 14.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) continue making Loans to the Borrowers on behalf of the Lenders in reliance on the provisions of SECTION 4.7 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

         SECTION 14.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent, the Syndication Agent nor the Documentation Agent nor any of their respective officers, directors, counsel, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent, the Syndication Agent or the Documentation Agent hereafter taken, including any review of the affairs of the Borrowers, any Subsidiary or any Affiliate of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Syndication Agent or the Documentation Agent to any Lender. Each Lender represents to the Administrative Agent, the Syndication Agent and the Documentation Agent that it has, independently and without reliance upon the Administrative Agent, the Syndication Agent or the Documentation Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial (and other) condition and creditworthiness of the Borrowers and the Subsidiaries, and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial (and other) condition and creditworthiness of the Borrowers and the Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents none of the Administrative Agent, the Syndication Agent nor the Documentation Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial (and other) condition or creditworthiness of the Borrowers or the Subsidiaries or the Affiliates of the Borrowers which may come into the possession of the Administrative Agent, the Syndication Agent or the Documentation Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         SECTION 14.7 Indemnification.

                  (a) The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers or any other Person to do so), Ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, attorneys' fees, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, attorneys' fees, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to SECTION 13.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to SECTION 13.1, at a time before such assignment. The agreements in this SECTION 14.7 shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

                  (b) Without limiting the generality of the foregoing provisions of this SECTION 14.7, if the Administrative Agent should be sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person on account of any alleged preference or fraudulent transfer received or alleged to have been received from the Borrowers, any Subsidiary or any other Person as the result of any transaction under the Loan Documents, then any monies paid by the Administrative Agent in settlement or satisfaction of such suit, together with all costs and expenses (including attorneys' fees and expenses) incurred by Administrative Agent in the defense of same, shall be promptly reimbursed to the Administrative Agent by the Lenders to the extent of each Lender's Proportionate Share.

                  (c) Further, without limiting the generality of the foregoing provisions of this SECTION 14.7, if at any time (whether prior to or after the Termination Date) any action or proceeding shall be brought against the Administrative Agent by the Borrowers, any Subsidiary, or by any other Person claiming by, through or under the Borrowers or any Subsidiary, to recover damages for any action taken or omitted by the Administrative Agent under any of the Loan Documents or in the performance of any rights, powers or remedies of the Administrative Agent against the Borrowers, any Account Debtor, any Subsidiary, the Collateral or with respect to any Loans, or to obtain any other relief of any kind on account of any transaction between the Administrative Agent and the Borrowers, any Subsidiary or any other Person under or in relation to any of the Loan Documents, the Lenders agree to indemnify and hold the Administrative Agent harmless with respect thereto and to pay to Administrative Agent their respective Proportionate Shares of such amount as the Administrative Agent shall be required to pay by reason of a judgment, decree or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by the Administrative Agent, including all interest and costs assessed against the Administrative Agent in defending or compromising such action, together with attorneys' fees and other legal expenses paid or incurred by the Administrative Agent in connection therewith; PROVIDED, HOWEVER, that no Lender shall be liable to the Administrative Agent for any of the foregoing to the extent that they arise from the willful misconduct or gross negligence of the Administrative Agent. In the Administrative Agent's discretion, the Administrative Agent may also reserve for or satisfy any such judgment, decree or order from proceeds of Collateral prior to any distributions therefrom to or for the account of Lenders.

         SECTION 14.8 Administrative Agent in Its Individual Capacity. The institution at the time acting as the Administrative Agent and its Affiliates may make loans to, issue or cause to be issued letters of credit to or for the account of, accept deposits from and generally engage in any kind of business with the Borrowers, any Subsidiary or any Affiliate of the Borrowers as if it were not the Administrative Agent hereunder. With respect to its Commitment, the Loans made or renewed by it and any Note issued to it and any Letter of Credit or Letter of Credit Guarantee issued by it, such institution shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and shall be subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" and "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include such institution in its individual capacity as a Lender or one of the Required Lenders.

         SECTION 14.9 Successor Administrative Agent.

                  (a) The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrowers; PROVIDED, HOWEVER that such resignation shall not take effect until a successor agent has been appointed. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders and, so long as no Event of Default has occurred and is continuing, subject to approval by American Tire (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes (PROVIDED, that if FCC shall assign all of its interests, rights and obligations under this Agreement to any Person in connection with any merger, consolidation or acquisition of FCC and the Bank by or with Bank of America, N.A., then such Person shall, effective upon the consummation of such assignment, be deemed to have been appointed by the Required Lenders as the successor to FCC in its capacity as the Administrative Agent hereunder without the requirement of any approval by American Tire). If the Required Lenders have failed to appoint a successor Administrative Agent within 30 days of the resignation notice given by the Administrative Agent as provided above, then the Administrative Agent shall be entitled to appoint a successor agent from among the Lenders, subject, so long as no Event of Default has occurred and is continuing, to approval by American Tire (which approval shall not be unreasonably withheld). After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of SECTION 14.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  (b) It is intended that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business as agent in any jurisdiction. It is recognized that, in case of litigation under any of the Loan Documents, or in case the Administrative Agent deems that by reason of present or future laws of any jurisdiction the Administrative Agent might be prohibited from or restricted in exercising any of the powers, rights or remedies granted to the Administrative Agent or the Lenders hereunder or under any of the Loan Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary or desirable hereunder or under any of the Loan Documents, the Administrative Agent may appoint an additional individual or institution as a separate collateral agent or co-collateral agent which is not so prohibited from or restricted in taking any of such actions or exercising any of such powers, rights or remedies. If the Administrative Agent shall appoint an additional individual or institution as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by any of the Loan Documents to be exercised by or vested in or conveyed to the

Administrative Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by either of them. Should any instrument from the Lenders be required by the separate collateral agent or co-collateral agent so appointed by Administrative Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, including without limitation indemnification of such collateral agent or co-collateral agent, any and all of such instruments shall, on request, be executed, acknowledged and delivered by the Lenders. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by Applicable Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

         SECTION 14.10 Notices from Administrative Agent to Lenders. The Administrative Agent shall promptly, upon receipt thereof, forward to each Lender copies of any updated Schedules and of any written notices, reports or other information supplied to it by the Borrowers or any Subsidiary (but which such Person is not required to supply directly to the Lenders). Except to the extent expressly provided in this Agreement or in the other Loan Documents, the Administrative Agent shall not be obligated to deliver or disclose to any Lender any of the Administrative Agent's internal reports, analysis or investigation or any records or other information in its possession relating to the Borrowers or any of the Subsidiaries or the Affiliates of the Borrowers.

         SECTION 14.11 Declaring Events of Default. Upon the occurrence of a Default, the Administrative Agent may, and at the direction of the Required Lenders shall, give such notice or take such other action as may be required hereunder to declare an Event of Default.

         SECTION 14.12 Syndication Agent and Documentation Agent. For avoidance of doubt, it is expressly acknowledged and agreed by the Administrative Agent and each Lender for the benefit of each of the Syndication Agent and the Documentation Agent that, other than any rights or obligations explicitly reserved to or imposed upon the Syndication Agent and the Documentation Agent under this Agreement, neither the Syndication Agent nor the Documentation Agent, in such capacity, has any rights or obligations hereunder nor shall the Syndication Agent or the Documentation Agent, in such capacity, be responsible or accountable to any other party hereto for any action or failure to act hereunder, other than in connection with such explicitly reserved rights or such obligations and then only for claims, damages, losses (other than consequential losses) and other liabilities arising out of such Person's own gross negligence or willful misconduct.

         SECTION 14.13 No Reliance on Administrative Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants, transferees or assignees, may rely on Administrative Agent to carry out such Lender's, Affiliate's, participant's, transferee's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR
103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Borrower, its Affiliates or its agents, the Loan Documents or the transactions hereunder: (i) any identity verification procedures, (ii) any recordkeeping, (iii) any comparisons with government lists,
(iv) any customer notices or (v) any other procedures required under the CIP Regulations or such other laws.

         SECTION 14.14 USA Patriot Act. Each Lender or transferee, participant or assignee of a Lender that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations:
(i) within 10 days after the Effective Date and (2) at such other times as are required under the USA Patriot Act.

                                   ARTICLE 15

                                  MISCELLANEOUS

         SECTION 15.1 Notices.

                  (a) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage pre-paid, or by overnight courier, telex or facsimile transmission and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of telex and facsimile transmission, upon transmittal, provided that in the case of notices to the Administrative Agent, notice shall be deemed to have been given only when such notice is actually received by the Administrative Agent. A telephonic notice to the Administrative Agent, as understood by the Administrative Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

                  (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing by such first party:

                  If to the Borrowers:      American Tire Distributors, Inc.
                                            12200 Herbert Wayne Court
                                            Suite 150
                                            Huntersville, North Carolina 28078
                                            Attn: Scott Deininger
                                            Facsimile No.: (704) 992-1451

                  With a copy to:           J. Michael Gaither, Esq.
                                            12200 Herbert Wayne Court
                                            Suite 150
                                            Huntersville, North Carolina 28078
                                            Facsimile No.: (704) 947-1919

                  If to the

                  Administrative Agent:     Fleet Capital Corporation
                                            300 Galleria Parkway
                                            Suite 800
                                            Atlanta, Georgia 30339
                                            Attn: Loan Administration Manager
                                            Facsimile No.: (770) 857-2947

                   With a copy to:          Parker, Hudson, Rainer & Dobbs LLP
                                            1500 Marquis Two Tower
                                            285 Peachtree Center Avenue, N.E.
                                            Atlanta, Georgia 30303
                                            Attn: C. Edward Dobbs, Esq.
                                            Facsimile No.: (404) 522-8409

                  If to a Lender:           At the address of such Lender set
                                            forth on the signature pages hereof.

                  (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers, as the office to which payments due are to be made.

         SECTION 15.2 Expenses. The Borrowers agree, jointly and severally, to pay or reimburse on demand all costs and expenses reasonably (other than pursuant to SUBSECTION (B) below as to which such requirement shall not apply) incurred

                  (a) by or on behalf of the Administrative Agent, including the reasonable fees and disbursements of counsel, in connection with

                           (i) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including

                                    (A)      reasonable out-of-pocket costs and
                           expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents;

                                    (B)      reasonable costs and expenses of
                           appraisals of the Collateral;

                                    (C)      the costs and expenses of lien
                           searches; and

                                    (D)      taxes, fees and other charges for
                           filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interests;

                           (ii) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Administrative Agent and the Lenders relating to this Agreement or any of the Loan Documents;

                           (iii) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take;

                           (iv) costs of inspections and verifications of the Collateral, including standard per diem fees charged by the Administrative Agent or the Lenders, travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations and books and records by the Administrative Agent's and/or the Lenders' agents up to three times per year and whenever an Event of Default exists;

                           (v) costs and expenses of forwarding loan proceeds,
                  collecting checks and other items of payment, and establishing and maintaining each Controlled Disbursement Account, Agency Account and Lockbox; and

                           (vi) costs and expenses of preserving and protecting the Collateral; and

                  (b) by or on behalf of the Administrative Agent or any Lender in connection with

                           (i) consulting, after the occurrence of a Default, with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons; and

                           (ii) costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interests, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Administrative Agent or any Lender.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. The Borrowers hereby authorize the Administrative Agent and the Lenders to debit the Borrowers' Loan Accounts (by increasing the principal amount of the Loans) in the amount of any such costs and expenses owed by the Borrowers when due.

         SECTION 15.3 Stamp and Other Taxes. The Borrowers will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify and defend the Administrative Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder, including the Security Interest.

         SECTION 15.4 Setoff. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender, any participant with such Lender in the Loans and each Affiliate of each Lender are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by any Lender or any Affiliate of any Lender or any participant to or for the credit or the account of the Borrowers against and on account of the Secured Obligations irrespective or whether or not

                  (a) the Administrative Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents, or

                  (b) the Administrative Agent or such Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by SECTION 12.2 and although such Secured Obligations shall be contingent or unmatured.

         SECTION 15.5 Consent to Advertising and Publicity. With the prior written consent of the Borrowers, which consent shall not be unreasonably withheld, the Administrative Agent, on behalf of the Lenders, may issue and disseminate to the public information describing the credit accommodations entered into pursuant to this Agreement, including the name and address of the Borrowers, the amount, interest rate, maturity, collateral for and a general description of the credit facilities provided hereunder and of the Borrowers' business.

         SECTION 15.6 Reversal of Payments. The Administrative Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent the Borrowers make a payment or payments to the Administrative Agent, for the account of the Lenders, or any Lender receives any payment or proceeds of the Collateral for the Borrowers' benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Administrative Agent or such Lender.

         SECTION 15.7 Injunctive Relief. The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Administrative Agent and the Lenders; therefore, the Borrowers agree that if any Event of Default shall have occurred and be continuing, the Administrative Agent and the Lenders, if the Administrative Agent or any Lender so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

         SECTION 15.8 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including all computations utilized by the Borrowers to determine whether they are in compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless Required Lenders shall otherwise consent in writing, be performed in accordance with GAAP.

         SECTION 15.9 Amendments.

                  (a) Except as set forth in SUBSECTION (B) below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in SECTION 15.9(D)), by the Borrowers, PROVIDED that no such amendment, unless consented to by the Administrative Agent, shall alter or affect the rights or responsibilities of the Administrative Agent, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by the Borrowers, the Administrative Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by the Administrative Agent and the Required Lenders in their discretion.

                  (b) Without the prior unanimous written consent of the Lenders,

                           (i) no amendment, consent or waiver shall (A) affect the amount or extend the time of any Lender's obligation to make Loans or (B) extend the originally scheduled time or times of payment of the principal of any Loan or (C) alter the time or times of payment of interest on any Loan or of any fees payable for the account of the Lenders or (D) alter the amount of the principal of any Loan or the rate of interest thereon (except with respect to application of the Default Rate under SECTION 4.1(C)) or (E) alter the amount of any commitment fee or other fee payable hereunder for the account of the Lenders or (F) permit any subordination of the principal of or interest on any Loan or (G) permit the subordination of the Security Interests in any Collateral,

                           (ii) no Collateral having an aggregate value greater than $2,000,000 shall be released by the Administrative Agent in any 12-month period other than in connection with the sale by a Borrower of the capital stock of a Subsidiary in a transaction permitted under SECTION 11.7 or as specifically permitted in this Agreement or the Security Documents nor shall any Collateral be released at a time when the Administrative Agent is entitled to exercise remedies hereunder upon default, nor shall any Borrower or material Guarantor be released from its liability for the Secured Obligations,

                           (iii) except to the extent expressly provided in SECTIONS 4.7 and 14.1, no amendment shall be made to the definition of any of the following terms, "Applicable Margin", "Borrowing Base" (except as otherwise expressly contemplated hereunder) and the defined terms used in such definition (including "NOLV Percentage", "Eligible Inventory", "Eligible Receivable", and "Eligible Subordinated Vendor Inventory"), "Eligible Assignee", "Proportionate Share", "Ratable", "Ratable Share", "Commitment Percentage", "Secured Obligations", or "Commitment";

                           (iv) none of the provisions of this SECTION 15.9, the definitions "Lenders" or "Required Lenders", or the provisions of ARTICLE 12 shall be amended,

                           (v) neither the Administrative Agent nor any Lender shall consent to any amendment to or waiver of the amortization, deferral or subordination provisions of any instrument or agreement evidencing or relating to obligations (whether or not Debt) of the Borrowers that are expressly subordinate to any of the Secured Obligations if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder;

                           (vi) no amendment shall be made to any provision in ARTICLE 14,

                           (vii) no extension of the Termination Date shall be effected; and

                           (viii) no adjustment to the advance rates contained in the definition of "Borrowing Base" (other than adjustments to the NOLV Percentages as provided in this Agreement) may be effected.

PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default provided only that such Default or Event of Default does not arise under SECTION 12.1(G) OR (H) or out of a breach of or failure to perform or observe any term, covenant or condition of this Agreement or any other Loan Document (other than the provisions of ARTICLE 12 of this Agreement) the amendment of which requires the unanimous consent of the Lenders. The Required Lenders shall have the right, with respect to any Default or Event of Default that may be waived by them, to enter into an agreement with the Borrowers providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without thereby waiving any such Default or Event of Default.

                  (c) The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

                  (d) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no consent, written or otherwise, of the Borrowers shall be necessary or required in connection with any amendment to
ARTICLE 14 or SECTIONS 4.8 OR 4.16, and any amendment to such provisions may be effected solely by and among the Administrative Agent and the Lenders, PROVIDED that no such amendment shall impose any obligation on the Borrowers or limit or reduce any right granted hereunder or thereunder to the Borrowers.

                  (e) If, in connection with any proposed amendment, consent or waiver requiring the unanimous written consent of the Lenders, the consent of the Required Lenders is obtained, but the consent of one or more Lenders is not obtained (any such Lender whose consent is not obtained being referred to as a "Non-Consenting Lender"), then, so long as the Administrative Agent is not a Non-Consenting Lender, at the Borrowers' request, the Administrative Agent or an Eligible Assignee shall have the right (but not the obligation) with the Administrative Agent's approval, to purchase from any Non-Consenting Lender, and each Non-Consenting Lender agrees that it shall sell, all of such Non-Consenting Lender's Commitment for an amount equal to the outstanding principal balance of such Non-Consenting Lender's Revolving Credit Loans and all accrued interest and fees with respect thereto through the date of sale pursuant to an Assignment and Acceptance, without premium or discount.

         SECTION 15.10 Assignment. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights under this Agreement.

         SECTION 15.11 Performance of Borrowers' Duties.

                  (a) The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.

                  (b) If the Borrowers shall fail to do any act or thing which they have covenanted to do under this Agreement or any of the Loan Documents, and either a Default or Event of Default exists or may result therefrom or the Administrative Agent determines in its discretion that such failure may adversely affect the Collateral or the ability of Borrowers to repay the Secured Obligations, then the Administrative Agent, on behalf of the Lenders, may (but shall not be obligated to) do the same or cause it to be done either in the name of the Administrative Agent or the Lenders or in the name and on behalf of the Borrowers, and each Borrower hereby irrevocably authorizes the Administrative Agent so to act. The Administrative Agent agrees to use reasonable efforts to notify American Tire of such action but the failure by the Administrative Agent to so notify American Tire shall not result in any liability to the Administrative Agent.

         SECTION 15.12 Indemnification. The Borrowers agree to reimburse the Administrative Agent and the Lenders for all costs and expenses, including reasonable counsel fees and disbursements, incurred, and to indemnify, defend and hold harmless the Administrative Agent and the Lenders from and against all losses suffered by, the Administrative Agent or any Lender in connection with

                  (a) the exercise by the Administrative Agent or any Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents,

                  (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, and

                  (c) the collection or enforcement of the Secured Obligations or any of them,

                  other than such costs, expenses and liabilities arising out of the Administrative Agent's or any Lender's gross negligence or willful misconduct.

         SECTION 15.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Administrative Agent and the Lenders and any Persons designated by the Administrative Agent or the Lenders pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.

         SECTION 15.14 Survival. Notwithstanding any termination of this Agreement,

                  (a) until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, the Administrative Agent, for the benefit of the Secured Parties, shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated,

                  (b) the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this ARTICLE 15 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before, and

                  (c) in connection with the termination of this Agreement and the release and termination of the Security Interests, the Administrative Agent, on behalf of itself as agent and the other Secured Parties, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Administrative Agent and the other Secured Parties against loss on account of such release and termination, including with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.

         SECTION 15.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 15.16 Severability of Provisions. Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 15.17 Governing Law; Waiver of Jury Trial.

                  (a) This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law.

                  (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Bank, FCC as issuer of any Letter of Credit Guarantee or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower or its properties in the courts of any jurisdiction.

                  (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in PARAGRAPH (B) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in SECTION 15.1. Nothing in this Agreement will affect the right of any party to this Agreement to service of process in any other manner permitted by law.

                  (e) Each Borrower, the Administrative Agent and each Lender hereby knowingly, intentionally and voluntarily waive trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced by or against a Borrower, the Administrative Agent or such Lender arising out of this Agreement, the Collateral or any assignment thereof or by reason of any other cause or dispute whatsoever between the Borrowers and the Administrative Agent or any Lender of any kind or nature.

         SECTION 15.18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 15.19 Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Administrative Agent or any Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Administrative Agent or any Lender, may be reproduced by the Administrative Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Administrative Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         SECTION 15.20 Term of Agreement. This Agreement shall remain in effect from the Agreement Date through the Termination Date and thereafter until all Secured Obligations shall have been irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         SECTION 15.21 Increased Capital. If any Lender shall have determined that the adoption of any Applicable Law, rule, regulation, guideline, directive or request (whether or not having force of law) regarding capital requirements for banks or bank holding companies, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, in each case after the Agreement Date, or compliance by such Lender with any of the foregoing, imposes or increases a requirement by such Lender to allocate capital resources to such Lender's Commitment to make Loans hereunder which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such adoption, change or compliance by any amount deemed by such Lender to be material: (i) such Lender shall promptly after its determination of such occurrence give notice thereof to the Borrowers; and (ii) the Borrowers shall pay to such Lender as an additional fee from time to time on demand such amount as such Lender certifies to be the amount that will compensate it for such reduction. A certificate of such Lender claiming compensation under this SECTION
15.21 shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         SECTION 15.22 Pro-Rata Participation.

                  (a) Each Lender agrees that if, as a result of the exercise of a right of setoff, banker's lien or counterclaim or other similar right or the receipt of a secured claim it receives any payment in respect of the Secured Obligations, it shall promptly notify the Administrative Agent thereof (and the Administrative Agent shall promptly notify the other Lenders). If, as a result of such payment, such Lender receives a greater percentage of the Secured Obligations owed to it under this Agreement than the percentage received by any other Lender, such Lender shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Secured Obligations then held by such other Lenders so that all such recoveries of principal and interest with respect to all Secured Obligations owed to each Lender shall be pro rata on the basis of its respective amount of the Secured Obligations owed to all Lenders, PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered by or on behalf of the Borrower from such Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such Lender to the extent of such recovery, together with interest thereon at the rate, if any, required to be paid on the amount recovered from such purchasing Lender.

                  (b) Each Lender which receives such a secured claim shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this
SECTION 15.22 to share in the benefits of any recovery on such secured claim.

                  (c) Each Lender shall include in any arrangement or agreement it enters into with any participant in such Lender's interests hereunder, an undertaking by such participant substantially similar to the foregoing SUBSECTIONS (A) and (B).

                  (d) The Borrowers expressly consent to the foregoing arrangements and agree that any holder of a participation in any Secured Obligation so purchased or otherwise acquired of which such Borrower has received notice may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by such Borrower to such holder as fully as if such holder were a holder of such Secured Obligation in the amount of the participation held by such holder.

         SECTION 15.23 Net Payments.

                  (a) No Reduction for Taxes. All payments by the Borrowers hereunder to or for the benefit of any Lender or the Administrative Agent shall be made without setoff, counterclaim or other defense. Except as required by law or as provided in SECTION 15.23(B), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (excluding any franchise tax or any tax imposed on or measured by the net income or profits of such Lender or the Administrative Agent, as the case may be, pursuant to the laws of the jurisdiction in which it is organized or in which its principal offices or the office from which the Loans are administered may be located or to which payments on the Loans are otherwise deemed connected for tax purposes) together with all interest, penalties or similar liabilities with respect thereto (collectively, "Covered Taxes"). Except as provided in SECTION 15.23(B), if the Borrowers shall be required by law to deduct or withhold any Covered Taxes from any sum payable hereunder to any Lender or the Administrative Agent,
(A) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings of Covered Taxes (including deductions or withholdings of Covered Taxes applicable to additional sums payable under this SECTION 15.23(A)) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had such deductions or withholdings not been made, (B) the Borrowers shall make such deductions or withholdings, and (C) the Borrowers shall pay the full amount so deducted or withheld to the relevant taxing authority or other authority in accordance with Applicable Law. The Borrowers shall furnish to the Administrative Agent within 45 days after the date on which the payment of any Covered Taxes is due certified copies of tax receipts evidencing such payment by the Borrowers. Except as provided in SECTION 15.23(B), the Borrowers agree to indemnify, defend and hold harmless the Lenders and the Administrative Agent and reimburse each of them, as the case may be, for the amount of any Covered Taxes that are levied against or imposed on the Lenders or the Administrative Agent and that are paid by the Lenders or the Administrative Agent, as the case may be.

                  (b) Foreign Lenders. (i) Each Foreign Lender shall deliver to the Administrative Agent and the Borrowers (A) two valid, duly completed copies of IRS Form W-8BEN or W-8ECI or applicable successor form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Agreement or the Note(s) payable to it without deduction or withholding of any United States federal income taxes and
(B) two valid, duly completed copies of IRS Form W-9 or applicable successor form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall also deliver to the Administrative Agent and the Borrowers two further copies of said IRS Form W-8BEN or W-8ECI and W-8, or applicable successor forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrowers and the Administrative Agent.

                           (ii) If the forms provided by a Foreign Lender under SECTION 15.23(B)(I) at the time such Foreign Lender first becomes a party to this Agreement indicate that such Foreign Lender is subject to a rate of United States withholding tax in excess of zero, then withholding tax at such rate shall be considered excluded from Covered Taxes unless and until such Foreign Lender provides the appropriate forms certifying that a lesser rate of withholding applies, whereupon withholding tax at such lesser rate only shall be excluded from Covered Taxes for period governed by such forms.

                           (iii) For any period with respect to which a Foreign Lender has failed to provide the Borrowers with the appropriate forms described in Section 15.23(B)(I), such Foreign Lender shall not be entitled to indemnification under
                  SECTION 15.23(A) with respect to Covered Taxes imposed by the United States by reason of such failure.

                  (c) Affected Lenders. If the Borrowers are obligated to pay to any Lender any amount under this SECTION 15.23, the Borrowers may, if no Default or Event of Default then exists, replace such Lender with another lender acceptable to the Administrative Agent, and such Lender hereby agrees to be so replaced subject to the following:

                           (i) The obligations of the Borrowers hereunder to the Lender to be replaced (including such increased or additional costs incurred from the date of notice to the Borrowers of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement;

                           (ii) The replacement Lender shall be a bank or other financial institution that is not subject to such increased costs which caused the Borrowers' election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to the Administrative Agent such documentation satisfactory to the Administrative Agent pursuant to which such replacement Lender is to become a party hereto, conforming to the provisions of SECTION 13.1 hereof, with a Commitment equal to that of the Lender being replaced and shall make Revolving Credit Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Revolving Credit Loans of the Lender being replaced;

                           (iii) Upon such execution of such documents referred to in CLAUSE (II) and repayment of the amounts referred to in CLAUSE (I), the replacement Lender shall be a "Lender" with a Commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such replaced Lender;

                           (iv) The Administrative Agent shall reasonably cooperate in effectuating the replacement of any Lender under this SECTION 15.23, but at no time shall the Administrative Agent be obligated to initiate any such replacement;

                           (v) Any Lender replaced under this SECTION 15.23 shall be replaced at the Borrowers' sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders; and

                           (vi) If the Borrowers propose to replace any Lender pursuant to this SECTION 15.23 because the Lender seeks reimbursement hereunder, then the Borrowers must also replace any other Lender who seeks similar levels of reimbursement (as a percentage of such Lender's Commitment) under such Sections.

         SECTION 15.24 Effect of Effectiveness of this Agreement. From and after the Effective Date, all references in this Agreement or in any other Loan Document (whether delivered pursuant to this Agreement or pursuant to the Existing Loan Agreement) to this Agreement or the "Loan Agreement," and the words "herein," "hereof" and words of like import referring to the Existing Loan Agreement, shall mean and be references to the Existing Loan Agreement as amended and restated in its entirety by this Agreement and all references in this Agreement, in any other Loan Documents (whether delivered pursuant to this Agreement or pursuant to the Existing Loan Agreement) or in any Note to a "Revolving Credit Note" and the words "hereof," "herein" and words of like import referring to any such Note, shall mean and be references to the Third Amended and Restated Promissory Notes in the form attached to this Agreement as EXHIBIT A-1, appropriately completed and duly executed and delivered by the Borrowers. This Agreement amends and restates the Existing Loan Agreement in its entirety and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or an accord and satisfaction.

         SECTION 15.25 Confidentiality. The Administrative Agent and the Lenders each agrees to exercise reasonable efforts (and, in any event, with at least the same degree of care as it ordinarily exercises with respect to confidential information of its other customers) to keep any confidential information that is delivered or made available by any Borrower to it, including information made available to the Administrative Agent or any Lender in connection with a visit or investigation by any Person contemplated in SECTION 8.11, confidential from any Person other than their respective Affiliates and individuals employed or retained by the Administrative Agent or such Lender who are or are expected to become engaged in evaluating, approving, structuring, administering or otherwise giving professional advice with respect to any of the Loans or Collateral, including any of their respective legal counsel, auditors or other professional advisors; PROVIDED, HOWEVER, that nothing herein shall prevent the Administrative Agent or any Lender from disclosing such confidential information
(i) to any party to this Agreement from time to time or any participant of a Lender, (ii) pursuant to the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Administrative Agent or such Lender, (iv) which has been publicly disclosed other than by an act or omission of the Administrative Agent or any Lender except as permitted herein, which becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrowers, which has been independently acquired or developed by the Administrative Agent or any Lender without violating this SECTION 15.25, (v) to the extent reasonably required in connection with any litigation (with respect to any of the Loan Documents or any of the transactions contemplated thereby) to which the Administrative Agent, any Lender or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedies hereunder, (vii) to any attorneys, accountants, appraisers, business valuation experts, environmental engineers or consultants, turnaround consultants and other professionals or experts retained by the Administrative Agent or any Lender's legal counsel or auditors, (viii) to any actual or proposed participant, assignee, counterparty or advisors to any swap or derivative transactions relating to the Borrowers and the Secured Obligations, or any other transferee of all or part of a Lender's rights hereunder so long as such Person has agreed in writing to be bound by the provisions of this Section, (viii) to the National Association of Insurance Commissioners or any similar organization or to any nationally recognized rating agency that requires access to information about a Lender's portfolio in connection with ratings issued with respect to such Lender, (ix) to the extent reasonably required by Applicable Law or (x) with the consent of a Borrower.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

                                   BORROWERS:

                                   AMERICAN TIRE DISTRIBUTORS, INC.

Attest:
/s/ J. Michael Gaither             By: /s/ Scott A. Deininger
----------------------                 ----------------------
J. Michael Gaither                      Scott A. Deininger
Secretary                               Title: Senior Vice President Finance and
[CORPORATE SEAL]                                 Administration and Treasurer

                                   THE SPEED MERCHANT, INC.

Attest:
/s/ J. Michael Gaither             By: /s/ Scott A. Deininger
----------------------                 ----------------------
J. Michael Gaither                      Scott A. Deininger
Secretary                               Title: Vice President and Treasurer
[CORPORATE SEAL]

                                   T.O. HAAS HOLDING CO., INC.

Attest:
/s/ J. Michael Gaither             By: /s/ Scott A. Deininger
----------------------                 ----------------------
J. Michael Gaither                      Scott A. Deininger
Secretary                               Title: Vice President and Treasurer
[CORPORATE SEAL]

                                   T.O. HAAS TIRE COMPANY, INC.

Attest:
/s/ J. Michael Gaither             By: /s/ Scott A. Deininger
----------------------                 ----------------------
J. Michael Gaither                      Scott A. Deininger
Secretary                               Title: Vice President and Treasurer
[CORPORATE SEAL]

                                  FLEET CAPITAL CORPORATION, as
                                  Administrative Agent and as a Lender

                                  By: /s/ Stephen Y. McGehee
                                      ------------------------------------------
                                       Name: Stephen Y. McGehee
                                       -----------------------------------------
                                       Title: Senior Vice President
                                       -----------------------------------------

                                  Address:
                                  Fleet Capital Corporation
                                  300 Galleria Parkway, Suite 800
                                  Atlanta, Georgia 30339
                                  Attn:  Loan Administration Manager
                                  Facsimile No.: (770) 857-2947

                                  WACHOVIA BANK, NATIONAL
                                  ASSOCIATION, as Syndication Agent and as a Lender

                                  By: /s/ John T. Trainer
                                      ------------------------------------------
                                       Name: John T. Trainer
                                       -----------------------------------------
                                       Title: Director
                                       -----------------------------------------

                                  Address:
                                  Wachovia Bank, National Association
                                  301 South College Street
                                  NC 0479, 6th Floor
                                  Charlotte, North Carolina 28288-0479
                                  Attn: John Trainor and Andrew Gale
                                  Facsimile No.: (704) 374-2703

                                  THE CIT GROUP/BUSINESS CREDIT, INC., as
                                  Documentation Agent and as a Lender

                                  By: /s/ John Thomas
                                      ------------------------------------------
                                      Name: John Thomas
                                      ----------------------------------------
                                      Title: AVP, Account Executive
                                      -----------------------------------------

                                  Address:
                                  The CIT Group/Business Credit, Inc.
                                  1211 Avenue of the Americas
                                  Mail Code 1211/22
                                  New York, New York 10036
                                  Attn: John Thomas
                                  Facsimile No.: (212) 790-9125

                                  STANDARD FEDERAL BANK NATIONAL ASSOCIATION,
                                  formerly known as Michigan
                                  National Bank, as successor in interest to
                                  Mellon   Bank, N.A., as a Lender

                                  By: LASALLE BUSINESS CREDIT, LLC, its agent

                                  By: /s/ Roger D. Attix
                                      ------------------------------------
                                      Name: Roger D. Attix
                                      ------------------------------------
                                      Title: VP
                                      ------------------------------------

                                  Address:
                                  c/o LaSalle Business Credit, Inc.
                                  3060 Peachtree Road
                                  Suite 890
                                  Atlanta, Georgia 30305
                                  Attn: Roger Attix
                                  Facsimile No.: (404) 365-8677

                                  TRANSAMERICA BUSINESS CAPITAL
                                  CORPORATION, as a Lender

                                  By: /s/ William R. Doolittle
                                      ------------------------------------
                                       Name: William R. Doolittle
                                      ------------------------------------
                                       Title: Duly Authorized Signatory
                                      ------------------------------------

                                  Address:
                                  c/o GE Capital Commercial Finance, Inc.
                                  1100 Abernathy Road, Suite 900
                                  Atlanta, Georgia 30328
                                  Attn: William Doolittle
                                  Facsimile No.: (678) 320-8901

                                     ANNEX A

                                   COMMITMENTS

                                                                COMMITMENT
                     LENDER                                     PERCENTAGE                     COMMITMENT
------------------------------------------                      ----------                    ------------
Fleet Capital Corporation                                        28.57143%                      $70,000,000
Wachovia Bank, National Association                              20.40816%                      $50,000,000
The CIT Group/Business Credit, Inc.                              18.36735%                      $45,000,000
Transamerica Business Capital Corporation                        18.36735%                      $45,000,000
Standard Federal Bank National Association                       14.28571%                      $35,000,000
                        TOTAL                                   100.00000%                    $245,000,000

                                     ANNEX B

                                 PRICING MATRIX

                            LEVERAGE              EURODOLLAR RATE           BASE RATE               UNUSED
         TIER                RATIO                    LOANS                  LOANS              COMMITMENT FEE
       -------              --------              ---------------           ----------          --------------

Tier I                  > 5.00 to 1                    2.75%                  1.25%                  0.500%
                        -
Tier II                 > 4.50 to 1 and                2.50%                  1.00%                  0.500%
                        -
                        < 5.00 to 1

Tier III                > 4.00 to 1 and                2.25%                  0.75%                  0.375%
                        -
                        < 4.50 to 1

Tier IV                 > 3.50 to 1 and                2.00%                  0.50%                  0.375%
                        -
                        < 4.00 to 1

Tier V                  < 3.50 to 1                    1.75%                  0.25%                  0.375%

                                   EXHIBIT A-1

               FORM OF THIRD AMENDED AND RESTATED PROMISSORY NOTE

$______________                                                 Atlanta, Georgia
                                                                  March __, 2004

         FOR VALUE RECEIVED, the undersigned, AMERICAN TIRE DISTRIBUTORS, INC., a Delaware corporation, THE SPEED MERCHANT, INC., a California corporation, T.O. HAAS HOLDING CO., INC., a Nebraska corporation, and T.O. HAAS TIRE COMPANY, INC., a Nebraska corporation (collectively, the "Borrowers"), hereby jointly and severally unconditionally promise to pay to the order of _________________________ (the "Lender") at the offices of FLEET CAPITAL CORPORATION, a Rhode Island corporation, as administrative and collateral agent for the Lenders (together with its successor agents, the "Administrative Agent") located at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, or at such other place within the United States as shall be designated from time to time by the Administrative Agent, on the Termination Date, the principal amount of ____________________________________________ AND NO/100 DOLLARS
($_____________.00), or such lesser principal amount as may then constitute the aggregate unpaid balance of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to the Loan Agreement (as hereinafter defined), in lawful money of the United States of America in federal or other immediately available funds.

         The Borrowers also jointly and severally unconditionally promise to pay interest on the unpaid principal amount of this Note outstanding from time to time for each day from the date hereof until such principal amount is paid in full (whether upon maturity, by reason of acceleration or otherwise) at the rates per annum and on the dates specified in the Loan Agreement applicable from time to time in accordance with the provisions thereof. Nothing contained in this Note or in this Loan Agreement shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by any Applicable Law. In the event that any rate of interest required to be paid hereunder exceeds the maximum rate permitted by Applicable Law, the provisions of the Loan Agreement relating to the payment of interest under such circumstances shall control.

         This Third Amended and Restated Promissory Note is one of the Revolving Credit Notes referred to in the Third Amended and Restated Loan and Security Agreement dated as of March 19, 2004 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement"; terms defined in the Loan Agreement being used herein as therein defined), among the Borrowers, the Lender, the other financial institutions party thereto from time to time as "Lenders," and the Administrative Agent, is subject to, and entitled to, all provisions and benefits of the Loan Documents, is secured by the Collateral and other property as provided in the Loan Documents, is subject to optional and mandatory prepayment in whole or in part and is subject to acceleration prior to maturity upon the occurrence of one or more Events of Default, all as provided in the Loan Documents.

         This Third Amended and Restated Promissory Note is made by the Borrowers in favor of the Lender in substitution and exchange for the Second Amended and Restated Revolving Credit Note dated March 6, 2000, payable to the order of the Lender in the original aggregate principal amount of $____________, but not in extinguishment or as a novation of the Debt evidenced by such Note.

         Presentment for payment, demand, protest and notice of demand, notice of dishonor, notice of non-payment and all the other notices are hereby waived by the Borrowers, except to the extent expressly provided in the Loan Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         The Borrowers hereby jointly and severally agree to pay on demand all costs and expenses incurred in collecting the Secured Obligations hereunder or in enforcing or attempting to enforce any of the Lender's rights hereunder, including, but not limited to, reasonable attorneys' fees and expenses actually incurred if collected by or through an attorney, whether or not suit is filed.

         THE PROVISIONS OF SECTION 15.17 OF THE LOAN AGREEMENT ARE HEREBY EXPRESSLY INCORPORATED HEREIN.

         THE THIRD AMENDED AND RESTATED PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

         IN WITNESS WHEREOF, the undersigned have executed this Third Amended and Restated Promissory Note as of the day and year first above written.

                                             BORROWERS:

                                             AMERICAN TIRE DISTRIBUTORS, INC.

Attest:

By:_________________________                 By:_________________________
   Name:____________________                    Name:____________________
   Title:_____________________                  Title:_____________________
[Corporate Seal]

                                             THE SPEED MERCHANT, INC.

Attest:

By:_________________________                 By:_________________________
   Name:____________________                    Name:____________________
   Title:_____________________                  Title:_____________________
[Corporate Seal]
                                             By:_________________________
                                                   Name:____________________
                                                   Title:_____________________

                                             T.O. HAAS HOLDING CO., INC.

Attest:

By:_________________________                 By:_________________________
   Name:____________________                    Name:____________________
   Title:_____________________                  Title:_____________________
[Corporate Seal]

                                             T.O. HAAS TIRE COMPANY, INC.

Attest:

By:_________________________                 By:_________________________
   Name:____________________                    Name:____________________
   Title:_____________________                  Title:_____________________
[Corporate Seal]

                                   EXHIBIT A-2

                             FORM OF SWINGLINE NOTE

$7,500,000.00                                                   Atlanta, Georgia
                                                                  March __, 2004

         FOR VALUE RECEIVED, the undersigned, AMERICAN TIRE DISTRIBUTORS, INC., a Delaware corporation, THE SPEED MERCHANT, INC., a California corporation, T.O. HAAS HOLDING CO., INC., a Nebraska corporation, and T.O. HAAS TIRE COMPANY, INC., a Nebraska corporation (collectively, the "Borrowers"), hereby jointly and severally unconditionally promise to pay to the order of _________________________ (the "Swingline Lender") at the offices of FLEET CAPITAL CORPORATION, a Rhode Island corporation, as administrative and collateral agent for the Lenders (together with its successor agents, the "Administrative Agent") located at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, or at such other place within the United States as shall be designated from time to time by the Administrative Agent, on the Termination Date, the principal amount of SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000), or such lesser principal amount as may then constitute the aggregate unpaid balance of all Swingline Loans made by the Swingline Lender to the Borrowers pursuant to the Loan Agreement (as hereinafter defined), in lawful money of the United States of America in federal or other immediately available funds.

         The Borrowers also jointly and severally unconditionally promise to pay interest on the unpaid principal amount of this Note outstanding from time to time for each day from the date hereof until such principal amount is paid in full (whether upon maturity, by reason of acceleration or otherwise) at the rates per annum and on the dates specified in the Loan Agreement applicable from time to time in accordance with the provisions thereof. Nothing contained in this Note or in the Loan Agreement shall be deemed to establish or requires the payment of a rate of interest in excess of the maximum rate permitted by any Applicable Law. In the event that any rate of interest required to be paid hereunder exceeds the maximum rate permitted by Applicable Law, the provisions of the Loan Agreement relating to the payment of interest under such circumstances shall control.

         This Note is the Swingline Note referred to in the Third Amended and Restated Loan and Security Agreement dated as of March 19, 2004 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement"; unless otherwise defined herein, terms defined therein being used in this Note as therein defined), by and among the Borrowers, the Swingline Lender, the other financial institutions party thereto from time to time as "Lenders," and the Administrative Agent, is subject to, and entitled to, all provisions and benefits of the Loan Documents, is secured by the Collateral and other property as provided in the Loan Documents, is subject to optional and mandatory prepayment in whole or in part and is subject to acceleration prior to maturity upon the occurrence of one or more Events of Default, all as provided in the Loan Documents.

         Presentment for payment, demand, protest and notice of demand, notice of dishonor, notice of non-payment and all other notices are hereby waived by the Borrowers, except to the extent expressly provided in the Loan Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         The Borrowers herby jointly and severally agree to pay on demand all costs and expenses incurred in collecting the Secured Obligations hereunder or in enforcing or attempting to enforce any of the Swingline Lender's rights hereunder, including, but not limited to, reasonable attorneys' fees and expenses actually incurred if collected by or through an attorney, whether or not suit is filed.

         THE PROVISIONS OF SECTION 15.17 OF THE LOAN AGREEMENT ARE HEREBY EXPRESSLY INCORPORATED HEREIN.

         THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

         IN WITNESS WHEREOF, the undersigned have executed this Swingline Note as of the day and year first above written.

                                             BORROWERS:

                                             AMERICAN TIRE DISTRIBUTORS, INC.

Attest:

By:_________________________                 By:_________________________
   Name:____________________                    Name:____________________
   Title:_____________________                  Title:_____________________
[Corporate Seal]

                                             THE SPEED MERCHANT, INC.

Attest:

By:_________________________                 By:_________________________
   Name:____________________                    Name:____________________
   Title:_____________________                  Title:_____________________
[Corporate Seal]
                                             By:_________________________
                                                   Name:____________________
                                                   Title:_____________________

                                             T.O. HAAS HOLDING CO., INC.

Attest:

By:_________________________                 By:_________________________
   Name:____________________                    Name:____________________
   Title:_____________________                  Title:_____________________
[Corporate Seal]

                                             T.O. HAAS TIRE COMPANY, INC.

Attest:

By:_________________________                 By:_________________________
   Name:____________________                    Name:____________________
   Title:_____________________                  Title:_____________________
[Corporate Seal]

                                    EXHIBIT B

                       FORM OF BORROWING BASE CERTIFICATE

         Reference is made to the Third Amended and Restated Loan and Security Agreement dated as of March 19, 2004 (as amended, modified, supplemented or restated, the "Loan Agreement"), by and among American Tire Distributors, Inc., a Delaware corporation, The Speed Merchant, Inc., a California corporation, T.O. Haas Holding Co., Inc., a Nebraska corporation, and T.O. Haas Tire Company, Inc., a Nebraska corporation (collectively, the "Borrowers"), the financial institutions party thereto from time to time (the "Lenders"), the Documentation Agent, the Syndication Agent, and Fleet Capital Corporation, a Rhode Island corporation, as administrative and collateral agent for the Lenders (together with its successor agents, the "Administrative Agent"). Terms used herein that are defined in the Loan Agreement are used with the meanings therein ascribed to them.

         This certificate is furnished to the Administrative Agent by the Borrowers, in accordance with their obligations, under Section 5.1(a)(9) or
Section 8.12(c) of the Loan Agreement. The Borrowers certify that (a) the computation of the Borrowing Base attached hereto complies with all the applicable provisions of the Loan Agreement, and (b) the data has been prepared from the books of account and records of the Borrowers in accordance with GAAP (or other applicable accounting principles contemplated by the Loan Agreement) and presents fairly and accurately the status of the Borrowers' accounts as at ___________ ____, 200__.

         Date:_________________

                                AMERICAN TIRE DISTRIBUTORS, INC.,
                                for itself and on behalf of the other Borrowers

                                By:_________________________
                                   Name:____________________
                                   Title:_____________________

                                    EXHIBIT C

                        FORM OF ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Third Amended and Restated Loan and Security Agreement dated as of March 19, 2004 (as amended, modified, supplemented or restated, the "Loan Agreement"), by and among American Tire Distributors, Inc., a Delaware corporation, The Speed Merchant, Inc., a California corporation, T.O. Haas Holding Co., Inc., a Nebraska corporation, and T.O. Haas Tire Company, Inc., a Nebraska corporation (collectively, the "Borrowers"), the financial institutions party thereto from time to time (the "Lenders"), the Documentation Agent, the Syndication Agent, and Fleet Capital Corporation, a Rhode Island corporation, as administrative and collateral agent for the Lenders (together with its successor agents, the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein that are defined in the Loan Agreement are used with the meanings therein ascribed to them.

         _____________________________________________________________
("Assignor") and _________________________________________ ("Assignee") agree as follows:

         1. Assignor hereby sells and assigns to Assignee, the Assignee hereby purchases and assumes from Assignor, an interest in and to such of Assignor's rights and obligations as a Lender under the Loan Agreement as of the Effective Date (as hereinafter defined) as represents a _____% interest in and to the outstanding rights and obligations of Assignor thereunder (before giving effect to any other assignment by Assignor that is not yet effective) and a _____% interest in and to all of the outstanding rights and obligations of the Lenders thereunder as of the Effective Date (including, without limitation, such percentage interest in the Revolving Credit Loans and Letter of Credit Obligations owing to the Assignor outstanding on the Effective Date, together with such percentage interest in all unpaid interest and such percentage interest in the Notes held by the Assignor). Assignee shall have no interest in any interest that is payable with respect to a period prior to the Effective Date.

         2. Assignor (i) represents that as of the date hereof, its Commitment under the Loan Agreement is $_____________, the outstanding balance of its Revolving Credit Loans is $___________ and the aggregate amount of its interest in Letter of Credit Obligations is $_____________ (in each case unreduced by any assignments thereof which have not yet become effective); (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien or encumbrance; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Person or the performance or observance by the Borrowers or any other Person of any of its obligations under the Loan Agreement or any other Loan Documents.

         3. Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Agreement together with copies of the most recent financial statements delivered pursuant to SECTION 10.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Documentation Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) confirms that it is an Eligible Assignee;
(v) appoints and authorizes the Administrative Agent to take such action as administrative and collateral agent on its behalf and to exercise such powers under the

Loan Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will be bound by the provisions of the Loan Agreement and that it will perform in accordance with their terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender;
(vii) specifies as its address for notices the office set forth beneath its name on the signature pages hereof; (viii) agrees that it will keep confidential all information with respect to the Borrowers furnished to it by or on behalf of the Borrowers or Assignor, except where required or requested by governmental or regulatory authorities (other that information generally available to the public or otherwise available to Assignee on a nonconfidential basis); (ix) agrees and covenants that the lesser of (A) the Minimum Commitment and (B) the aggregate outstanding principal amount of the Revolving Credit Loans and Letter of Credit Obligations assigned to Assignee hereby shall not be assigned, participated or otherwise transferred by Assignee to any other assignee; and (x) represents and warrants that it is organized under the laws of a jurisdiction in the United States of America.

         4. The effective date for this Assignment and Acceptance shall be ___________ ___, _____ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent.

         5. Upon such acceptance and recording, from and after the Effective Date, (i) Assignee shall be a party of the Loan Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

         6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this Assignment and Acceptance directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to any provision which would render such choice of law invalid.

ASSIGNOR:                       ____________________________

                                By:_________________________
                                   Name:____________________
                                   Title:_____________________

ASSIGNOR:                       ____________________________

                                By:_________________________
                                   Name:____________________
                                   Title:_____________________

Accepted this ____ day of
______________, _____

Fleet Capital Corporation, as Administrative
Agent

By:_________________________
   Name:____________________
   Title:_____________________

                                    EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE

         The undersigned, ___________________________, the
______________________ of American Tire Distributors, Inc., a Delaware corporation (the "Corporation"), hereby certifies to the Administrative Agent under and as defined in the Third Amended and Restated Loan and Security Agreement dated as of March 19, 2004 (as amended and in effect from time to time, the "Loan Agreement"), in accordance with the provisions of SECTION 10.3 of the Loan Agreement, that:

         1. As of _____________ [date of last day of Fiscal Quarter or Fiscal Year], the Borrowers were/were not in compliance with the covenants set forth in SECTIONS 11.1, 11.2, 11.4, 11.5 and 11.6 of the Loan Agreement, as detailed on the worksheet attached hereto as EXHIBIT A.

         2. All Schedules to the Loan Agreement are correct and accurate as of the date hereof after taking into account the revised and/or supplemental information reflected on the Schedules attached hereto as EXHIBIT B.

         3. Based on an examination sufficient to enable me to make an informed statement, no Default or Event of Default exists as of the date hereof [other than:1].

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of ___________, 200__.

                                ______________________________
                                Title:________________________

-----------------------

(1) Specify such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default.

                                    EXHIBIT E

                            FORM OF JOINDER AGREEMENT
                        AND SUPPLEMENT TO LOAN AGREEMENT

         This JOINDER AGREEMENT AND SUPPLEMENT TO LOAN AGREEMENT ("Joinder Agreement"), dated as of ______________, 20__, is Supplement No. ___ to that certain Third Amended and Restated Loan and Security Agreement dated as of March 19, 2004 (as at any time amended, the "Loan Agreement") among AMERICAN TIRE DISTRIBUTORS, INC., a Delaware corporation ("American Tire"), THE SPEED MERCHANT, INC., a California corporation ("Speed Merchant"), T.O. HAAS HOLDING CO., INC., a Nebraska corporation ("Haas Holding"), and T.O. HAAS TIRE COMPANY, INC., a Nebraska corporation ("Haas Tire"; American Tire, Speed Merchant, Haas Holding and Haas Tire are referred to hereinafter individually as an "Existing Borrower" and collectively as the "Existing Borrowers"); the various financial institutions listed on the signature pages thereof and their respective successors and permitted assigns which become "the Lenders" as provided therein (the "Lenders"); and FLEET CAPITAL CORPORATION, a Rhode Island corporation, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, the "Administrative Agent"). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Joinder Agreement as a whole and not to any particular section, paragraph or subdivision. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to any of the Loan Documents shall include any and all amendments or modifications thereto and any and all restatements, extensions or renewals thereof. Wherever the word "including" shall appear in this Joinder Agreement, such word shall be understood to mean "including, without limitation."

         The Lenders have been making Revolving Credit Loans and other extensions of credit to the Existing Borrowers pursuant to the terms of the Loan Agreement and the other Loan Documents. Pursuant to the Loan Agreement, each Subsidiary of a Borrower that was not in existence on the Effective Date is required, if so requested by the Administrative Agent, to become a party to and be bound by all of the terms of the Loan Agreement and the other Loan Documents as if on the Effective Date such Subsidiary had been an original signatory and party to the Loan Agreement and other Loan Documents to which Existing Borrowers are parties. The undersigned, __________________________, a ___________________
(the "New Borrower"), is a Wholly Owned Subsidiary of American Tire and is executing this Joinder Agreement, at the Administrative Agent's request and with the Administrative Agent's consent, in accordance with the requirements of the Loan Agreement, in order to induce the Administrative Agent and the Lenders to continue extending credit to or for the benefit of the Existing Borrowers as well as the New Borrower based upon not only the Eligible Receivables and Eligible Inventory of the Existing Borrowers but also the Eligible Receivables and Eligible Inventory of the New Borrower.

         NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid and other good and valuable consideration, receipt whereof is severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. By its signature below, the New Borrower hereby agrees that it is a "Borrower" under, bound by and subject to all of the provisions of the Loan Agreement and other Loan Documents to which the Existing Borrowers are a party, with the same force and effect as if the New Borrower were an original signatory thereto on the Effective Date, and the New Borrower hereby agrees to abide by and perform all of its obligations as a "Borrower" under the Loan Agreement and the other Loan Documents. Each reference to "Borrower" in the Loan Agreement and the other Loan Documents shall be understood to mean and include the New Borrower as well as the Existing Borrowers. The terms of the Loan Agreement are hereby incorporated into this Joinder Agreement by reference.

         2. The New Borrower acknowledges and agrees that it is and shall be jointly and severally liable with the Existing Borrowers for all Revolving Credit Loans and all other Secured Obligations outstanding on the date hereof and shall be jointly and severally liable with the Existing Borrowers (together with each other Person who becomes a Borrower on or after the date hereof) for all Revolving Credit Loans and all other Secured Obligations at any time or times outstanding hereafter. The New Borrower hereby appoints and designates American Tire as its representative for all purposes under the Loan Agreement, including the making of requests for Revolving Credit Loans and other extensions of credit pursuant to the terms of the Loan Agreement and receiving notices and other communications to the Borrowers (or any of them) from the Administrative Agent or any Lender.

         3. To secure the prompt payment and performance to the Administrative Agent and the Lenders of all of the Secured Obligations, the New Borrower hereby grants to the Administrative Agent, for the benefit of itself as Administrative Agent and the other Secured Parties, a continuing security interest in and Lien upon all of New Borrower's right, title and interest in and to each of the following property, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising (collectively, the "Collateral"):

                  (a)      all Accounts;

                  (b) all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);

                  (c)      all Documents;

                  (d) all Inventory including (i) all goods intended for sale or lease or for display or demonstration, (ii) all work in process, and
(iii) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or services or otherwise used or consumed in the conduct of business;

                  (e)      all Instruments;

                  (f)      all Supporting Obligations;

                  (g)      all Letter of Credit Rights;

                  (h) all Commercial Tort Claims relating to the Collateral;

                  (i) all General Intangibles related to any of the Collateral (including Intellectual Property but excluding tax refunds and insurance proceeds that are not proceeds of any of the Collateral);

                  (j)      all Deposit Accounts;

                  (k)      all Investment Property;

                  (l) all cash or other property deposited with the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender or which the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Loan Documents or any agreement relating to any Letter of Credit, including amounts on deposit in the Cash Collateral Account;

                  (m) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof; and

                  (n) any and all products and cash and non-cash proceeds of the foregoing (including any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including cash, negotiable instruments and other instruments for the payment of money, Chattel Paper, security agreements and other documents.

                  provided, however, that notwithstanding anything to the contrary contained herein, the following property of New Borrower shall not constitute "Collateral" hereunder (hereinafter, the "Excluded Property"): (i) Real Estate; (ii) Equipment; (iii) Fixtures; (iv) the property described on
Schedule 1.1C to the Loan Agreement; and (v) any proceeds arising from the sale, lease, assignment or disposition of any of the foregoing Excluded Property, including proceeds consisting of Accounts, General Intangibles, Documents, Instruments, Chattel Paper, Supporting Obligations or Letter of Credit Rights that arise from such sale, lease, assignment or disposition of such Excluded Property.

         4. The New Borrower represents and warrants to the Administrative Agent and the Lenders that the New Borrower is a Wholly Owned Subsidiary of American Tire and is primarily engaged in a business which is substantially related to any of the businesses of the Existing Borrowers and operates with the Existing Borrowers in a joint and common enterprise; this Joinder Agreement has been duly authorized, executed and delivered by the New Borrower and constitutes a legal, valid and binding obligation of the New Borrower enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); that the Schedules annexed hereto contain true, accurate and complete information with respect to the New Borrower and the matters covered by the provisions of Section 6 of the Loan Agreement and such Schedules shall be deemed to supplement and become a part of the Schedules annexed to the Loan Agreement.

         5. Except as otherwise expressly provided in this Joinder Agreement, nothing herein shall be deemed to amend or modify any provision of any of the Loan Documents, each of which shall remain in full force and effect. This Joinder Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction. If any provision in or obligation under this Joinder Agreement shall be invalid, illegal or otherwise unenforceable in any jurisdiction, then the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

         6. The New Borrower, jointly and severally with the Existing Borrowers, agrees to reimburse the Administrative Agent and the Lenders for their respective out-of-pocket expenses in connection with the preparation, execution and delivery of this Joinder Agreement, including reasonable fees, disbursements and other charges of counsel for the Administrative Agent and the Lenders.

         7. This Joinder Agreement, together with the Loan Documents and all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement among the parties with respect to the subject matter thereof. Each of the Schedules as attached hereto is incorporated into this Joinder Agreement and by this reference made a part hereof and a part of the Loan Agreement.

         8. This Joinder Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of such counterparts shall constitute but one and the same instrument.

         9. This Joinder Agreement shall be effective when accepted by the Administrative Agent (the New Borrower hereby waiving notice of such acceptance) and thereupon shall be deemed to be a contract governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law.

         10. The parties hereto each hereby knowingly, intentionally and voluntarily waive trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced by or against a Borrower, the Administrative Agent or any Lender arising out of this Joinder Agreement or by reason of any other cause or dispute whatsoever between the Borrowers and the Administrative Agent or any Lender of any kind or nature.

IN WITNESS WHEREOF, the New Borrower and the Administrative Agent have duly executed this Joinder Agreement, under seal as of the day and year first written above.

                                  NEW BORROWER:

ATTEST:                                     ___________________________________

_______________________________             By:_________________________________

_______________________, Secretary

         [Corporate Seal]                        Title:_________________________

                                            ADMINISTRATIVE AGENT:

                                            FLEET CAPITAL CORPORATION, AS THE
                                            ADMINISTRATIVE AGENT

                                            By:_________________________________

                                                 Title:_________________________

                                    EXHIBIT F

                   FORM OF VENDOR LIEN SUBORDINATION AGREEMENT

         THIS VENDOR LIEN SUBORDINATION AGREEMENT is made on __________, 200_, between FLEET CAPITAL CORPORATION, a Rhode Island corporation, in its capacity as administrative agent (together with its successors in such capacity, "Agent") for Lenders (as hereinafter defined), and _____________, a _____________________
("Trade Creditor").

                                    RECITALS:

         American Tire Distributors, Inc., a Delaware corporation ("ATD"), The Speed Merchant, Inc., a California corporation, T.O. Haas Holding Co., Inc., a Nebraska corporation ("Haas Holding"), and T.O. Haas Tire Company, Inc., a Nebraska corporation ("Haas Tire"; ATD, Speed Merchant, Haas Holding, Haas Tire and each other Person that hereafter becomes a "Borrower" under and as defined in the Loan Agreement are collectively referred to herein as "Borrowers") are parties to a Third Amended and Restated Loan and Security Agreement dated as of March 19, 2004 (as amended to date and as the same may be further amended, restated, modified or supplemented from time to time, the "Loan Agreement") with the financial institutions party thereto from time to time ("Lenders") and Agent.

         Pursuant to the terms of the Loan Agreement, Lenders have heretofore made and may from time to time hereafter make loans and other extensions of credit to Borrowers, which loans and extensions of credit directly and indirectly benefit all Borrowers. As security for the repayment by Borrowers of such loans and other extensions of credit, each Borrower has granted or will hereafter grant to Agent, for its benefit and the benefit of Lenders, a security interest in substantially all of such Borrower's personal property, including all of such Borrower's Inventory (as hereinafter defined) and all proceeds thereof.

         Pursuant to the terms of [Name and date of Trade Creditor's Security Agreement] (as amended to date and as the same may be further amended, restated, modified or supplemented from time to time, the "Trade Security Agreement"), each Borrower has granted or may hereafter grant to Trade Creditor a security interest in all Inventory (as hereinafter defined) consisting of tires sold to such Borrower by Trade Creditor and bearing any brand name or trademark used by Trade Creditor now or in the future (such Inventory is referred to herein as "Branded Inventory").

         Borrowers have requested that Lenders extend credit to or for the benefit of Borrowers based, in part, on the value of Branded Inventory, which extensions of credit will directly and indirectly benefit Trade Creditor. As an inducement to Lenders to so extend credit, Borrowers and Trade Creditor have agreed to enter into this Agreement with Agent for the purpose of establishing the priorities of Trade Creditor's and Agent's respective liens in the Branded Inventory and to set forth certain other agreements between Trade Creditor and Agent.

         Accordingly, in consideration of the foregoing premises, the mutual covenants and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto, intending to be bound hereby, agree as follows:

                  1.       DEFINITIONS; RULES OF CONSTRUCTION.

                  (a) In addition to the terms defined in the recitals hereto, as used in this Agreement, the following terms shall have the following meanings for the purposes of this Agreement:

                           "Account" shall have the meaning given to the term "account" in the UCC.

                           "Bankruptcy Case" shall mean any case hereafter commenced by or against any Borrower under any chapter of the Bankruptcy Code.

                           "Bankruptcy Code" shall mean title 11 of the United States Code.

                           "Branded Inventory" shall have the meaning ascribed to it in the Recitals.

                           "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are authorized or required to be closed under the laws of the State of Georgia.

                           "Chattel Paper" shall have the meaning given to the term "chattel paper" in the UCC.

                           "Collateral" shall mean and collectively include all of the following property of each Borrower, whether now existing or hereafter created or acquired (and whether acquired prior to or during the pendency of any Bankruptcy Case), wherever located: all Accounts, Inventory (including all Branded Inventory), General Intangibles, Documents, Instruments and Chattel Paper, and the proceeds and products of all of the foregoing.

                           "Document" shall have the meaning given to the term "document" in the UCC.

                           "Enforcement Action" shall mean and include any remedy available to Lenders under any of the Senior Creditor Documents or applicable law to enforce collection of any of the Senior Obligations following the occurrence of any Event of Default, and any remedy available to Trade Creditor under any of the Trade Creditor Documents or applicable law to enforce collection of any the Trade Obligations following the occurrence of an Event of Default, including, in each case, (a) the commencement of any action, suit or other proceeding against a Borrower to enforce payment of any of the Senior Obligations or Trade Obligations; (b) the repossession, foreclosure upon or other act to realize upon any of the Collateral; (c) any notification by a party to any account debtor on any Account to remit payments with respect to such Account to the notifying party; and (d) any involuntary petition for relief against a Borrower under the Bankruptcy Code or a petition or suit for the appointment of a receiver or other custodian for a Borrower or any of a Borrower's assets.

                           "Event of Default" shall mean an event or condition that constitutes a default or an event of default under the Senior Credit Documents or the Trade Creditor Documents.

                           "General Intangibles" shall have the meaning given to the term "general intangibles" in the UCC and shall include all tax refund claims, patents, patent applications, copyrights, trademarks, tradenames, trade secrets, service marks and choses in action.

                           "Instrument" shall have the meaning given to the term "instrument" in the UCC.

                           "Inventory" shall have the meaning given to the term "inventory" in the UCC.

                           "Lien" shall mean any security interest, statutory lien, judgment lien, common law lien, equitable lien or other interest in any of the Collateral.

                           "Person" shall mean any natural person, sole proprietorship, corporation, partnership, limited liability company, joint venture, business trust, other business entity, or any governmental unit, agency, bureau or political subdivision.

                           "Senior Creditor Documents" shall mean and include the Loan Agreement and all other instruments or agreements now or hereafter evidencing or securing the payment of the whole or any part of the Senior Obligations, executed by a Borrower in favor of Agent, for its benefit and the benefit of Lenders and their affiliates.

                           "Senior Obligations" shall mean and include all liabilities and obligations of Borrowers to Agent, and Lenders and their affiliates, whether now or hereafter created, incurred or arising, and whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, joint or several, or incurred during the pendency of a Bankruptcy Case or thereafter, including all liabilities now or at any time or times hereafter owing to Agent, Lenders and their affiliates under any of the Senior Creditor Documents.

                           "Trade Creditor Documents" shall mean and include the Trade Security Agreement and all other instruments or agreements now or hereafter evidencing or securing the payment of the whole or any part of the Trade Obligations.

                           "Trade Debt" shall mean, at any time, the outstanding trade debt then owing to Trade Creditor by Borrowers arising out of Borrowers' purchases of Branded Inventory on open account.

                           "Trade Obligations" shall mean and include the Trade Debt and all other liabilities and obligations of Borrowers to Trade Creditor, whether now or hereafter created, incurred or arising, including all liabilities now or at any time hereafter owing to Trade Creditor under any of the Trade Creditor Documents.

                           "UCC" shall mean the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the creation or perfection of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

                  (b) All references to any instrument or agreement, including any of the Trade Creditor Documents or the Senior Creditor Documents, shall mean and include all amendments and modifications thereto and renewals and restatements thereof; all references to any statute shall mean and include all amendments thereto and all regulations issued pursuant thereto; and the words "including" and "include" shall mean "including, without limitation" and "include, without limitation."

                  2. CONSENTS TO LIENS. Trade Creditor's security interest in Branded Inventory as security for the Trade Obligations is a permitted Lien under the Loan Agreement; the existence of such security interest does not constitute an Event of Default under any of the Senior Creditor Documents. Trade Creditor shall not request, accept or receive any Lien or other interest in any of the Collateral except for Branded Inventory and to the extent that Trade Creditor currently has a Lien on other Collateral, Trade Creditor is hereby deemed to have released such Lien and agrees to execute any and all documentation requested by Agent to evidence such release. Without limiting the generality of the foregoing, Creditor acknowledges and agrees that it shall not have a lien on or security interest in any proceeds of Branded Inventory. Trade Creditor hereby consents to each Borrower's grant of Liens in all of the Collateral to Agent, for its benefit, the Lenders and their affiliates, as security for the Senior Creditor Obligations and agrees that the existence of any such Liens shall not constitute an Event of Default under any of the Trade Creditor Documents.

                  3.       PRIORITY OF LIENS.

                  (a) Trade Creditor and Agent agree at all times, whether before, after or during the pendency of any bankruptcy, reorganization or other insolvency proceeding and notwithstanding the priorities which would ordinarily result from the order of granting or perfection of any Liens, the order of filing or recording of any financing statements, or the priorities that would otherwise apply under applicable law, that (i) Agent's Liens in the Collateral constitute first priority Liens in such property to secure the Senior Obligations and shall be superior to any Lien or other interest of Trade Creditor in the same property arising pursuant to the Trade Creditor Documents, by operation of law or otherwise; and (ii) any Lien or other interest at any time acquired by Trade Creditor in any of the Collateral shall be subordinate to the Liens of Agent therein.

                  (b) For purposes of the foregoing priorities, any claim of a right of setoff by Trade Creditor shall be treated in all respects as a Lien and no claim to right of setoff by Trade Creditor shall be asserted to defeat or diminish the rights or priorities provided for herein in favor of Agent.

                  (c) If for any reason any Lien granted or conveyed by a Borrower to Agent pursuant to the Senior Creditor Documents or otherwise is set aside or otherwise declared ineffective, in whole or in part, by any court of competent jurisdiction, and if as a consequence thereof Trade Creditor becomes entitled to receive any proceeds from any of the Collateral or on account of Trade Creditor's Lien in any of the Collateral, then any such payments or proceeds received by Trade Creditor shall be used by it to purchase a junior participation in the Senior Obligations pursuant to a junior participation agreement in form and content satisfactory to Agent but in all events providing that Lenders' retained interest in the Senior Obligations (including both principal and interest) and all costs and expenses incurred by Agent and Lenders (including attorneys' fees) in attempting to collect the Senior Obligations or to realize upon any of the Collateral shall be paid in full before Trade Creditor shall be entitled to any payment on account of its junior participation and Trade Creditor's junior participation will be without recourse of any kind to Agent or any Lender except for Agent's or any Lender's gross negligence or willful misconduct after the date of Trade Creditor's purchase of such junior participation.

                  (d) In no event shall Trade Creditor institute, or join as a party in the institution of, or directly or indirectly assist in the prosecution of, any action, suit or proceeding seeking a determination that the Lien of Agent in any of the Collateral is invalid, unperfected or avoidable, or is or should be subordinated to the interests of any other Person. In no event shall Agent or any Lender institute, or join as a party in the institution of, or directly or indirectly assist in the prosecution of, any action, suit or proceeding seeking a determination that the Lien of Trade Creditor in any of the Collateral is invalid, unperfected or avoidable, or is or should be subordinated to the interests of any Person other than Agent under the terms hereof.

                  (e) If at any time Agent shall subordinate, in whole or in part, its Lien upon any of the Collateral to or in favor of any other Person, the priority of Agent's Lien in the Collateral vis-a-vis Trade Creditor shall not be affected thereby and Agent's Lien shall continue to be superior to Trade Creditor's Lien in the Collateral as provided in paragraph 3(a) of this Agreement.

                  4. STANDBY AS TO CERTAIN ACTIONS. Trade Creditor agrees that it will not ask for, demand, sue for, collect, take, receive, or repossess any of the Branded Inventory or other Collateral from any Borrower by setoff or in any other manner, or otherwise take any Enforcement Action with respect to the whole or any part of the Collateral, whether by judicial action or under power of sale, by self-help repossession or otherwise, unless and until all of the Senior Obligations have been paid finally and in full and Lenders' commitments to extend further credit to or for the benefit of Borrowers have been terminated. If Trade Creditor in violation of the terms hereof, initiates any Enforcement Action against a Borrower or any of the Collateral, Agent may interpose this Agreement and demand specific performance of the terms hereof.

                  5. AGENT'S RIGHTS EXCLUSIVE. Agent, on behalf of Lenders, shall have the exclusive right to collect, foreclose upon, sell, transfer, liquidate or otherwise dispose of any or all of the Collateral as provided in the Senior Creditor Documents or by applicable law, in the manner deemed appropriate by Agent and Lenders, without regard to any Liens of Trade Creditor therein, and Trade Creditor will not hinder Agent's actions in enforcing its remedies or taking any Enforcement Action with respect to the Collateral; PROVIDED, HOWEVER, that after payment in full of all Senior Obligations and the termination of Lenders' commitments to extend further credit to or for the benefit of Borrowers, Agent shall deliver to Trade Creditor (unless otherwise restricted by applicable law or by any order issued by a court in the proper exercise of its jurisdiction and subject in all events to Agent's receipt of an indemnification from Trade Creditor of all liabilities arising from such delivery) for application to the Trade Obligations any proceeds remaining from the sale or other disposition of the Collateral. To the fullest extent permitted by applicable law, Trade Creditor waives any requirement on the part of Agent or any Lender to conduct any sale or other disposition of any of the Collateral in a commercially reasonable manner, and Agent shall be fully authorized to sell or otherwise dispose of any or all of the Collateral in the manner deemed appropriate by Agent and Lenders, including by the exercise of any right Agent may have to accept any or all of the Collateral in total or partial satisfaction of any of the Senior Obligations in accordance with the UCC or otherwise.

                  6. RECEIPT OF MONIES BY TRADE CREDITOR. Trade Creditor agrees that should it receive any money from the sale, liquidation, casualty or other disposition of, or as a result of its Lien in any of the Collateral, it will (unless otherwise restricted by law) hold the same in trust for Agent and Lenders and promptly pay over the same to Agent for application to the Senior Obligations (unless otherwise restricted by law or by any order issued by a court in the proper exercise of its jurisdiction).

                  7.       AGREEMENT ON CERTAIN BANKRUPTCY MATTERS.

                  (a) Without impairing, abrogating or in any way affecting Agent's or any Lender's rights hereunder, including the relative priorities established by paragraph 3 hereof, Agent may during any Bankruptcy Case give or withhold its consent to any Borrower's or any bankruptcy trustee's use or consumption of any Collateral (including cash proceeds of any Accounts or other Collateral), or may provide financing or otherwise extend credit to any Borrower or any bankruptcy trustee secured by a first priority Lien upon any or all of the Collateral, whether acquired by such Borrower prior to or after the commencement of such Bankruptcy Case, and by its execution of this Agreement, Trade Creditor shall be deemed to have consented to such Borrower's or any bankruptcy trustee's use of Collateral if and to the extent consented to by Agent and the applicable Lenders and to any financing proposed to be provided by Lenders (or any of them) to a Borrower or any bankruptcy trustee that is secured by a Lien upon any or all of the Collateral during the pendency of any such Bankruptcy Case. Any Lien at any time acquired by Trade Creditor in any of the Collateral, whether such Collateral is created, acquired or arises at any time prior to or after any such Bankruptcy Case, shall be subject to all of the terms of this Agreement and shall be subordinate in priority to all Liens at any time granted to or obtained by Agent with respect to any such Collateral, including Liens granted to or conferred upon Agent to secure financing in any Bankruptcy Case.

                  (b) If the applicable Lenders consent to the sale of any of the Collateral during any Bankruptcy Case (whether such sale is to be made pursuant to 11 U.S.C. Section 363, pursuant to a plan of reorganization or otherwise), then Trade Creditor shall be deemed to have consented to any such sale and shall, if requested to do so by Agent in connection with any such sale, promptly execute and deliver to Agent a release of Trade Creditor's Liens with respect to the Collateral to be sold.

                  (c) If Agent or any Lender shall be required in any Bankruptcy Case to return, refund or repay to a Borrower or any trustee or committee appointed in the Bankruptcy Case any payment or proceeds of any Collateral in connection with any action, suit or proceeding alleging that Agent or such Lender's receipt of such payments or proceeds was a transfer voidable under state or federal law (including the Bankruptcy Code), then Agent or such Lender shall not be deemed ever to have received such proceeds for purposes of this Agreement in determining whether and when all of the Senior Obligations have been paid in full.

                  8. AGREEMENT TO RELEASE LIENS. Trade Creditor agrees that it will (if requested to do so by Agent after and during the continuance of an Event of Default under the Senior Creditor Documents) release its Liens in any Collateral in connection with and in order to facilitate any orderly liquidation sale of such Collateral by any Borrower or any bankruptcy trustee or receiver for such Borrower, and promptly upon the request of Agent, it will execute and deliver such documents, instruments and agreements as are necessary to effectuate such release and to evidence such release in the appropriate public records, provided that the net proceeds from any such sale or other disposition are to be applied in reduction of the Senior Obligations (with any excess after the Senior Obligations have been paid in full to be turned over to Trade Creditor, to the extent not otherwise prohibited by applicable law).

                  9. WAIVER OF MARSHALLING; APPLICATION OF PAYMENTS AND PROCEEDS. Trade Creditor hereby waives any right to require Agent to marshall any security or collateral or otherwise to compel Agent or any Lender to seek recourse against or satisfaction of the indebtedness to it from one source before seeking recourse or satisfaction from another source. Agent shall be authorized to apply any and all payments, collections and proceeds of Collateral received by it to such portion of the Senior Obligations as Agent may lawfully elect consistent with the provisions of the Senior Creditor Documents.

                  10. PROVISIONS CONCERNING INSURANCE. Proceeds of the Collateral include insurance proceeds, and therefore the priorities set forth in paragraph 3 hereof govern the ultimate disposition of casualty insurance proceeds. Agent shall have the sole and exclusive right, as against Trade Creditor, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of the Collateral. All proceeds of such insurance shall inure to Agent to the extent of the Senior Obligations, and Trade Creditor shall cooperate (if necessary), at Agent's expense, in a reasonable manner in effecting the payment of insurance proceeds to Agent. Agent shall have the right (as between the parties hereto) to determine whether such proceeds will be applied to its claim or used to rebuild, replace or repair the affected Collateral. If such proceeds are applied to Senior Obligations, any proceeds remaining after payment in full of Senior Obligations and expenses of collection, provided that Lenders' commitments to extend further credit to or for the benefit of Borrowers shall have been terminated, shall be promptly remitted to Trade Creditor for application to the Trade Obligations or to Borrowers, as applicable.

                  11. NOTICES. All notices, requests and demands to or upon a party hereto shall be in writing and shall be delivered by hand, sent by certified or registered mail, return receipt requested or by telecopier and shall be deemed to have been validly served, given or delivered when delivered against receipt or four (4) Business Days after deposit in the United States mail, certified, return receipt requested, postage prepaid, or, in the case of telecopy notice, when received at the office of the noticed party, in each case addressed as follows:

(a) if to Agent:            Fleet Capital Corporation
                            300 Galleria Parkway, Suite 800
                            Atlanta, Georgia 30339
                            Attention: Loan
                            Administration Manager
                            Telecopier No.:(770) 857-2947

(b) if to Trade Creditor:   ________________________
                            ________________________
                            ________________________
                            ________________________
                            Attention:______________
                            Telecopier No.: (____) _______

or to such other address as each party may designate for itself by like notice given in accordance with this paragraph. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party. Trade Creditor hereby agrees that any requirement for the giving of notice by Agent under the UCC or otherwise in connection with any exercise by Agent of any of its and Lenders' rights or remedies with respect to the Collateral shall be satisfied by the giving of written notice at least five (5) days prior to the date on which such rights or remedies are to be exercised by Agent, provided that nothing herein shall be deemed to require the giving of any such notice when such notice is not required by applicable law.

                  12. NO DUTIES IMPOSED UPON AGENT OR ANY LENDER. The rights granted to Agent in this Agreement are solely for its protection and nothing herein contained imposes on Agent or any Lender any duties with respect to any of the Collateral. None of Agent or any Lender has any duty to preserve rights against prior parties on any instrument or chattel paper received from any Borrower as collateral security for any of the Senior Obligations.

                  13. RELATIONSHIP OF PARTIES. This Agreement is entered into solely for the purposes set forth above, and neither party assumes any responsibility to the other party to advise such other party of information known to such party regarding the financial condition of any Borrower or regarding the Collateral, or of any other circumstances bearing upon the risk of nonpayment of the obligations of such Borrower, under the Trade Creditor Documents, or the Senior Creditor Documents. Each party shall be responsible for managing its relationship with Borrowers and neither party shall be deemed the agent of the other for any purpose. Trade Creditor, on one hand, and Agent and Lenders, on the other hand, each may alter, amend, supplement, release, discharge or otherwise modify any terms of the Trade Creditor Documents or of the Senior Creditor Documents, respectively, without notice to or the consent of the other.

                  14. NO DEBT SUBORDINATION. Nothing in this Agreement shall be construed to be or operate as a subordination of any of the Senior Obligations to the Trade Obligations, or vice versa.

                  15. ADDITIONAL CREDIT EXTENSIONS; AMENDMENTS TO SENIOR CREDITOR DOCUMENTS; AMENDMENTS TO TRADE CREDITOR DOCUMENTS. Trade Creditor acknowledges, understands and agrees that Lenders may make loans to or for the benefit of Borrowers from time to time, pursuant to the Senior Creditor Documents or otherwise, and all such loans shall constitute part of the Senior Obligations and shall be secured by all of the Collateral, and nothing herein shall restrict in any manner or in any way the right of Borrowers to obtain additional credit from Lenders or the right of Lenders to make available such additional credit to Borrowers as Lenders in their sole discretion may elect. Agent, Lenders and Borrowers may amend, modify, supplement or waive any of the provisions of the Senior Creditor Documents without notice to or the consent of Trade Creditor and without in any manner affecting this

Agreement or any of Agent's or any Lender's rights hereunder. Without the prior written consent of the Lenders, neither Trade Creditor nor any of the Borrowers may amend or otherwise modify the terms of any Trade Creditor Document in any material respect or in any respect that could reasonably be expected to be adverse to the interests of the Agent and the Lenders.

                  16. INDEMNITY. Trade Creditor agrees to indemnify, defend and hold Agent and each Lender harmless from and against any loss, damage, cost, claim or expense, including court costs and attorneys' fees, incurred or sustained by Agent and such Lender in connection with any remittances of proceeds of any Collateral made pursuant to the terms hereof from Agent to Trade Creditor, to the extent that such remittance of proceeds subsequently is determined by a court of competent jurisdiction to have been prohibited by applicable law, avoidable under any insolvency law (including the Bankruptcy
Code), or in violation of the rights of any other creditor of any Borrower when made. The foregoing indemnity shall survive any termination of this Agreement.

                  17. INDEPENDENT CREDIT INVESTIGATIONS. None of the parties hereto nor any of their respective directors, officers, agents, employees, successors or assigns shall be responsible to the others or to any other Person for any Borrower's solvency, financial condition or ability to repay any of the Trade Obligations or any of the Senior Obligations, or for statements of any Borrower, oral or written, or for the validity, sufficiency or enforceability of any of the Trade Creditor Documents or any of the Senior Creditor Documents, or the validity or priority of any liens or security interests granted by any Borrower to either party in connection with any of the Trade Creditor Documents or any of the Senior Creditor Documents. Each party hereto has entered into its agreements with Borrowers based upon its own independent investigation, and makes no warranty or representation to the other party nor does it rely upon any representation of the other party with respect to matters identified or referred to in this paragraph.

                  18. NO RIGHTS CONFERRED UPON BORROWERS. Nothing herein shall be construed to confer any rights upon Borrowers. Without limiting the generality of the foregoing, if any party hereto shall enforce its rights or remedies in violation of this Agreement, Borrowers shall not be authorized to use such violation as a defense to any right or remedy exercised by such party, nor assert such violation as a counterclaim or basis of setoff or recoupment against such party, unless the other party hereto consents in writing and itself asserts that the exercise of right or remedy is in violation of this Agreement.

                  19. GOVERNING LAW. This Agreement shall be interpreted, and the rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof, other than SECTION 5-1401 of the New York General Obligations Law.

                  20. NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of any Person other than the parties hereto.

                  21. CONFLICT WITH DOCUMENTS. The provisions of this Agreement are intended by the parties to control any conflicting provisions in the Senior Creditor Documents or the Trade Creditor Documents, including any covenants prohibiting further borrowing or encumbrances of Collateral.

                  22. COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

                  23. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In no event, however, shall either party hereto transfer or assign any Lien that it may have in any of the Collateral to any Person unless the transferee or assignee thereof shall first agree in writing to be bound by the terms of this Agreement the same as if an original signatory hereto. Notwithstanding the immediately preceding sentence, any Person whose loans or advances to Borrowers (or either of them) hereafter are used to refinance and pay in full the Senior Obligations shall be deemed for all purposes hereof to be the successor to Agent, and from and after the date of any such refinancing in satisfaction in full of the Senior Obligations such Person shall be deemed a party hereto in the place and stead of Agent as if such Person had been the original signatory hereto, and all loans, advances, liabilities, debit balances, covenants and duties at any time or times owed by Borrowers to such successor to Agent, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, then existing or thereafter arising, including any renewals, extensions, modifications, or replacements of any of the foregoing, shall be deemed for all purposes hereunder to constitute and be Senior Obligations.

                  24. FURTHER ASSURANCES. Each of the parties hereto agrees to execute such amendments to financing statements and other documents as may be necessary to reflect of record the existence of this Agreement and the relative priorities established pursuant to paragraph 3 hereof. Without limiting the generality of the foregoing, Trade Creditor agrees that any UCC-1 financing statement or other document filed of record to evidence or perfect Trade Creditor's security interest in any of the Branded Inventory shall conspicuously state that the security interest perfected thereby is subordinate in priority to all Liens at any time granted to or conferred upon Agent with respect to the Trade Credit Collateral and all other Collateral.

                  25. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  26. ENTIRE AGREEMENT; AMENDMENTS. This Agreement expresses the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of the parties regarding the same subject matter. This Agreement may not be amended or modified except by a writing signed by the parties hereto.

                  27. JURY TRIAL WAIVER. TRADE CREDITOR AND AGENT EACH HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                             FLEET CAPITAL CORPORATION, as Agent
                                             ("Agent")

                                             By:________________________________

                                             Title:_____________________________

                                             ___________________________________
                                             ("Trade Creditor")

                                             By:________________________________

                                             Title:_____________________________

                          ACKNOWLEDGMENT AND AGREEMENT

         Each of the undersigned hereby accepts and acknowledges receipt of a copy of the foregoing Vendor Lien Subordination Agreement and consents to and agrees to be bound by all provisions thereof, including, without limitation, the agreements between Agent, on behalf of Lenders, and Trade Creditor with respect to the payment by each to the other of certain proceeds derived from the liquidation of the Collateral.

         Each of the undersigned further acknowledges and agrees that the Vendor Lien Subordination Agreement may be modified or amended at any time or times without notice to or the consent of any of the undersigned.

         Each of the undersigned agrees to indemnify, defend and hold Agent and each Lender harmless from and against any loss, damage, cost, claim or expense, including court costs and attorneys' fees, incurred or sustained by Agent and such Lender in connection with any remittances of proceeds of any Collateral made pursuant to the terms of the Vendor Lien Subordination Agreement from Agent to Trade Creditor, to the extent that such remittance of proceeds subsequently is determined by a court of competent jurisdiction to have been prohibited by applicable law, avoidable under any insolvency law (including the Bankruptcy
Code), or in violation of the rights of any other creditor of any of the undersigned when made. The foregoing indemnity shall survive any termination of the Vendor Lien Subordination Agreement.

         Capitalized terms used in this Acknowledgment and Agreement without definition have the meaning specified in the foregoing Vendor Lien Subordination Agreement unless the context otherwise requires.

As of_______________, 200__.

                                             AMERICAN TIRE DISTRIBUTORS, INC.

ATTEST:

___________________________                  By:________________________________

    [CORPORATE SEAL]                            Title:__________________________

                                             THE SPEED MERCHANT, INC.

ATTEST:

___________________________               By:__________________________________

    [CORPORATE SEAL]                            Title:__________________________

                  [Signatures will continue on following page]

ATTEST:                                      T.O. HAAS HOLDING CO., INC.

___________________________                  By:________________________________

    [CORPORATE SEAL]                            Title:__________________________

ATTEST:                                      T.O. HAAS TIRE COMPANY,INC.

___________________________                  By:________________________________

    [CORPORATE SEAL]                            Title:__________________________

                                  SCHEDULE 1.1A
                              PERMITTED INVESTMENTS

1. Temporary investments in real property made by American Tire Distributors, Inc. pursuant to its Employee Relocation Program not to exceed $1,000,000.00 at any time.

2. Investments in Del-Nat Tire Corporation Debentures aggregate principal amount of approximately $91,124.87 as of September 15, 2003, plus accrued interest.

3. All payments made by American Tire Distributors, Inc. into the Defeasance Trust (as defined in the Senior Note Indenture).

4.       Investments in shares of capital stock of Subsidiaries identified on
         Schedule 6.1(c) and in shares of capital stock, membership or partnership interests or other equity interests in Subsidiaries acquired by American Tire Distributors, Inc. or any other Loan Party after the Effective Date in an Acquisition permitted under Section 11.4.

5. Guaranties given by the Borrowers pursuant to the Senior Notes as in effect on the date hereof.

                                  SCHEDULE 1.1B
                                 CLEARING BANKS

                                                       ABA         ACCOUNT
     ACCOUNT NAME           BANK NAME & ADDRESS       NUMBER       NUMBER
----------------------   ------------------------   ---------   ------------
13 Knoxville             AmSouth                    064000017       90001127
                         2901 Essary Road
                         Knoxville, TN 37918
                         correspondence:
                         Jan Hollar
                         550 Metroplex Drive
                         Nashville, TN 37237-
                         0310
                         615-748-1480

24 Mobile                AmSouth Bank               062000019       03524078
                         Tillman's Corner Office
                         P.O. Box 1628
                         Mobile, AL 36633-1628
                         Mike Nix
                         334-434-3125
                         c/s-334-694-1515

54 Jackson               AmSouth                    064000017     5002984974
                         210 East Capital
                         Jackson, MS 39201
                         Jan Hollar
                         615-748-2000
                         601-987-1838
                         Chargebacks

55 Texarkana             Commercial National        082901046       42 562 1
                         Bank
                         P.O. Box 1998
                         Texarkana, AR 71854
                         Ann Davis
                         870-773-4561

62 Louisville            National City Bank         083000056        3686809
                         2400 Dixie Highway
                         Louisville, KY 40216
                         Norma Webb
                         502-581-5383

85 Rural Hall            BB & T                     053101121     5117080848
                         6000 University Parkway
                         Winston-Salem NC 27109
                         336-733-3300

121 - Rome, GA           Suntrust Bank              061100790     2000134425
                         100 E 2nd Ave
                         Rome, GA 30162
                         Lynn Terrell
                         706-236-4321

132 - Johnson City, TN   BB & T                     064208165     0110490240
                         5928 Highway 11E
                         Piney Flats, TN 37686
                         V.V. Cox
                         423-538-6761

140 - Cullman, AL        Southtrust Bank            062000080       68882379
141 - Montgomery, AL     300 2nd Avenue SW
                         Cullman, AL 35055
                         Connie Shaver
                         256-734-5421

208 Auburn, NY           Fleet Capital              011900571     9428436025
                         400 Galleria Parkway
                         Atlanta, GA 30339
                         Betsy Howard
                         770-859-2438

209 Buffalo, NY          HSBC                       022000020      746813414
                         752 Tonwanda Street
                         Buffalo, NY 14207
                         Bill Vail
                         716-875-9130

212 Versailles           PNC Bank                   04000096      1011286037
                         500 Lincoln Highway
                         N. Versailles, PA 15137
                         Judy Kender
                         412-823-4930
                         User ID: 560754594
                         Password: 2237
                         Business Id:
                         Americantire

219 Poca                 Rock Branch Community      051502489        4004156
                         Bank
                         4650 First Avenue
                         Nitro, WV 25143
                         Martha Bailey
                         304-755-4700

501 - Lincoln, NE        US Bank                    104000029   105969200044
                         Mail Code: EPMNH04B
                         800 Nicollet Mall
                         Minneapolis, MN
                         55402-7020
                         Jean Matlock 612-303-
                         3027
                         1-800-673-3555

502 - Sioux Falls, SD    US Bank                    091408501   175080033418
                         Mail Code: EPMNH04B
                         800 Nicollet Mall
                         Minneapolis, MN
                         55402-7020
                         Jean Matlock 612-303-
                         3027
                         1-800-673-3555

08 - Nashville, TN            Bank of America            053000196   000511146003
12 - Asheville, NC            101 S Tryon Street           Wire:     000511146003
14 - Florence, SC             Charlotte, NC 28255-0001   026009593
15 - Fayetteville, NC         704-387-0487
16 - Raleigh, NC              David Houston
17 - Richmond, VA
18 - Augusta, GA
51 - Atlanta, GA
53 - Pensacola, FL
56 - Memphis, TN
58 - Tallahassee, FL
59 - Little Rock, AR
60 - Mauldin, SC
63 - Springfield, MO
70 - Charlotte, NC
75 - Roanoke, VA
80 - Burlington, NC
90 - Norfolk, VA
95 - Orlando, FL
101 - Wilson, NC
105 - Wilmington, NC
107 - Landover, MD
110 - Salisbury, MD
111 - Medley, FL
113 - Jacksonville, FL
114 - Ft. Myers, FL
115 - Harrisonburg, VA
116 - Wytheville, VA
117 - Tampa, FL
118 - W. Palm Beach, FL
123 - Savannah, GA
124 - Byron, GA
130 - Charleston, SC
206 - Halethorpe, MD
300 - San Jose, CA
302 - Sacramento, CA
303 - Fresno, CA
304 - Moorpark, CA
306 - Carson, CA
307 - Rancho, CA
308 - Phoenix, AZ
309 - Chula Vista, CA
509 - Des Moines, IA

10 House ROA's
30106 San Francisco Lockbox
3720  St. Louis Lockbox
409684 Atlanta Lockbox

                                  SCHEDULE 1.1C
                                EXCLUDED PROPERTY

                  The following property of each Borrower shall constitute "Excluded Property" under this Agreement:

(i) Any Deposit Account or Investment Property owned, maintained or acquired in the ordinary course of business of a Borrower that is established by such Borrower solely for payroll and benefit plan disbursement activities of such Borrower or deferred compensation arrangements of such Borrower, including any deferred compensation investment accounts, ERISA disbursement accounts and payroll disbursement accounts;

(ii) Any Deposit Account or Investment Property as to which a Borrower is acting as a trustee or fiduciary for the benefit of current or former employees of such Borrower;

(iii) Any deposits or prepayments made to suppliers or lessors of property (other than Inventory) or providers of services;

(iv) Any deposits or prepayments received by a Borrower from lessees or sublessees of Real Estate;

(v)      Any 40l(k) plan assets;

(vi) Any Deposit Account or Investment Property maintained by a Borrower solely in connection with the Voluntary Employee Benefits Association for California vacation benefits of such Borrower's employees;

(vii) Investments in Del-Nat Corporation Debentures in the aggregate principal amount of approximately $91,124.87 as of September 15, 2003 plus accrued interest;

(viii) Any Deposit Account or Investment Property maintained by a Borrower solely in connection with the American Tire Distributors, Inc. Deferred Compensation Plan.

(ix)     Any Deposit Account marked with an asterisk (*) on Schedule 6.1(bb).

                                 SCHEDULE 6.1(a)
                      JURISDICTIONS IN WHICH BORROWERS ARE
                        QUALIFIED AS FOREIGN CORPORATIONS

AMERICAN TIRE DISTRIBUTORS, INC., A DELAWARE CORPORATION

Alabama*               Maine             Oklahoma
Arizona*               Maryland*         Oregon
Arkansas*              Massachusetts     Pennsylvania*
California*            Michigan          Rhode Island
Colorado               Minnesota         South Carolina*
Connecticut            Mississippi*      South Dakota*
District of Columbia   Missouri*         Tennessee*
Florida*               Montana           Texas (Heafner Tire Group)
Georgia*               Nebraska*         Utah
Idaho                  Nevada            Vermont
Illinois               New Jersey        Virginia*
Indiana                New Mexico        Washington
Iowa*                  New York*         West Virginia*
Kansas*                North Carolina*   Wisconsin
Kentucky               North Dakota      Wyoming
Louisiana              Ohio

THE SPEED MERCHANT, INC., A CALIFORNIA CORPORATION*

Arizona**
Nevada**

T.O. HAAS HOLDING CO., INC., A NEBRASKA CORPORATION

T.O. HAAS TIRE COMPANY, A NEBRASKA CORPORATION*

Colorado**             Minnesota**       Oklahoma**
Iowa**                 Missouri**        South Dakota**
Kansas**               North Dakota**    Wyoming**

*denotes jurisdiction in which borrower conducts business
** to be withdrawn as soon as practical after Effective Date

                                 SCHEDULE 6.1(b)
                                 CAPITALIZATION

A.       AMERICAN TIRE DISTRIBUTORS, INC.

Authorized 50,000,000 shares of Class A Common Stock, par value $0.01 per share and 10,982,426 shares of Preferred Stock, par value $0.01 per share, issued and outstanding or reserved for issuance as follows (as of December 31, 2003).

                                                                       Shares
                    Name                              Type             Issued     Shares Reserved
--------------------------------------------   -------------------   ----------   ---------------
Charlesbank Equity Fund IV, Limited            Class A Common         4,846,179                 0
Partnership
Charlesbank Coinvestment Partners, LLC         Class A Common             4,444                 0
Squam Lake Investors III, L.P.                 Class A Common            92,222                 0
Sunapee Securities, Inc.                       Class A Common            18,889                 0
The 1818 Mezzanine Fund, L.P.                  Warrants to acquire            0         1,034,000
                                               Class A Common

The Goodyear Tire & Rubber Company             Warrants to acquire            0           204,795
                                               Class A Common
Bridgestone/Firestone                          Warrants to acquire            0           102,398
                                               Class A Common
W.P. Carey                                     Warrants to acquire            0           153,597
                                               Class A Common
Management (as a group)                        Class A Common           125,183                 0
Management (as a group)                        Options to acquire             0         3,759,639
                                               Class A Common

Outside Directors                              Options to acquire                          40,000
                                               Class A Common
                                     TOTALS:                          5,086,917         5,294,429
                                                                     ----------   ---------------

1818 Mezzanine Fund, L.P.                      Series C Preferred       500,001
                                               Stock
Charlesbank Equity Fund, IV, L.P.              Series C Preferred     3,500,001
                                               Stock
The 1818 Mezzanine Fund, L.P.                  Series D Preferred     1,532,377
                                               Stock
Charlesbank Equity Fund IV, L.P.               Series D Preferred     8,097,520
                                               Stock
Charlesbank Equity Parallel Fund IV            Series D Preferred         2,695
                                               Stock
Charlesbank Coinvestment Partners, LLC         Series D Preferred         5,000
                                               Stock
                                     TOTALS:                         13,637,594
                                                                     ----------

Kelly-Springfield Tire Company                 Series A Preferred         6,000
                                               Stock
Kelly-Springfield Tire Company                 Series B Preferred         4,500
                                               Stock
                                     TOTALS:                             10,500
                                                                     ----------

B.       THE SPEED MERCHANT, INC.

Authorized no shares of preferred stock and 1,000,000 shares of common stock, par value $.01, of which 14,118 are issued and outstanding and held by American Tire Distributors, Inc.

C.       T.O. HAAS HOLDING CO., INC.

Authorized no shares of preferred stock and 5,000,000 shares of common stock, $0.01 par value, of which 126,789 are issued and outstanding and held by American Tire Distributors, Inc.

D.       T.O. HAAS TIRE COMPANY, INC.

Authorized 500 shares of common stock, $100.00 par value, of which 486 are issued and outstanding and held by T.O. Haas Holding Co., Inc.

343122.17

                                 SCHEDULE 6.1(c)
                        SUBSIDIARIES; OWNERSHIP OF STOCK

                               JURISDICTION OF
            NAME                INCORPORATION           IMMEDIATE PARENT
----------------------------   ---------------   --------------------------------
The Speed Merchant, Inc.       California        American Tire Distributors, Inc.

T.O. Haas Holding Co., Inc.    Nebraska          American Tire Distributors, Inc.

T.O. Haas Tire Company, Inc.   Nebraska          T.O. Haas Holding Co., Inc.

Each subsidiary is 100% owned by its immediate parent.

                                 SCHEDULE 6.1(f)
                              BUSINESS OF BORROWERS

American Tire Distributors, Inc., The Speed        Wholesale distribution of tires, wheels, mechanical
Merchant, Inc., T.O. Haas Holding Company, Inc.,   service equipment and automotive parts and
T.O. Haas Tire Company, Inc.                       accessories. Development, sale and marketing of
                                                   computer technology related to the sale of tires,
                                                   wheels, and other related businesses

Other:                                             Sale of tires, wheels, automotive parts and
                                                   accessories through the Internet, and other e-
                                                   commerce ventures related to the business described
                                                   above

Heafner Worldwide                                  Sale of tires, wheels, mechanical service equipment
                                                   and automotive parts and accessories outside of the
                                                   United States either on a direct export basis or
                                                   through a domestic exporter.

                                 SCHEDULE 6.1(g)
                             GOVERNMENTAL APPROVALS

                                      NONE

                                 SCHEDULE 6.1(h)
                               TITLE TO PROPERTIES

                                      NONE

                                 SCHEDULE 6.1(i)
                                      LIENS

Lease Agreement dated March 26, 2002 by and between HEF (NC-SC) QRS, 14-86, Inc., a Delaware corporation as Landlord and Heafner Tire Group, Inc., a Delaware corporation as Tenant which evidences a landlord lien which relates to rights of landlord in and to these said properties but for which the Company has a landlord lien waiver.

         -        3099 Finger Mill Road, Lincolnton, NC 28092

         -        4301 Wilkinson Boulevard, Charlotte, NC 28208

         -        712 North Main Street, Mauldin, SC 29662

                                 SCHEDULE 6.1(j)
                               DEBT AND GUARANTEES

A.       Vendor Financing

         1. Indebtedness to The Goodyear Tire and Rubber Company pursuant to promissory note dated February 11, 2002 of American Tire Distributors, Inc. in the original principal amount of $10,000,000. (approximately $9,000,000 outstanding as of March 10, 2004)

         2. Indebtedness to Bridgestone/Firestone North American Tire, LLC pursuant to promissory note dated March 1, 2002 of American Tire Distributors, Inc. in the original principal amount of $5,000,000. (outstanding balance is same)

B.       Mortgages

         NONE

C.       Capitalized Lease Obligations

         1. Fleet Capital Leasing, Lease No. 34389-31 dated December 30, 1999 with a remaining balance on March 10, 2004 of $379,185; Lease No. 35119 dated October 1, 2000 with a remaining balance on March 10, 2004 of $148,567.

         2. Lease Agreement dated March 26, 2002 by and between HEF (NC-SC) QRS, 14-86, Inc., a Delaware corporation as Landlord and Heafner Tire Group, Inc., a Delaware corporation as Tenant representing a liability as expressed on the Company's balance sheet of $14,084,964.20.

D.       Reimbursement Obligations

         1. Reimbursement Obligations under Letter of Credit in favor of LaSalle Bank National Association dated March 21, 2002 to assure lease payments under Lease Agreement dated March 26, 2002 by and between HEF (NC-SC) QRS, 14-86, Inc., as Landlord and Heafner Tire Group, Inc., as Tenant in the aggregate amount $1,644,500.

         2. Reimbursement Obligations under Letter of Credit in favor of Argonaut Insurance Company dated November 20, 2002 to assure payment of workers' compensation claims for policy year October 1, 2002 to September 30, 2003 in the aggregate amount of $1,960,000.

         3. Reimbursement Obligations under Letter of Credit in favor of Argonaut Insurance Company dated October 8, 2003 to assure payment of workers' compensation claims for policy year October 1, 2003 to September 30, 2004 in the aggregate amount of $1,900,000.

         4. Reimbursement Obligations under $325,000 Letter of Credit in favor Liberty Property Limited Partnership to assure lease payments by ITCO under sale and leaseback of Orlando, Florida warehouse facility (face amount declines to zero over a period of three years provided certain balance sheet tests are met).

E.       Other Debt and Guaranties

         1.       Debt and Guaranties from time to time arising under the Loan
                  Documents

         2. Guaranties given by the Borrowers pursuant to the Senior Notes as in effect on the date hereof.

         3. Promissory Note dated August 1, 2001 of Heafner Tire Group, Inc. in favor of Property Developers and Consultants, LLC in the original principal amount of $26,580.00 for financing the Cullman, AL distribution center leasehold improvements. The remaining balance is $16,300.

         4. Promissory Noted dated April 30, 2001 of Heafner Tire Group, Inc. in favor of GE Polymerland in the original principal amount of $489,653 for financing the Huntersville, NC Support Center furniture. The remaining balance is $259,347.

         5. Promissory Note dated August 17, 2001 of Heafner Tire Group, Inc. in favor of Adele Associates in the original principal amount of $99,500 for financing the Medley, FL distribution center leasehold improvements. The remaining balance is $78,577.

         6. Promissory Note dated May 6, 2003 of American Tire Distributors, Inc. in favor of Hitachi Credit America Corporation in the original principal amount of $765,824. The remaining balance is $478,640.

         7. Promissory Note dated March 1, 2004 of American Tire Distributors, Inc. in favor of Oracle Credit Corporation in the original principal amount of $1,520,611.

         8. Indebtedness outstanding in respect of Interest Rate Swap Agreement entered into by American Tire Distributors, Inc. and The Speed Merchant, Inc. with Fleet National Bank from time to time to manage exposure to fluctuations in interest rates. As of March 10, 2004, American Tire Distributors, Inc. had an Interest Rate Swap Agreement in place covering a notional amount of $50,000,000 of indebtedness expiring on June 30, 2006 at an interest rate of 2.14%.

                                 SCHEDULE 6.1(k)
                                   LITIGATION

AMERICAN TIRE DISTRIBUTORS, INC. V. PERFORMANCE MANAGEMENT, INC. AND CHARLES BRYANT KOUNTZ; UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF LOUISIANA, CIVIL ACTION NO. CV 03-0683 On April 13, 2003, the Company sued Performance Management, Inc. ("Performance") and Bryant Kountz for their failure to timely make payment under a promissory note and a guaranty, respectively. After Performance answered the Company, the Company moved for judgment on the pleadings. The Court granted the motion on November 4, 2003, holding Performance liable for the $2.8 million in principal under the note, prejudgment interest, and attorney's fees in the amount of 15% of all monies due and owing as of April 13, 2003. Bryant Kountz was not served with Complaint until October 17, 2003. In his answer, Bryant Kountz admitted the terms of the promissory note and personal guaranty, but asserted several affirmative defenses, including unclean hands, estoppel and impossibility. The Company moved for judgment on the pleadings as to Bryant Kountz on December 16, 2003, which was denied by the Court on January 28, 2004. In light of this ruling, the Company is moving forward with discovery and will continue to prosecute this matter vigorously.

TIRES INCORPORATED OF BROWARD V. AMERICAN TIRE DISTRIBUTORS, INC., ET AL.; U.S. DISTRICT COURT, SOUTHERN DISTRICT OF FLORIDA, CASE NO. 02-60444-CIV-MARRA Plaintiff brought this suit against the Company and other co-defendants for violations of the Robinson-Patman Act. The Company was successful on its Motion to Dismiss the Amended Company; however, the Court gave the Plaintiff an opportunity to amend its Complaint. The Plaintiff filed a second amended complaint. A Motion to Dismiss the Second Amended Complaint and a Reply Brief has been filed and the Company is awaiting a ruling from the Court.

                                 SCHEDULE 6.1(l)
                                   TAX MATTERS

From time to time in the ordinary course of business, the Borrowers fail to file sales, use and franchise tax returns and/or fail to pay amounts due in respect of sales, use and franchise taxes in various jurisdictions in which the Borrowers do business, which failures to file or pay could not be reasonably expected to have a Materially Adverse Effect and in no event greater than $250,000.

T.O. Haas Tire Company, Inc. is currently involved in a sales and use tax audit by the State of Nebraska for the period from December 1998 to October 2001. The State of Nebraska has issued a Notice of Deficiency and we along with Randy Haas (the seller of T.O. Haas Tire Company, Inc. to American Tire Distributors, Inc.) are contesting the deficiency through appropriate channels. Based on the date of acquisition, American Tire Distributors, Inc. will be liable for approximately 50% of any deficiency that is levied, not to exceed $150,000 in the aggregate.

                                 SCHEDULE 6.1(m)
                              BURDENSOME PROVISIONS

                                      NONE

                                 SCHEDULE 6.1(p)
                                      ERISA

American Tire Distributors, Inc. Deferred Compensation Program

American Tire Distributors, Inc Employee Welfare Benefit Plan

American Tire Distributors, Inc. Vacation and Sick Leave Plan for Western Division Employees

American Tire Distributors, Inc. Retirement Plan

                                 SCHEDULE 6.1(t)
                       LOCATION OF OFFICES AND RECEIVABLES

American Tire Distributors, Inc.
12200 Herbert Wayne Court, Suite 150
P.O. Box 1345
Huntersville, NC 28070-3145

The Speed Merchant, Inc.
1140 Campbell Avenue
San Jose, CA 95126
  as of April 2004: 645 Dado Street, San Jose, CA 95131

T.O. Haas Tire Company
3800 NW 12th Street, Suite A
P.O. Box 85746
Lincoln, NE 68501

                                 SCHEDULE 6.1(u)
                              LOCATION OF INVENTORY

      LOCATION                                   ADDRESS                             SQ FT
--------------------   ----------------------------------------------------------   -------
Asheville, NC*         40 Dogwood Road, Asheville, NC 28806                          26,250
Atlanta, GA            2232 Mountain Industrial Blvd., Tucker, GA 30084             105,000
Auburn, NY             40 York Street, Auburn, NY 13021                              71,120
Augusta, GA            2504 Deans Bridge Rd., Augusta, GA 30906                      15,600
Baltimore, MD          4625 Hollins Ferry Road, Halethorpe, MD 21227                150,403
Buffalo, NY            491 Ontario Street, Buffalo, NY 14207                         48,000
Burlington, NC         3020 Tucker Street Extension, Burlington, NC 27215            80,000
Byron, GA              102 Dunbar Rd., Byron, GA 31008                               50,000
Carson, CA             22411 S. Bonita Street, Carson, CA 90745                      94,984
Charleston, SC         7360 Spartan Blvd., Charleston, SC 29418                      50,500
Charlotte, NC          4301 Wilkinson Blvd., Charlotte, NC 28208                    120,200
Chula Vista, CA        2400 Main Street, Chula Vista, CA 91911                       81,330
Columbia, SC           917 Rosewood Dr., Columbia, SC 29201                          88,858
Cullman, AL            420 Industrial Park Road, Cullman, AL 35055                  100,000
Des Moines, IA         3915 Delaware Avenue, Suite #5, Des Moines, Iowa              76,530
Fayetteville, NC       4208 Murchson Rd., Fayetteville, NC 28311                     80,000
Florence, SC           1611 Rangeway Drive, Florence, SC 29503                       32,400
Fresno, CA             3064 South Chestnut Avenue, Fresno, CA 93725                  14,784
Ft. Myers, FL          17550 East Street NE, Ft. Myers, FL 33917                     30,000
Harrisonburg, VA       880 Acorn Drive, Harrisonburg, VA 22802                       90,000
Jackson, MS            926 I-20, Jackson, MS 39284                                   30,000
Jacksonville, FL       243 N. Lane Ave., Jacksonville, FL 32254                      85,600
Johnson City, TN       410 Century Ct., Piney Flats, TN 37686                        50,000
Knoxville, TN          916 Callahan Drive, Knoxville, TN 37912                       75,000
Landover, MD           7100A Old Landover Road, Landover, MD 20785                  106,500
Lincoln, NE            1415 Commerce, Lincoln, NE 68521                             222,000
Lincoln, NE            3541 NW 15th Street, Lincoln, NE 68501                        27,500
Lincolnton, NC         3099 Finger Mill Road, Lincolnton, NC 28092                  170,000
Little Rock, AR        1305 North Hills Blvd., Ste. 114, N. Little Rock, AR 72114    39,204
Louisville, KY         8169 National Turnpike, Louisville, KY 40214                  61,875
Mauldin, SC            712 N. Main Street, Mauldin, SC 29662                         84,700
Memphis, TN            4370 Mendenhall Road, Memphis, TN 38141                       62,447
Miami, FL              16542 NW 54th Avenue, Hialeah, FL 33014                       90,050
Mobile, AL             5240 Willis Road, Theodore, AL 36582                          60,000
Montgomery, AL         2914 Day St., Montgomery, AL 36108                            60,000
Moorpark, CA           5100 Commerce Avenue, Moorpark, CA 93021                      76,130
N. Versailles, PA      611 E. Pittsburgh/McKeesport Blvd., N. Versailes, PA 15137    30,000
Nashville, TN          521 Harding Industrial Drive, Nashville, TN 37211            100,000
Norfolk, VA            4554 Progress Rd., Norfolk, VA 23502                          79,565
Orlando, FL            2216 Directors Row, Orlando, FL 32809                        115,848
Pensacola, FL          7502 Sears Blvd., Pensacola, FL 32514                         40,500
Phoenix, AZ            2001 South 15th Avenue, Phoenix, AZ 85007                    125,643
Poca, WV               5 Stone Street, Poca, WV 25159                                47,900

* denotes facilities owned by American Tire Distributors

Raleigh, NC            1615 Wolfpack Lane, Suite 121, Raleigh, NC 27609              51,802
Rancho Cucamonga, CA   11680 Dayton Drive, Rancho Cucamonga, CA 91730               143,468
Richmond, VA           1806 Jefferson Davis Highway, Richmond, VA 23224              61,000
Roanoke , VA           1634 Seibel Drive NE, Roanoke, VA 24013-6032                  48,000
Rome, GA*              332 Dodd Blvd, SE, Rome, GA 30161                             84,700
Rural Hall, NC         250 Northstar Drive, Rural Hall, NC 27045                    100,000
Sacramento, CA         4631 Raley Boulevard, Sacramento, CA 95838                   133,380
Salisbury, MD*         530 Marvel Road, Salisbury, MD 21801                          26,300
San Jose, CA           1140 Campbell Avenue, San Jose, CA 95126                     135,123
                       645 Dado Street, San Jose, CA 95131 (April 2004)             103,350
Savannah, GA           1402 Mills B Lane Blvd., Savannah, GA 31405                   60,500
Sioux Falls, SD        611 North West Avenue, Sioux Falls, SD 57118                  84,000
Springfield, MO        2727 N. Oak Grove, Springfield, MO 65803                      60,000
Tallahassee, FL*       2780 Hartsfield Road, Tallahassee, FL 32303                   15,000
Tampa, FL              1201-2 Old Hopewell Rd., Tampa, FL 33619                      69,647
Texarkana, AR          3921 West 19th Street, Texarkana, AR 71854                    49,500
West Palm Beach, FL    3300 Electronics Way, W. Palm Beach, FL 33407                 50,000
Wilmington, NC         2405 Wrightsville Ave., Wilmington, NC 28403                  38,700
Wilson, NC             2708 Commerce Road, Wilson, NC 27894                          84,000
Wytheville, VA         485 Stafford Umberger Dr., Wytheville, VA 24382               36,550

                                 SCHEDULE 6.1(v)
                         CORPORATE AND FICTITIOUS NAMES

AMERICAN TIRE DISTRIBUTORS, INC. (INCLUDING PREDECESSOR ENTITIES)
Heafner Tire Group, Inc.
The J.H. Heafner Company, Inc.
Heafner-Itco
Heafner-Itco Tires & Products
Heafner Tire & Products
Heafner Worldwide
ITCO Logistics Corporation
ITCO Holding Company, Inc.
ITCO Tire Company
ITCO Tire Company of Georgia, Inc.
L&N Leasing Corporation
Doug Duggan, Inc.
Interstate Tire Company
Interstate Tire & Battery
Radial Tire Stores, Inc/
Town & County Tire Service, Inc.
AutoEdge
Winston Tire Company
Oliver & Winston, Inc.
Winston Tire
Winston Tires
California Tire Company
Cal Tire
California Tire Company LLC
California Tire Acquisition Company
Heafner Worldwide
Heafnet
Xpress Performance

THE SPEED MERCHANT, INC.
CPW
Competition Parts Warehouse
American Tire Distributors
Phoenix Racing, Inc.
The Speed Merchant of San Jose
Arthur Enterprises, Inc.
Main Auto
Wheel King
Economy Imports
Performance Leasing
Tire Outlet
Tires One
Parnelli Jones
Wheel Wizard

T.O. HAAS HOLDING CO., INC.
T.O. Haas Tire Haas Tire

T.O. HAAS TIRE COMPANY, INC.
T.O. Haas Tire Haas Tire

                                 SCHEDULE 6.1(y)
                               EMPLOYEE RELATIONS

                                      NONE

                                SCHEDULE 6.1(aa)
                                   TRADE NAMES

                  Schedule 6.1(v) is incorporated by reference.

                                SCHEDULE 6.1(bb)
                                  BANK ACCOUNTS

           ACCOUNT NAME                       BANK NAME               ACCOUNT #      ABA #              TYPE OF ACCOUNT
---------------------------------   -----------------------------   ------------   ---------   --------------------------------
American Tire Distributors, Inc.    Fleet                               55013019   011000138   Operating account (funding
                                    400 Galleria Parkway                                       account)
                                    Atlanta, GA 30339
                                    Betsy Howard
                                    (770) 859-2438

American Tire Distributors, Inc.    Fleet Maine N.A.                  0080033151   011201539   A/P control disbursement account
                                    400 Galleria Parkway                                       - ZBA
                                    Atlanta, GA 30339
                                    Betsy Howard
                                    (770) 859-2438

American Tire Distributors, Inc.*   Fleet Maine N.A.                  0080033207   011201539   Payroll control disbursement
                                    400 Galleria Parkway                                       account - ZBA
                                    Atlanta, GA 30339
                                     Betsy Howard
                                    (770) 859-2438

American Tire Distributors, Inc.    Fleet National Bank               9427759965   011900571   Cash concentration account
                                    400 Galleria Parkway                                       (blocked deposit account)
                                    Atlanta, GA 30339
                                    Betsy Howard
                                    (770) 859-2438

The J H Heafner Company Inc         AmSouth Bank                        90001127   064000017   DC deposit account - balance is
dba Heafner Tires and Products      2901 Essary Rd                                             sent to Fleet via ACH
#13                                 Knoxville, TN 37918
                                    Correspondence:
                                    Jan Hollar
                                    550 Metroplex Drive
                                    Nashville, TN 37237-0310

American Tire Distributors, Inc.    AmSouth Bank                        03524078   062000019   DC deposit account - balance is
                                    Tilman's Corner Office                                     sent to Fleet via ACH
                                    P.O. Box 1628
                                    Mobile, AL 36633
                                    Mike Nix (334) 434-3125

The J H Heafner Company Inc         AmSouth Bank                      5002984974   064000017   DC deposit account - balance is
dba Heafner Tires and Products      210 East Capital                                           sent to Fleet via ACH
#54                                 Jackson, MS 39201
                                    Jan Hollar (615)748-2000

* denotes Excluded Property as defined on Schedule 1.1C

American Tire Distributors, Inc.    Commercial National Bank            42-562-1   082901046   DC deposit account - balance is
                                    P.O. Box 1998                                              sent to Fleet via ACH
                                    Texarkana, AR 71854
                                    Ann Davis (870)773-4561

American Tire Distributors, Inc.    National City Bank                   3686809   083000056   DC deposit account - balance is
                                    2400 Dixie Highway                                         sent to Fleet via ACH
                                    Louisville, KY 40216
                                    Norma Webb
                                    (502) 581-5383

Heafner Tire Group Inc.             BB&T                              5117080848   053101121   DC deposit account - balance is
                                    6000 University Parkway                                    sent to Fleet via ACH
                                    Winston-Salem, NC 27109
                                    (336) 733-3300

Heafner Tire Group #121             SunTrust                          2000134425   061100790   DC deposit account - balance is
                                    100 E 2nd Ave Rome, GA                                     sent to Fleet via ACH
                                    30162
                                    Lynn Terrell

Heafner Tire Group Inc.             BB&T                              0110490240   064208165   DC deposit account - balance is
Store #132                          5928 Highway 11E                                           sent to Fleet via ACH
                                    Piney Flats, TN 37686
                                    V.V. Cox (423) 538-6761

American Tire Distributors, Inc.    SouthTrust Bank                   68-882-379   062000080   DC deposit account - balance is
                                    300 2nd Avenue SW                                          sent to Fleet via ACH
                                    Cullman, AL 35055
                                    Connie Shaver
                                    (256) 734-5421

American Tire Distributors, Inc.    Fleet                             9428436025   011900571   DC deposit account - balance is
                                    400 Galleria Parkway                                       sent to Fleet via ACH
                                    Atlanta, GA 30339
                                    Betsy Howard
                                    (770) 859-2438

American Tire Distributors, Inc.    HSBC                               746813414   022000020   DC deposit account - balance is
                                    752 Tonwanda St                                            sent to Fleet via ACH
                                    Buffalo, NY 14207
                                    Bill Vail (716) 875-9130

American Tire Distributors, Inc.    PNC Bank                          1011286037   043000096   DC deposit account - balance is
                                    500 Lincoln Highway N.                                     sent to Fleet via ACH
                                    Versailles, PA 15137
                                    Judy Kender
                                    (412) 823-4930

* denotes Excluded Property as defined on Schedule 1.1C

American Tire Distributors, Inc.    Rock Branch Community Bank        0004004156   051502489   DC deposit account - balance is
                                    4650 First Avenue Nitro, WV                                sent to Fleet via ACH
                                    25143
                                    Martha Bailey
                                    (304) 755-4700

T O Haas Tire Company Inc.          US Bank                         105969200044   104000029   DC deposit account - balance is
                                    Mail Code: EPMN04B 800                                     sent to Fleet via ACH
                                    Nicollet Mall
                                    Minneapolis, MN 55402-7020
                                    Jean Matlock
                                    (612) 303-3027

T O Haas Tire Company Inc.          US Bank                         175080033418   091408501   DC deposit account - balance is
                                    Mail Code: EPMN04B 800                                     sent to Fleet via ACH
                                    Nicollet Mall
                                    Minneapolis, MN 55402-7020
                                    Jean Matlock
                                    (612) 303-3027

American Tire Distributors, Inc.    Bank of America                 000511146003   053000196   Lockbox/DC deposit account -
                                    101 S Tryon Street Charlotte,                              available balance is sent to
                                    NC 28255-0001                                              Fleet via sweep
                                    David Houston
                                    (704) 387-0487

Speed Merchant, Inc.                Wells Fargo                       4123649741   121000248   Payroll control disbursement
dba Competition Parts Warehouse     P.O. Box 63020 San Francisco,                              account - only for manual checks
Payroll Acct*                       CA 94163


American Tire Distributors          Wells Fargo                       4945083186   121000248   Checking - for West coast
Vacation Trust Agreement*           P.O. Box 63020 San Francisco,                              vacation checks only
                                    CA 94163

Heafner Tire Group, Inc.            Bank of America                    511236200   026009593   Checking - VEBA for self insured
Employee Welfare Benefit Plan       P.O. Box 1091                                              medical claims (every division
Trust*                              Charlotte, NC 28254-3489                                   except CPW)

* denotes Excluded Property as defined on Schedule 1.1C

                                SCHEDULE 6.1(dd)
                                  REAL PROPERTY

                  Schedule 6.1(u) is incorporated by reference.

                                  SCHEDULE 11.8
                             AFFILIATE TRANSACTIONS

Lease between October 1, 1992, as amended between Harriett B. McBride and The J.H. Heafner Company, Inc. dba Heafner Tire Company (2504 Deansbridge Road, Augusta, GA 30906)